As filed with the U.S. Securities and Exchange Commission on August 7, 2026.

Registration No. 333-295442

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Breach Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3480	82-5147193
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18450 Showalter Rd

Hagerstown, MD 21742

(443) 900-9890

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Low

Chief Executive Officer

First Breach Inc.

18450 Showalter Rd

Hagerstown, MD 21742

(443) 900-9890

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED August 7, 2026

First Breach Inc.

70,728,866 Shares

Common Stock

This prospectus relates to the registration of the resale of up to 70,728,866 shares of common stock, par value $0.0001 per share, of First Breach Inc. (the “Company”), a Delaware corporation, consisting of (i) up to 45,034,282 shares of common stock held by our stockholders identified in this prospectus, or their permitted transferees (the “Registered Stockholders”), (ii) up to 10,000,000 shares of common stock underlying outstanding restricted stock units; (iii) up to 14,733,046 shares of common stock issuable, upon exercise of outstanding stock options and (iv) up to 961,538 shares of common stock issuable upon conversion of the May 2026 Notes (as defined herein) held by the May 2026 Note Investors (as defined herein), in connection with our direct listing (the “Direct Listing”) on the Nasdaq Capital Market (“Nasdaq”). The shares being registered herein may be freely sold in market transactions following the listing and upon the effectiveness of this registration statement. The 45,034,282 shares of common stock referenced in clause (i) above represent approximately ninety-nine and eighty-eight hundredths percent (99.88%) of our currently issued and outstanding common stock as of August 7, 2026. The 961,538 shares of common stock referenced in clause (ii) above represent the maximum number of shares issuable upon conversion of the May 2026 Notes at a fixed conversion price of $8.00 per share. None of the Company’s outstanding shares registered herein may be freely sold in reliance on an exemption from registration such as Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), at this time. Prior to the listing of our common stock on the Nasdaq Capital Market there has been no public market for our common stock. During the period from March 2023 through March 2026, we issued shares of common stock to investors at a low price of $1.00 per share and a high price of $8.00 per share. This information, however, may have little or no relation to broader market demand for our shares of common stock. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the public prices of our shares of common stock on Nasdaq.

Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of Common Stock covered by this prospectus, as and to the extent they may determine. Such sales, if any, will be made through brokerage transactions on the Nasdaq Capital Market at prevailing market prices. We will not be involved in the price setting process. Additionally, the price of our shares in prior private transactions may have little or no relation to the opening price and subsequent public price of our stock on Nasdaq. For more information, see the section titled “Plan of Distribution.” If the Registered Stockholders choose to sell their shares of common stock, we will not receive any proceeds from the sale of such shares.

No public market exists for our common stock. Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock, and consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which RBW Capital Partners LLC (the “Advisor” or “RBW”), in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and the regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules. Under the Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. The Registered Stockholders will not be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution.”

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “FBDT”.

If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this Direct Listing. This listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing.

We are an emerging growth company under the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

Investing in our common stock is speculative and involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus, including the risks and uncertainties described under “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026.

You should only rely on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us and delivered or made available to you. We have not authorized anyone to provide you with additional or different information. The Registered Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, operating results, and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC using a continuous offering process. Under this process, the Registered Stockholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution.” You may obtain this information without charge by following the instructions under the “Where You Can Find Additional Information” section appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and website names. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Before you decide to invest in our common stock, you should also read the entire prospectus carefully, including “Risk Factors” beginning on page 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 36, and the financial statements and related notes included in this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our company,” “First Breach,” and “our business” refer to First Breach Inc.

Executive Summary

We are an integrated manufacturer of high-quality ammunition and ammunition components, serving commercial, law enforcement, and military markets. With in-house production capabilities, we are able to maintain tight control over our supply chain and quality assurance from raw material processing to final product assembly. We operate in a state-of-the-art facility that includes an on-site lead smelting operation, allowing us to ensure the consistency, purity, and availability of one of the most critical raw materials in ammunition manufacturing, and brass cup and casing manufacturing from raw materials. We maintain relationships with multiple raw materials suppliers worldwide, including but not limited to ABCO Metals, Gemciler Guven Metal, and Mittal Metals, to ensure a consistent inflow in the materials needed to manufacture product and avoid potential global supply issues. Our in-house wearable tooling department further enhances production efficiency and quality by designing and fabricating precision tools tailored to our manufacturing processes. Through stringent quality control, high-tech machinery, and deep industry expertise, we have established a strong reputation among shooting sports enthusiasts, tactical professionals, and OEM clients. We distribute our products primarily through distributor channels, but we also sell smaller quantities of product directly to consumers and small businesses. We take pride in our customer relationships and do not limit ourselves to only a few customers, but we strive to distribute as many of our products as practical to as many customers as possible. In doing so, we have developed a strong customer base with over 140 potential sales channels.

Our vision is to establish ourselves as a leading participant in the United States and international ammunition markets. Through the production of high-quality, competitively priced products, we seek to achieve significant expansion of our market share and operational scale. As one of the few fully vertically integrated manufacturers capable of producing both components and finished cartridges, we maintain and continuously seek to strengthen a distinct competitive advantage supported by ongoing capital investments, strategic acquisitions, and partnerships. The global ammunition industry continues to experience robust demand driven by sustained civilian consumption for personal safety and recreational use, as well as increased defense and law enforcement expenditures amid geopolitical uncertainty. We are well-positioned to capture this growth through continuous process improvements, product line diversification, and the expansion of our distribution network. Concurrently, we intend to enhance our direct-to-consumer channels and brand visibility through targeted marketing, industry events, and strategic media collaborations.

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In addition to our core operations, on September 23, 2025, we entered into a strategic joint venture with ideaForge Technology Inc., the world’s #3 ranked dual-category drone manufacturer and a recognized innovator in unmanned aerial systems (“UAS”). The joint venture—First Forge Technologies Inc.—will be a U.S.-based enterprise focused on the localized production and sale of advanced drone platforms for defense, homeland security, and commercial applications. Leveraging ideaForge’s proprietary avionics and autonomous technologies alongside our precision manufacturing infrastructure and domestic supply chain capabilities, the venture will deliver fully U.S.-compliant, “Made in the USA” aerial systems designed to meet federal and state procurement standards. We anticipate initial production and pilot deployments beginning in early 2026, with the goal of securing government and enterprise contracts simultaneously. This initiative aligns with U.S. policy directives aimed at strengthening domestic manufacturing, enhancing national security, and fostering technological independence, positioning us for meaningful long-term growth across both ammunition and aerospace sectors.

In furtherance of our drone and defense technology strategy, on May 1, 2026, we entered into a Master Services Agreement with Hellbender, Inc. for the design, engineering, prototyping and demonstration of volume manufacturing capability for two Class 1 attritable first-person-view drone platforms targeted for deployment consistent with U.S. National Defense Authorization Act requirements and the Department of Defense Drone Dominance Program parameters. See “Recent Developments — Hellbender” below for additional information.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we may remain an emerging growth company for up to five years following the listing of our common stock on Nasdaq. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

In addition, the federal securities laws provide that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected this exemption from new or revised accounting standards, and, therefore, we will not be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

We would cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue, (ii) the date on which we first qualify as a large accelerated filer under the rules of the U.S. Securities and Exchange Commission, or the SEC, (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities, and (iv) the last day of the fiscal year ending after the fifth anniversary of the listing of our common stock on Nasdaq.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenues are less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

We were originally formed as a limited liability company named First Breach, LLC under the laws of the State of Maryland on April 9, 2018 and subsequently converted to a corporation named First Breach Inc. incorporated under the laws of the State of Delaware on October 22, 2021. Our principal executive office is located at 18450 Showalter Rd., Hagerstown, MD 21742, and our telephone number is (443) 900-9890. Our website is https://firstbreach.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Summary of Significant Risks

Investing in our common stock is speculative and involves a high degree of risk. These risks are discussed more fully in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” beginning on page 7 and this prospectus in full. Our significant risks may be summarized as follows:

Risks Related to Our Business and Industry

●	We have a limited operating history on which you can evaluate our company, and our decision to focus our efforts on establishing our manufacturing business may not be successful.
●	We have incurred net losses and may continue to incur net losses as we seek to expand our business.
●	Our manufacturing facility is critical to our success.
●	Inability to make timely payments under our equipment lease agreement could lead to forfeiture of important manufacturing equipment, which may have a negative effect on our manufacturing process and in turn harm our results of operations.

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●	Shortages or a disruption in the availability, price or quality of raw materials may delay or reduce our sales and increase our costs, thereby harming our results of operations.
●	Our performance is influenced by a variety of economic, social, and political factors.
●	Our business depends on the sale of our ammunition products, and our success requires the introduction of new products that achieve market acceptance.
●	War and other armed conflicts, such as the current Russia-Ukraine conflict and the current armed conflict involving Iran, the United States, Israel and other parties in the Middle East, or other natural or manmade disasters may affect the markets in which we operate, our customers, our delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.
●	The international nature of our business exposes us to global economic, political and legal risks that could impact our profitability.
●	The success of the Company depends, in part, on our ability to protect our intellectual property and our brand.
●	We may be subject to intellectual property infringement claims, which could cause us to incur litigation costs and divert management attention from our business.
●	We rely on third-party suppliers for most of our manufacturing equipment.
●	We do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs.
●	Revenue from sales of ammunition components will depend on sales to ammunition manufacturers, some of which will account for a significant portion of our sales.
●	We face intense competition that could result in our losing or failing to gain market share and suffering reduced sales.
●	We plan to manufacture and sell products that create exposure to potential product liability, warranty liability, or personal injury claims and litigation.
●	The failure to manage our growth could adversely affect our operations.
●	Our business is highly dependent upon our brand recognition and reputation, and the failure to maintain or enhance our brand recognition or reputation would likely have a material adverse effect on our business.
●	Our operating results may experience significant fluctuations.
●	The failure to attract and retain key personnel could have an adverse effect on our operating results.
●	We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs.
●	Any acquisitions that we undertake will involve significant risks, and any acquisitions that we undertake in the future could disrupt our business, dilute stockholder value, and harm our operating results.
●	A failure of our information technology systems, or an interruption in their operation due to internal or external factors including cyber-attacks, could have a material adverse effect on our business, financial condition or results of operations.
●	We are subject to extensive regulation and could incur fines, penalties and other costs and liabilities under such requirements.
●	Changes in government policies and firearms legislation could adversely affect our financial results.

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●	Failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, and export controls and trade sanctions, could result in fines or criminal penalties if we expand our business abroad.
●	Our founders will have the ability to exert substantial influence over our company.
●	Our charter documents and Delaware law could make it more difficult for a third party to acquire us and discourage a takeover.
●	Compliance with the laws and regulations affecting public companies could adversely affect our business, results of operations, and financial condition.
●	We are dependent on Hellbender, Inc., a third-party contractor, for the design, engineering and prototyping of our attritable drone platforms, and our drone development program may not be completed on time, within budget or at all. Our attritable drone development program is at an early stage, and we may not realize any revenue or other commercial benefit from our investment.
●	If we are unable to satisfy our funding obligations on the dates required, we may be in breach of the JV Agreement, which could result in the dilution or forfeiture of our equity interests in the Joint Venture, disputes with IdeaForge, or the termination of the JV Agreement, any of which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, even if we are able to satisfy our capital contribution obligations, there is no guarantee that the Joint Venture will achieve its intended objectives or generate any return on our investment.

Risks Related to this Direct Listing and Ownership of Our Common Stock

●	Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.
●	Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.
●	We have applied to list our common stock on the Nasdaq Capital Market in connection with the Direct Listing and must satisfy heightened initial listing requirements.
●	The market price of our Common Stock may be volatile, and you could lose all or part of your investment.
●	If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.
●	Our status as an “emerging growth company” and a “smaller reporting company” allows us to take advantage of reduced disclosure requirements, which could make our Common Stock less attractive to investors.
●	Exercise of warrants and options, and vesting of restricted stock units, may have a dilutive effect on our stock and negatively impact the price of our Common Stock.
●	Tariffs and trade tensions could have an adverse effect on economic conditions and financial markets, which may adversely affect the value of our shares of Common Stock.
●	Issuance of Preferred Stock could result in the dilution of the value of the current stockholders’ Common Stock.
●	The April 2026 Senior Notes (as defined herein) issued in the April 2026 Note Financing (as defined herein) are secured by a first-priority lien on substantially all of our assets, were issued at an original issue discount of 35.0%, and are convertible into shares of our common stock at a fixed conversion price of $8.00 per share. The conversion of the April 2026 Senior Notes and the exercise of the April 2026 Note Warrants (as defined herein) issued in connection with the April 2026 Note Financing may result in substantial dilution to our existing stockholders.
●	The May 2026 Notes (as defined herein) issued in the May 2026 Note Financing (as defined herein) are secured by a subordinated security interest in substantially all of our assets, were issued at an original issue discount of 35.0%, and are convertible into shares of our common stock at the election of the holders at a conversion price of $8.00 per share. Funding of the May 2026 Notes is conditioned upon the Company’s filing of a request for acceleration of effectiveness of this registration statement pursuant to Rule 461 under the Securities Act and the approval of our listing application by Nasdaq. The conversion of the May 2026 Notes may result in substantial dilution to our existing stockholders, and if the holders elect not to convert, we would be required to repay approximately $7,692,308 in cash at maturity.
●	Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our ability to produce accurate financial statements and on our stock price.
●	We do not expect to pay any dividends for the foreseeable future.
●	Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.
●	An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance on our company or your investment.

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SUMMARY OF FINANCIAL INFORMATION

The following tables set forth summary financial and other data for the periods ended and at the dates indicated below. Our summary balance sheet and statement of operations data as of and for the year ended December 31, 2025 have been derived from our audited financial statements included in this prospectus. Our summary balance sheet data as of March 31, 2026 and our summary statement of operations data for the three months ended March 31, 2026 and 2025 have been derived from our unaudited interim financial statements included elsewhere in this prospectus. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial information set forth therein. Our results for the three months ended March 31, 2026 are not necessarily indicative of the results to be expected for the full year ending December 31, 2026 or for any other future period. The financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

STATEMENTS OF OPERATIONS

	Three months ended March 31, 2026 (Unaudited)	Three months ended March 31, 2025(Unaudited)	Year ended December 31, 2025

Net revenues	$266,004	$15,685	$384,129
Cost of revenues	629,850	327,496	1,761,368
Net loss associated with liquidation of raw materials	-	386,189	684,960
Gross margin	(363,846)	(698,000)	(2,062,199)

Operating expenses:
Selling, general, and administrative expense	14,085,908	472,582	7,926,714
Total operating expenses	14,085,908	472,582	7,926,714

Loss from operations	(14,449,754)	(1,170,582)	(9,988,913)

Total other expenses, net	(197,201)	(399,593)	(3,833,208)

Net loss before income taxes	(14,646,955)	(1,570,175)	(13,822,121)
Income tax provision	—	—	—
Net loss	$(14,646,955)	$(1,570,175)	$(13,822,121)

Net loss per share:
Basic and diluted	$(0.28)	$(0.04)	$(0.36)

Weighted average number of shares outstanding:
Basic & diluted	51,407,478	37,784,611	38,276,140

BALANCE SHEET DATA

	March 31, 2026	December 31, 2025
Cash	$1,414,608	$2,477,122
Total current assets	$2,352,846	$3,493,562
Total assets	$11,645,296	$13,020,782
Total current liabilities	$4,091,059	$4,631,271
Total liabilities	$5,543,194	$6,616,302
Total stockholders’ equity	$6,102,102	$6,404,480
Total liabilities and stockholders’ equity	$11,645,296	$13,020,782

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our shares of common stock. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to Our Business and Industry

Our recurring losses and negative cash flow from operations, as well as current cash and liquidity projections, raise substantial doubt about our ability to continue as a going concern.

Based on recurring losses from operations and current cash and liquidity projections, we have concluded that there is substantial doubt about our ability to continue as a going concern for the next twelve months. As of March 31, 2026, we had cash of $1,414,608 and negative working capital of $1,738,213. As of December 31, 2025, we had cash of $2,477,122 and negative working capital of $1,137,709. Further, we have incurred and expect to continue to incur significant costs in pursuit of our product development and growth plans. Our financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. You should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to holders of our common stock, in the event of liquidation.

We have a limited operating history on which you can evaluate our company, and our decision to focus our efforts on establishing our manufacturing business may not be successful.

We have a limited operating history on which you can evaluate our company. The company was founded in 2018 and until the first quarter of 2021 our operations consisted principally of securing the necessary licenses to conduct our business in the US and Israel. We are currently manufacturing ammunition and ammunition components in our manufacturing facility in the US. To date, production has been limited to optimizing our production lines and production of very high quality products for our customers.

Substantially all of our revenue to date has been from selling ammunition and components to end-users. We have decided to focus our efforts predominantly on our manufacturing, and we have significantly limited our wholesaling efforts as the manufacturing equipment began production. While we limited the wholesale business, our primary focus is on selling our own manufactured products as our manufacturing capabilities ramp up and are the central focus of our business. As a result, we anticipate that our wholesale revenue will be limited. There can be no assurance that our efforts to establish our manufacturing business will be successful. Accordingly, our business will be subject to many of the problems, expenses, delays, and risks inherent in the establishment of a new business enterprise.

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We have incurred net losses and may continue to incur net losses as we seek to expand our business.

We have incurred losses since we established the company in 2018. We expect to continue to make significant expenditures and incur substantial expenses as we develop and expand our business; develop and introduce new products; build our manufacturing capabilities; expand our sales and distribution networks; implement internal systems and infrastructure; and hire additional personnel. As a result, we may continue to incur losses as we execute our plan to expand our business and may never achieve or maintain profitability. We may be unable to satisfy our current obligations solely from cash generated from operations or become profitable until we successfully expand our business. If we continue to incur substantial losses and are unable to secure additional sources of funding as needed to expand our business, we could be forced to curtail or discontinue our business operations; sell assets at unfavorable prices; or merge, consolidate, or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

Our manufacturing facility is critical to our success.

Our manufacturing facility is critical to our success, as we currently produce all of our products at this facility. The facility also houses our principal research, development, engineering, and design functions.

Any event that causes a disruption of the operation of this facility for even a relatively short period of time would adversely affect our ability to produce and ship our products and to provide service to our customers. We make certain changes in our manufacturing operations from time to time to enhance the facility and associated equipment and systems and to introduce certain efficiencies in manufacturing and other processes to produce our products in a more efficient and cost-effective manner. We anticipate that we will continue to incur significant capital and other expenditures with respect to this facility, but we may not be successful in continuing to improve efficiencies.

Inability to make timely payments under our equipment lease agreement could lead to forfeiture of important manufacturing equipment, which may have a negative effect on our manufacturing process and in turn harm our results of operations.

We currently lease certain pieces of equipment that are important to our manufacturing operations. We have entered into a lease agreement for certain equipment which subjects us to monthly payments and requires us to provide a securities interest in the equipment. As such, any inability to make timely payments under our lease agreement could lead to the forfeiture of the equipment which may have a negative effect on our manufacturing process and in turn harm our results of operations.

Shortages or a disruption in the availability, price or quality of raw materials may delay or reduce our sales and increase our costs, thereby harming our results of operations.

We use a variety of raw materials in the production of our products including commodity materials such as brass, copper and lead. The price of raw materials and these commodities can be highly volatile and fluctuate based on the market for these commodities and their existing supply, which could result in instability in our profit margins. For example, copper has traditionally been used in electrical wiring, coining, industrial applications, and in alloys with a variety of other uses. Copper demand may increase because of new needs for the metal including increased telecommunication buildouts, improved batteries, and demand from the rapidly growing industry of electric cars. Similarly, supply chain disruptions may result in our inability to obtain necessary raw materials and commodities on a timely basis or from sources that provide consistent quality materials.

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The inability to obtain sufficient quantities of raw materials necessary for the production of our products could result in reduced or delayed sales or lost orders. Any delay in or loss of sales or orders could adversely impact our operating results. Many of the materials used in the production of our products are available only from a limited number of suppliers. We could be subject to increased costs, supply interruptions, and difficulties in obtaining raw materials. Our reliance on third-party suppliers for various raw materials for our products exposes us to volatility in the availability, quality, and price of these raw materials. Our orders with certain of our suppliers may represent a very small portion of their total orders. As a result, they may not give priority to our business, leading to potential delays in or cancellation of our orders. A disruption in deliveries from our third-party suppliers, capacity constraints, production disruptions, price increases, or decreased availability of raw materials or commodities could have an adverse effect on our ability to meet our commitments to customers or increase our operating costs. Quality issues experienced by third party suppliers can also adversely affect the quality and effectiveness of our products and result in liability and reputational harm.

Our performance is influenced by a variety of economic, social, and political factors.

Our performance is influenced by a variety of economic, social, and political factors. General economic conditions and consumer spending patterns can negatively impact our operating results. Economic uncertainty, unfavorable employment levels, declines in consumer confidence, increases in consumer debt levels, increased commodity prices, and other economic factors may affect consumer spending on discretionary items and adversely affect the demand for our products. In times of economic uncertainty, consumers tend to defer expenditures for discretionary items, which affects demand for our products. Any substantial deterioration in general economic conditions that diminish consumer confidence or discretionary income could reduce our sales and adversely affect our operating results. Economic conditions also affect governmental political and budgetary policies. As a result, economic conditions also can have an adverse effect on the sale of our products to law enforcement, government, and military customers.

Political and other factors also can adversely affect our performance. Concerns about presidential, congressional, and state elections and legislature and policy shifts resulting from those elections can adversely affect the demand for our products. In addition, uncertainty surrounding control of firearms, firearm products, and ammunition at the federal, state, and local level and heightened fears of terrorism and crime can adversely affect consumer demand for our products. Often, such concerns result in an increase in near-term consumer demand and subsequent softening of demand when such concerns subside. Inventory levels in excess of customer demand may negatively impact operating results and cash flow.

Federal and state legislatures frequently consider legislation relating to the regulation of firearms, including amendment or repeal of existing legislation. Existing laws may also be affected by future judicial rulings and interpretations regarding firearm products and ammunition. If such restrictive changes to legislation develop, we could find it difficult, expensive, or even impossible to comply with them, impeding new product development and distribution of existing products.

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Our business depends on the sale of our ammunition products, and our success requires the introduction of new products that achieve market acceptance.

The sale of ammunition and related components represents the core of our business, and our results of operations are directly tied to the level of consumer, commercial, and government demand for these products. Demand for ammunition is influenced by the sale and usage of firearms, which are themselves affected by economic conditions, recreational and sporting trends, law enforcement and security requirements, and legislative or regulatory developments. As a result, sales of ammunition can be volatile and difficult to predict, and any sustained reduction in demand would materially and adversely affect our business, financial condition, and results of operations.

In addition, our long-term success depends on our ability to develop and introduce new ammunition products that align with customer preferences. Product development is often costly and time-consuming, and new products may not achieve customer acceptance. If we fail to successfully develop and market new products, or if demand for our ammunition declines, our sales, margins, and overall market position could be materially harmed.

War and other armed conflicts, such as the ongoing Russia-Ukraine conflict and the armed conflict involving Iran, the United States, Israel and other parties in the Middle East, or other natural or manmade disasters may affect the markets in which we operate, our customers, our delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

Geopolitical instability and armed conflict in regions in which we, our customers, or our suppliers operate may adversely affect our business. In February 2022, following Russia’s invasion of Ukraine, the U.S. and other countries announced sanctions against Russia. These sanctions include restrictions on selling or importing goods, services or technology in or from affected regions, travel bans and asset freezes impacting connected individuals and political, military, business and financial organizations in Russia, severing certain Russian banks from the U.S. financial system, barring some Russian enterprises from raising money in the U.S. market and blocking the access of certain Russian banks to financial markets. More recently, in February 2026, the United States and Israel commenced military strikes against Iran, and Iran has undertaken retaliatory actions against Israel, U.S. military installations in the region, and targets in other countries. In connection with that conflict, Iran has at times restricted or disrupted vessel traffic through the Strait of Hormuz, a critical maritime chokepoint through which a substantial portion of the world’s seaborne crude oil, refined petroleum products and liquefied natural gas transit, and a number of major shipping and logistics providers have suspended, rerouted or curtailed transits through the affected region. The U.S. and other countries have also imposed, and continue to impose, expanding sanctions and other restrictive measures targeting Iran, including measures directed at Iranian petroleum and petrochemical exports and associated financial and shipping networks.

These conflicts and related measures have contributed to increased freight rates, higher insurance premiums, longer transit times, port congestion, and elevated and volatile energy and commodity prices. The U.S. and other countries could impose wider sanctions or take other actions should either conflict further escalate, and Russia, Iran, or their respective allies could undertake further retaliatory measures, including additional disruption of regional shipping lanes, cyberattacks, or attacks on infrastructure. While it is difficult to anticipate the impact that these conflicts or the measures taken to date may have on our company, any escalation of hostilities, any further sanctions or restrictions imposed by the U.S. or other countries, and any retaliatory measures could increase our costs, reduce our sales and earnings, disrupt our operations and supply chain, delay our delivery of products and services, adversely affect the businesses of our customers and suppliers, or otherwise have a material adverse effect on our business, results of operations, or financial condition.

Similarly, our business and supply chain may be adversely affected by instability, disruption, or destruction in a geographic region in which we operate, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm, pandemic events and spread of disease. Such events may cause customers to suspend their decisions on using our products and services, make it impossible to access some of our inventory, and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services and commitments to develop new products and services. These events also pose significant risks to our personnel and to physical facilities, transportation and operations, which could have a material adverse impact on our business, results of operations, or financial condition.

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The international nature of our business exposes us to global economic, political and legal risks that could impact our profitability.

We conduct a portion of our business outside the United States. There are inherent risks in our international operations, including:

● exchange controls and currency restrictions;

● currency fluctuations and devaluations;

● tariffs and trade barriers;

● export duties and quotas;

● changes in the availability and pricing of raw materials, energy and utilities;

● changes in local economic conditions;

● changes in laws and regulations, including the imposition of economic or trade sanctions affecting international commercial transactions;

● exposure to possible expropriation, nationalization or other government actions;

● unsettled political conditions, military action, civil unrest, acts of terrorism, force majeure, war or other armed conflict; and

● countries whose governments have been hostile to U.S.-based businesses.

Changes in U.S. or foreign government policy on international trade, including the imposition or continuation of tariffs, could materially and adversely affect our business. Also, because of uncertainties regarding the interpretation and application of laws and regulations and the enforceability of contract rights, we face risks in some countries that our contract rights would not be enforced by local governments. Other risks in international business also include difficulties in managing credit risk.

The success of the Company depends, in part, on our ability to protect our intellectual property and our brand.

We rely on and/or will rely on a combination of federal, provincial, state, common law trademark, patent, and trade secret laws, confidentiality procedures, and contractual provisions to protect our intellectual property. However, these measures afford only limited protection and might be challenged, invalidated, or circumvented by third parties. The measures we take to protect our intellectual property may not be sufficient or effective. Additionally, any competitors may independently develop similar intellectual property.

In addition, it is difficult to monitor compliance with, and enforce, our intellectual property on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded domestically and abroad, our technology or other intellectual property may be compromised, and our business would be materially adversely affected. We may find it necessary to take legal action in the future to enforce or protect our intellectual property rights, and such action may be expensive and time consuming. In addition, we may be unable to obtain a favorable outcome in any such intellectual property litigation.

We may be subject to intellectual property infringement claims, which could cause us to incur litigation costs and divert management attention from our business.

Any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management’s attention from our business. If our products were found to infringe a third party’s proprietary rights, we could be required to enter into costly royalty or licensing agreements to be able to sell our products. Royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all.

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Our efforts to avoid the patent, trademark, and copyright rights of others may not provide notice to us of potential infringements in time to avoid investing in product development and promotion that must later be abandoned if suitable license terms cannot be reached.

There is no guarantee that our use of conventional technology searching and brand clearance searching will identify all potential rights holders. Rights holders may demand payment for past infringements and/or force us to accept costly license terms or discontinue use of protected technology and/or works of authorship that may include for example photos, videos, and software.

To the extent demand for our products increase, our future success will depend upon our ability to enhance manufacturing production capacity.

To the extent we are able to establish production of our ammunition component and ammunition products and demand for our products increase significantly in future periods, one of our key challenges will be to enhance production capacity to meet sales demand, while maintaining product quality. Our inability to meet any future increase in sales demand or access capital for inventory may hinder growth or increase dilution in connection with financing activities conducted to meet any such increase in sales demand.

We rely on third-party suppliers for most of our manufacturing equipment.

We rely on third-party suppliers for most of the manufacturing equipment necessary for the production our products. The failure of suppliers to supply manufacturing equipment in a timely manner or on commercially reasonable terms could delay our plans to expand our business and otherwise disrupt our production schedules and increase our manufacturing costs. Our orders may represent a very small portion of certain suppliers’ total orders. As a result, they may not give priority to our business, leading to potential delays in or cancellation of our orders. If any single-source supplier were to fail to supply our needs on a timely basis or cease providing us manufacturing equipment or components, we would be required to locate and contract with substitute suppliers. We may have difficulty identifying a substitute supplier in a timely manner and on commercially reasonable terms. If this were to occur, our business would be harmed.

We do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs.

Our customers do not provide us with firm, long-term volume purchase commitments, but issue purchase orders for our products. As a result, customers can cancel purchase orders or reduce or delay orders at any time. The cancellation, delay, or reduction of customer purchase orders could result in reduced sales, excess inventory, unabsorbed overhead, and reduced income from operations.

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As we continue with manufacturing operations, we schedule internal production levels and place orders for raw materials with third party suppliers before receiving firm orders from our customers. Therefore, if we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products to deliver to our customers. Factors that could affect our ability to accurately forecast demand for our products include the following:

● an increase or decrease in consumer demand for our products or for the products of our competitors;

● our failure to accurately forecast customer acceptance of new products;

● new product introductions by us or our competitors;

● changes in our relationships with customers;

● changes in general market conditions or other factors, which may result in cancellations of orders or a reduction or increase in the rate of reorders placed by retailers;

● changes in laws and regulations governing the activities for which we sell products;

● weak economic conditions or consumer confidence, which could reduce demand for discretionary items, such as our products; and

● the domestic and international political environment, including debate over the regulation of firearms, ammunition, and related products and trade restrictions and embargos of our products.

Inventory levels in excess of consumer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could have an adverse effect on our business, operating results, and financial condition. If we underestimate demand for our products, our manufacturing facility or third-party suppliers may not be able to react quickly enough to meet consumer demand, resulting in delays in the shipment of products and lost revenue, and damage to our reputation and customer and consumer relationships. We may not be able to manage inventory levels successfully to meet future order and reorder requirements.

Revenue from sales of ammunition components will depend on sales to ammunition manufacturers, some of which will account for a significant portion of our sales.

Our revenue from sales of ammunition components will depend on sales to ammunition manufacturers. The global market for ammunition manufacturing is highly concentrated and there are only a few licensed manufacturers in the US. Our sales of ammunition components could become increasingly dependent on purchases by a limited number of manufacturing customers. Consolidation in the industry could also adversely affect our business. If our sales were to become increasingly dependent on business with a limited number of manufacturers, we could be adversely affected by the loss or a significant decline in sales to one or more of these customers. In addition, our dependence on a smaller group of customers could result in their increased bargaining position putting pressure on the prices we charge.

The loss of any one or more of our customers or significant or numerous cancellations, reductions, delays in purchases or changes in business practices by our customers could have an adverse effect on our business, operating results, and financial condition.

These sales channels involve a number of special risks, including the following:

●	we may be unable to secure and maintain favorable relationships with customers;
●	we may be unable to control the timing of delivery of our products to end-user consumers;
●	our customers are not subject to minimum sales requirements or any obligation to market our products to their end-user customers;
●	our customers may terminate their relationships with us at any time; and
●	our customers market and distribute competing products.

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Although we intend to expand our customer base, our operating results would likely decline if we lost any major customers or if one of these sizable customers were to significantly reduce its orders for any reason. Because our sales are made by means of standard purchase orders rather than long-term contracts, we cannot assure you that our customers will continue to purchase our products at current levels, or at all.

In addition, periods of sluggish economies and consumer uncertainty regarding future economic prospects in our key markets can have an adverse effect on the financial health of our customers, which may in turn have a material adverse effect on our business, operating results, and financial condition.

We anticipate that we will extend credit to our customers for periods of varying duration based on an assessment of the customer’s financial condition, generally without requiring collateral, which increases our exposure to the risk of uncollectable receivables. In addition, we face increased risk of order reduction or cancellation when dealing with financially ailing customer who may struggle with economic uncertainty. We may reduce our level of business with customers experiencing financial difficulties and may not be able to replace that business with other customers, which could have a material adverse effect on our business, operating results, and financial condition.

Our gross margins depend upon our sales mix.

Our gross margin is higher when our sales mix is skewed toward our higher-margin product lines. If our actual sales mix results in a lower overall percentage from our higher-margin product lines, our gross margins will be reduced, affecting our results of operations.

We face intense competition that could result in our losing or failing to gain market share and suffering reduced sales.

We operate in intensely competitive markets that are characterized by price erosion and competition from major domestic and international companies. Competition in the markets in which we operate is based on a number of factors, including price, quality, product innovation, performance, reliability, styling, product features, warranties, and sales and marketing programs. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share.

Our competitors include Olin Corporation, Hornady Manufacturing Company, PMC Ammunition, and Federal Premium Ammunition.

Most of our competitors have greater market recognition, larger customer bases, long-term government contracts, and substantially greater financial, technical, marketing, distribution, and other resources than we possess, and that affords them competitive advantages. As a result, they may be able to devote greater resources to the promotion and sale of products, to invest more funds in intellectual property and product development, to negotiate lower prices for raw materials and components, to deliver competitive products at lower prices, and to introduce new products and respond to consumer requirements more quickly than we can.

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Our competitors could introduce products with superior features at lower prices than our products and could also bundle existing or new products with other more established products to compete with us. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Our competitors could also gain market share by acquiring or forming strategic alliances with other competitors.

Finally, we may face additional sources of competition in the future because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies. Our customers may also demand that we reduce our prices on products, which could lead to lower margins. Any of the foregoing could cause our sales to decline, which would harm our financial position and results of operations.

Our ability to compete successfully depends on a number of factors, both within and outside our control. These factors include the following:

●	our success in developing, producing, marketing, and successfully selling new products;
●	our ability to address the needs of our customers;
●	the pricing, quality, performance, and reliability of our products;
●	the quality of our customer service;
●	the efficiency of our production; and
●	product or technology introductions by our competitors.

Because we believe technological and functional distinctions among competing products in our markets are perceived by many end-user consumers to be relatively modest, effectiveness in marketing and manufacturing are particularly important competitive factors in our business.

We may have difficulty collecting amounts owed to us.

Certain of our customers may experience business challenges and credit-related issues. We perform ongoing credit evaluations of customers, but these evaluations may not be completely effective. We do not grant payment terms to most customers, the very few customers that we grant payment terms to are given terms of a maximum of 30 days and do not generally require collateral. Should more customers than we anticipate experience liquidity issues, or if payments are not received on a timely basis, we may have difficulty collecting amounts owed to us by such customers, and our business, operating results, and financial condition could be adversely impacted. Retail consolidation could result in more concentrated credit-related risks.

We plan to manufacture and sell products that create exposure to potential product liability, warranty liability, or personal injury claims and litigation.

Our products are used in activities and situations that involve risk of personal injury and death. Our products expose us to potential product liability, warranty liability, and personal injury claims and litigation relating to the use or misuse of our products, including allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product or activities associated with the product, negligence, and strict liability. If successful, any such claims could have a material adverse effect on our business, operating results, and financial condition. Defects in our products may result in a loss of sales, recall expenses, delay in market acceptance, and damage to our reputation and increased warranty costs, which could have a material adverse effect on our business, operating results, and financial condition. Although we maintain product liability insurance in amounts that we believe are reasonable, we may not be able to maintain such insurance on acceptable terms, if at all, in the future and product liability claims may exceed the amount of insurance coverage. In addition, our reputation may be adversely affected by such claims, whether or not successful, including potential negative publicity about our products.

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Product recall or field action could be costly and harm our reputation.

Our products are used in activities that involve inherent risks of personal injury and property damage. Defects in design, materials, or manufacturing, such as misfires, squib loads, or over-pressure rounds, could require us to initiate a recall or other corrective action. Recalls can result in significant costs, lost sales, reputational harm, and potential product liability claims. If we fail to maintain robust quality-assurance and lot-traceability systems, the scope and cost of any recall could be magnified, with a material adverse effect on our results of operations.

The failure to manage our growth could adversely affect our operations.

The failure to manage our growth could adversely affect our operations. To continue to expand our business and enhance our competitive position, we must make significant investments in equipment, facilities, systems, and personnel. In addition, we must commit significant funds to enhance our sales, marketing, information technology, and research and development efforts. As a result of the increase in fixed costs and operating expenses, our failure to increase our sales sufficiently to offset these increased costs could adversely affect our business, operating results, and financial condition.

Managing our planned growth effectively will require us to take a number of steps, including the following:

●	enhance our operational, financial, and management systems;
●	enhance our facilities and purchase additional equipment; and
●	successfully hire, train, and motivate additional employees, including additional personnel for our technological, sales, and marketing efforts.

The expansion of our products and customer base will result in increases in our overhead and selling expenses. We may be required to increase (1) staffing; (2) expenditures on capital equipment and leasehold improvements; and (3) other expenses to meet the demand for our products. Any increase in expenditures in anticipation of future sales that do not materialize would adversely affect our profitability.

Our business is highly dependent upon our brand recognition and reputation, and the failure to maintain or enhance our brand recognition or reputation would likely have a material adverse effect on our business.

Our brand recognition and reputation are critical aspects of our business. We believe that maintaining and further enhancing our brands and our reputation are critical to retaining existing customers and attracting new customers. We also believe that the importance of our brand recognition and reputation will continue to increase as competition in our markets continues to develop.

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We anticipate that our advertising, marketing, and promotional efforts will increase in the foreseeable future as we continue to seek to enhance our brands and consumer demand for our products. Historically, we have relied on existing relationships of our management and customer referrals to increase consumer awareness of our brands to increase purchasing intent and conversation. We anticipate that we will increasingly rely on other forms of media advertising, including social media and e-marketing. Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our advertising, promotion, public relations, and marketing programs. These brand promotion activities may not yield increased revenue, and the efficacy of these activities will depend on a number of factors, including our ability to do the following:

●	determine the appropriate creative message and media mix for advertising, marketing, and promotional expenditures;
●	select the right markets, media, and specific media vehicles in which to advertise;
●	identify the most effective and efficient level of spending in each market, media, and specific media vehicle; and
●	effectively manage marketing costs, including creative and media expenses, in order to maintain acceptable customer acquisition costs.

In addition, certain of our products and brands may in the future benefit from endorsements and support from particular sportsmen, athletes, or other celebrities, and those products and brands may become personally associated with those individuals. As a result, sales of the endorsed products could be materially and adversely affected if any of those individuals’ images, reputations, or popularity were to be negatively impacted.

Increases in the pricing of one or more of our marketing and advertising channels could increase our marketing and advertising expenses or cause us to choose less expensive but possibly less effective marketing and advertising channels. If we implement new marketing and advertising strategies, we may incur significantly higher costs than our current channels, which in turn could adversely affect our operating results. Implementing new marketing and advertising strategies also could increase the risk of devoting significant capital and other resources to endeavors that do not prove to be cost effective. We also may incur marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses and our marketing and advertising expenditures may not generate sufficient levels of brand awareness and conversation or result in increased revenue. Even if our marketing and advertising expenses result in increased sales, the increase might not offset our related expenditures. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace or supplement existing marketing and advertising channels with similarly or more effective channels, our marketing and advertising expenses could increase substantially, our customer base could be adversely affected, and our business, operating results, financial condition, and reputation could suffer.

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Our operating results may experience significant fluctuations.

Many factors contribute to significant periodic and seasonal quarterly fluctuations in our results of operations. These factors include the following:

●	the cyclicality of the markets we serve;
●	the timing and size of new orders;
●	the cancellation of existing orders;
●	the volume of orders relative to our capacity;
●	product introductions and market acceptance of new products or new generations of products;
●	timing of expenses in anticipation of future orders;
●	changes in product mix;
●	availability of production capacity;
●	changes in cost and availability of labor and raw materials;
●	timely delivery of products to customers;
●	pricing and availability of competitive products;
●	new product introduction costs;
●	changes in the amount or timing of operating expenses;
●	introduction of new technologies into the markets we serve;
●	pressures on reducing selling prices;
●	our success in serving new markets;
●	adverse publicity regarding the safety, performance, and use of our products;
●	the institution and outcome of any litigation;
●	political, economic, or regulatory developments; and
●	changes in economic conditions.

As a result of these and other factors, we believe that period-to-period comparisons of our results of operations may not be meaningful in the short term, and our performance in a particular period may not be indicative of our performance in any future period.

The failure to attract and retain key personnel could have an adverse effect on our operating results.

Our success depends substantially on the efforts and abilities of our senior management and key personnel. The competition for qualified management and key personnel is intense. We maintain noncompetition and nondisclosure covenants with many of our key personnel, and we do have employment agreements with some of them. The loss of services of one or more of our key employees or the inability to hire, train, and retain additional key personnel could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan.

In addition, our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of our senior management team, including our two founders Jeffrey Low and Jordan Low. The loss of the services of one or more of our key personnel could materially and adversely affect our operations.

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We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs.

In the future, we may require additional capital to fund the planned expansion of our business and to respond to business opportunities, challenges, potential acquisitions, or unforeseen circumstances. We could encounter unforeseen difficulties that may deplete our capital resources rapidly, which could require us to seek additional financing in the near future. The timing and amount of any additional financing that is required to continue the expansion of our business and the marketing of our products will depend on our ability to improve our operating results and other factors. We may not be able to secure additional debt or equity financing in a timely basis or on favorable terms, or at all. Such financing could result in substantial dilution of the equity interests of existing stockholders. We have no commitments for any additional financing should the need arise. If we are unable to secure any necessary additional financing, we may need to delay expansion plans, conserve cash, and reduce operating expenses. There is no assurance that any additional financing will be sufficient, that the financing will be available on terms favorable to us or to existing stockholders and at such times as required, or that we will be able to obtain the additional financing required for the continued operation and growth of our business. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we raise additional funds through further issuances of equity, convertible debt securities, or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Potential strategic alliances may not achieve their objectives, which could impede our growth.

We anticipate that we will enter into strategic alliances in the future. We continue to explore strategic alliances designed to expand our product offerings, enter new markets, and improve our distribution channels. Strategic alliances may not achieve their intended objectives, and parties to our strategic alliances may not perform as contemplated. The failure of these alliances may impede our ability to introduce new products and enter new markets.

Any acquisitions that we undertake will involve significant risks, and any acquisitions that we undertake in the future could disrupt our business, dilute stockholder value, and harm our operating results.

We have a strategy to expand our operations through strategic acquisitions to enhance existing products and offer new products, enter new markets and businesses, strengthen and avoid interruption from our supply chain, and enhance our position in current markets and businesses. Acquisitions involve significant risks and uncertainties. We cannot accurately predict the timing, size, and success of any future acquisitions. We may be unable to identify suitable acquisition candidates or complete the acquisitions of candidates that we identify. Increased competition for acquisition candidates or increased asking prices by acquisition candidates may increase purchase prices for acquisitions to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria. Unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions could inhibit our growth and negatively impact our operating results.

Our ability to complete acquisitions that we desire to make will depend upon various factors, including the following:

●	the availability of suitable acquisition candidates at attractive purchase prices;
●	the ability to compete effectively for available acquisition opportunities;
●	the availability of cash resources, borrowing capacity, or stock at favorable price levels to provide required purchase prices in acquisitions;
●	the ability of management to devote sufficient attention to acquisition efforts; and
●	the ability to obtain any requisite governmental or other approvals.

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We may have little or no experience with certain acquired businesses, which could involve significantly different supply chains, production techniques, customers, and competitive factors than our current business. This lack of experience would require us to rely to a great extent on the management teams of these acquired businesses. These acquisitions also could require us to make significant investments in systems, equipment, facilities, and personnel in anticipation of growth. These costs could be essential to implement our growth strategy in supporting our expanded activities and resulting corporate structure changes. We may be unable to achieve some or all of the benefits that we expect to achieve as we expand into these new markets within the time frames we expect, if at all. If we fail to achieve some or all of the benefits that we expect to achieve as we expand into these new markets, or do not achieve them within the time frames we expect, our business, financial condition, and results of operations could be adversely affected.

As a part of any potential acquisition, we may engage in discussions with various acquisition candidates. In connection with these discussions, we and each potential acquisition candidate may exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms, and conditions of the potential acquisition. In certain cases, the prospective acquisition candidate agrees not to discuss a potential acquisition with any other party for a specific period of time and agrees to take other actions designed to enhance the possibility of the acquisition, such as preparing audited financial information. Potential acquisition discussions frequently take place over a long period of time and involve difficult business integration and other issues. As a result of these and other factors, a number of potential acquisitions that from time-to-time appear likely to occur do not result in binding legal agreements and are not consummated, but may result in significant legal, consulting, and other costs.

Unforeseen expenses, difficulties, and delays frequently encountered in connection with future acquisitions could inhibit our growth and negatively impact our profitability. Any future acquisitions may not meet our strategic objectives or perform as anticipated. In addition, the size, timing, and success of any future acquisitions may cause substantial fluctuations in our operating results from quarter to quarter.

If we finance any future acquisitions in whole or in part through the issuance of Common Stock or securities convertible into or exercisable for Common Stock, existing stockholders will experience dilution in the voting power of their Common Stock and earnings per share could be negatively impacted. The extent to which we will be able or willing to use our Common Stock for acquisitions will depend on the value of our Common Stock from time-to-time and the willingness of potential acquisition candidates to accept our Common Stock as full or partial consideration for the sale of their businesses. Our inability to use our Common Stock as consideration, to generate cash from operations, or to obtain additional funding through debt or equity financings to pursue an acquisition could limit our growth.

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Any acquisitions or strategic alliances that we undertake could be difficult to integrate, disrupt our business, dilute stockholder value, and harm our operating results.

We may be unable to effectively complete an integration of the management, operations, facilities, and accounting and information systems of acquired businesses with our own; to implement effective controls to mitigate legal and business risks with which we have no prior experience; to manage efficiently the combined operations of the acquired businesses with our operations; to achieve our operating, growth, and performance goals for acquired businesses; to achieve additional sales as a result of our expanded operations; or to achieve operating efficiencies or otherwise realize cost savings as a result of anticipated acquisition synergies. The integration of acquired businesses involves numerous risks and uncertainties, including the following:

●	the potential disruption of our core businesses;
●	risks associated with entering markets and businesses in which we have little or no prior experience;
●	diversion of management’s attention from our core businesses;
●	adverse effects on existing business relationships with suppliers and customers;
●	risks associated with increased regulatory or compliance matters;
●	failure to retain key customers, suppliers, or personnel of acquired businesses;
●	the potential strain on our financial and managerial controls and reporting systems and procedures;
●	greater than anticipated costs and expenses related to the integration of the acquired business with our business;
●	potential unknown liabilities associated with the acquired company;
●	risks associated with weak internal controls over information technology systems and associated cyber security risks;
●	meeting the challenges inherent in effectively managing an increased number of employees in diverse locations;
●	failure of acquired businesses to achieve expected results;
●	the risk of impairment charges related to potential write-downs of acquired assets in future acquisitions; and
●	the challenge of creating uniform standards, controls, procedures, policies, and information systems.

Breaches of our information systems could adversely affect our reputation, disrupt our operations, and result in increased costs and loss sales.

There have been an increasing number of cyber security incidents affecting companies around the world, which have caused operational failures or compromised sensitive corporate data. Although we do not believe our systems are at a greater risk of cyber security incidents than other similar organizations, such cyber security incidents may result in the loss or compromise of customer, financial, or operational data; disruption of billing, collections, or normal operating activities; disruption of electronic monitoring and control of operational systems; and delays in financial reporting and other management functions. Possible impacts associated with a cyber security incident may include among others, remediation costs related to lost, stolen, or compromised data; repairs to data processing systems; increased cyber security protection costs; reputational damage; and adverse effects on our compliance with applicable privacy and other laws and regulations.

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A failure of our information technology systems, or an interruption in their operation due to internal or external factors including cyber-attacks, could have a material adverse effect on our business, financial condition or results of operations.

Our operations depend on our ability to protect our information systems, computer equipment, and information databases from systems failures. We rely on our information technology systems generally to manage the day-to-day operations of our business, operate elements of our manufacturing facility, manage relationships with our customers, fulfill customer orders, and maintain our financial and accounting records. Failure of our information technology systems could be caused by internal or external events, such as incursions by intruders or hackers, computer viruses, cyber-attacks, failures in hardware or software, or power or telecommunication fluctuations or failures. The failure of our information technology systems to perform as anticipated for any reason or any significant breach of security could disrupt our business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations, increased costs, or loss of important information, any of which could have a material adverse effect on our business, operating results, and financial condition. Any technology and information security processes and disaster recovery plans we use to mitigate our risk to these vulnerabilities may not be adequate to ensure that our operations will not be disrupted should such an event occur.

We are subject to extensive regulation and could incur fines, penalties and other costs and liabilities under such requirements.

Like many other manufacturers and distributors of consumer products, we are required to comply with a wide variety of laws, rules, and regulations, including those relating to labor, employment, the environment, the export and import of our products, and taxation. These laws, rules, and regulations currently impose significant compliance requirements on our business, and more restrictive laws, rules and regulations may be adopted in the future.

Our operations are subject to a variety of laws and regulations relating to environmental protection, including those governing the discharge, treatment, storage, transportation, remediation, and disposal of certain materials and wastes, and restoration of damages to the environment, and health and safety matters. We could incur substantial costs, including remediation costs, resource restoration costs, fines, penalties, and third-party property damage or personal injury claims as a result of liabilities under or violations of such laws and regulations or the permits required thereunder. While environmental laws and regulations have not had a material adverse effect on our business, operating results, financial condition, the ultimate cost of environmental liabilities is difficult to accurately predict and we could incur material additional costs as a result of requirements or obligations imposed or liabilities identified in the future.

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As a manufacturer and distributor of consumer products, we are subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. In addition, laws regulating certain consumer products exist in some cities and states, and in other countries in which we sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we could have large quantities of finished products that we are unable to sell. We are also subject to the rules and regulations of the Bureau of Alcohol, Tobacco, Firearms and Explosives, or the ATF. If we fail to comply with ATF rules and regulations, the ATF may limit our growth or business activities, levy fines against or revoke our license to do business. Our business, and the business of all producers and marketers of ammunition and firearms, is also subject to numerous federal, state, local, and foreign laws, regulations, and protocols. Applicable laws have the following effects:

●	require the licensing of all persons manufacturing, exporting, importing, or selling firearms and ammunition as a business;
●	require background checks for purchasers of firearms;
●	impose waiting periods between the purchase of a firearm and the delivery of a firearm;
●	prohibit the sale of firearms to certain persons, such as those below a certain age and persons with criminal records;
●	regulate the use and storage of gun powder or other energetic materials;
●	regulate our employment of personnel with criminal convictions; and
●	restrict access to firearm manufacturing facilities for individuals from other countries or with criminal convictions.

Also, the export of our products is controlled by International Traffic in Arms Regulations, or ITAR, and Export Administration Regulations, or EAR. The ITAR implements the provisions of the Arms Export Control Act and is enforced by the U.S. Department of State. The EAR implements the provisions of the Export Administration Act and is enforced by the U.S. Department of Commerce. Among their many provisions, the ITAR and the EAR require a license application for the export of many of our products. In addition, the ITAR requires congressional approval for any firearms export application with a total value of $1 million or higher. Further, because our manufacturing process includes certain toxic, flammable and explosive chemicals, we are subject to the Chemical Facility Anti-Terrorism Standards, as administered by the U.S. Department of Homeland Security, which require that we take additional reporting and security measures related to our manufacturing process.

Several states currently have laws in effect that are similar to, and, in certain cases, more restrictive than, these federal laws. Compliance with all of these regulations is costly and time-consuming. Inadvertent violation of any of these regulations could cause us to incur fines and penalties and may also lead to restrictions on our ability to manufacture and sell our products and services and to import or export the products we sell.

Changes in government policies and firearms legislation could adversely affect our financial results.

The sale, purchase, ownership, and use of firearms are subject to numerous and varied federal, state, and local governmental regulations. Federal laws governing firearms include the National Firearms Act, the Federal Firearms Act, the Arms Export Control Act, and the Gun Control Act of 1968. These laws generally govern the manufacture, import, export, sale, and possession of firearms and ammunition. We hold all necessary licenses to legally sell ammunition in the United States.

The federal and state legislatures may in the future consider additional legislation relating to the regulation of firearms and ammunition. Such legislation could effectively ban or severely limit the sale of affected firearms and ammunition. In addition, if such restrictions are enacted and are incongruent, we could find it difficult, expensive, or even practically impossible to comply with them, which could impede new product development and the distribution of existing products. We cannot assure you that the regulation of our business activities will not become more restrictive in the future and that any such restriction will not have a material adverse effect on our business.

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Failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, and export controls and trade sanctions, could result in fines or criminal penalties if we expand our business abroad.

The expansion of our business internationally would expose us to trade sanctions and other restrictions imposed by the United States and other governments. The U.S. Departments of Justice, Commerce, Treasury and other agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against companies for violations of export controls, the Foreign Corrupt Practices Act, anti-boycott provisions and other federal statutes, sanctions and regulations and, increasingly, similar or more restrictive foreign laws, rules and regulations, which may also apply to us. By virtue of these laws and regulations, and under laws and regulations in other jurisdictions, we may be obliged to limit our business activities, we may incur costs for compliance programs and we may be subject to enforcement actions or penalties for noncompliance. In recent years, U.S. and foreign governments have increased their oversight and enforcement activities with respect to these laws, and we expect the relevant agencies to continue to increase these activities. A violation of these laws, sanctions or regulations could result in restrictions on our exports, civil and criminal fines or penalties and could adversely impact our business, operating results, and financial condition.

Our founders will have the ability to exert substantial influence over our company.

As of the date of this prospectus, our founders, Jeffrey Low and Jordan Low combined own 16,229,500 shares of our common stock representing 36.04% of our issued and outstanding shares of our common stock. As a result, our founders will be able to exert substantial influence over our company and over matters requiring approval by our stockholders, including electing all our directors, approving any amendments to our certificate of incorporation, increasing our authorized capital stock, effecting a merger or sale of our assets, and determining the number of shares available for issuance under our equity-based plans.

Our charter documents and Delaware law could make it more difficult for a third party to acquire us and discourage a takeover.

Our certificate of incorporation and bylaws contain, and Delaware law contains, certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for shares of Common Stock, a proxy contest for control of our company, the assumption of control of our company by a holder of a large block of Common Stock, and the removal of the management of our company. Such provisions also may have the effect of deterring or discouraging a transaction which might otherwise be beneficial to stockholders. Our amended and restated certificate of incorporation also authorizes our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of Common Stock. Delaware law also imposes conditions on certain business combination transactions with “interested stockholders.” Subject to certain exceptions, our bylaws authorizes our board of directors to fill vacancies or newly created directorships whereby a majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. Such provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock and impede the ability of the stockholders to replace management.

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The elimination of monetary liability against our directors, officers, and employees under Delaware law and the existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. We also may enter into contractual indemnification obligations under employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and our stockholders.

Our results of operations could be impacted by unanticipated changes in tax provisions or exposure to additional income tax liabilities.

Our business operates in many locations under government jurisdictions that impose income taxes. Changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain revenues or the deductibility of certain expenses, and higher excise taxes thereby affecting our income tax expense and profitability. In addition, audits by income tax authorities could result in unanticipated increases in our income tax expense.

Compliance with the laws and regulations affecting public companies could adversely affect our business, results of operations, and financial condition.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Nasdaq listing standards, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources. The complexity of complying with these rules may divert management’s attention from other business matters, potentially harming our operations and financial results. Although we have hired additional employees to assist with compliance, we may need to hire more or engage consultants in the future, further increasing our operating expenses. As a public company subject to additional oversight, we may not have the same flexibility we had as a private company.

Additionally, changing laws, regulations, and governance standards, which are subject to varying interpretations, are creating uncertainty for public companies, which may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. We also expect that being a public company will make it more expensive for us to obtain director and officer liability insurance, which may result in reduced coverage or higher premiums, and could make it more difficult to attract and retain qualified directors and officers.

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Public disclosures required as a public company may increase our exposure to actual or threatened litigation from competitors and other third parties. Even if these claims do not result in litigation or are resolved in our favor, the time and resources spent on resolving them could harm our business.

If we are unable to satisfy our funding obligations on the dates required, we may be in breach of the JV Agreement, which could result in the dilution or forfeiture of our equity interests in the Joint Venture, disputes with IdeaForge, or the termination of the JV Agreement, any of which could have a material adverse effect on our business, financial condition and results of operations.

Pursuant to the JV Agreement (as defined below), we are obligated to invest $10,000,000 in the Joint Venture (as defined below) on or before December 31, 2026, with the remaining balance of the Capital Contribution (as defined below) of up to $25,000,000 to be funded on or before December 31, 2027. There can be no assurance that we will have sufficient capital or liquidity to meet these obligations when due. Our ability to fund these contributions will depend on a number of factors, including our operating cash flows, access to capital markets, and general economic and market conditions, many of which are outside of our control. If we are unable to satisfy our funding obligations on the dates required, we may be in breach of the JV Agreement, which could result in the dilution or forfeiture of our equity interests in the Joint Venture, disputes with IdeaForge (as defined below), or the termination of the JV Agreement, any of which could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, even if we are able to satisfy our capital contribution obligations, there is no guarantee that the Joint Venture will achieve its intended objectives or generate any return on our investment. The Joint Venture is an early-stage enterprise subject to the risks inherent in the development and commercialization of drone technology, including regulatory, technological, competitive and market risks. The loss of all or a portion of our investment in the Joint Venture could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on Hellbender, Inc., a third-party contractor, for the design, engineering and prototyping of our attritable drone platforms, and our drone development program may not be completed on time, within budget or at all.

We have engaged Hellbender, Inc. (“Hellbender”) to design, engineer, prototype and demonstrate volume manufacturing capability for two Class 1 attritable first-person-view drone platforms pursuant to a master services agreement dated May 1, 2026 (the “Hellbender MSA”) and an initial statement of work (the “Initial SOW”). The development program is subject to significant technical, manufacturing, schedule and cost risks. Hardware prototyping is inherently iterative and exploratory, and the actual timeline and total cost may vary materially from current estimates due to factors such as the complexity of risk reduction testing, supply chain lead times and component availability, unforeseen engineering challenges, and the timely performance of our own obligations under the agreement, including the provision of payload specifications and explosive materials. There can be no assurance that Hellbender will successfully complete the development program on time, within the estimated budget of approximately $3,000,000, or at all, or that the resulting drone systems will meet performance specifications, achieve manufacturing scalability targets, or be suitable for deployment in defense or commercial applications.

In addition, the Hellbender MSA may be terminated by either party upon five days’ written notice. If Hellbender were to terminate the Hellbender MSA or become unable to perform, we may be unable to identify a suitable replacement contractor on acceptable terms or in a timely manner, which could materially delay or impair our drone development efforts. Furthermore, although all intellectual property in the deliverables produced under the agreement is owned by us, any dispute regarding intellectual property rights, open-source components incorporated into the deliverables, or the scope of Hellbender’s exclusivity obligations could adversely affect our ability to commercialize the resulting products. The failure to successfully develop and deploy our attritable drone platforms could have a material adverse effect on our business, growth strategy, financial condition and results of operations.

Our attritable drone development program is at an early stage, and we may not realize any revenue or other commercial benefit from our investment.

Our attritable drone development program with Hellbender is at a pre-revenue, proof-of-concept stage and all deliverables under the Initial SOW are prototype and experimental in nature, provided “as is” without warranty. We will need to successfully transition from prototyping to a production-stage manufacturing agreement, which has not yet been negotiated, in order to realize any commercial benefit from the program. Even if we successfully develop production-intent prototypes, we will need to secure government or commercial procurement contracts, obtain any necessary regulatory approvals or certifications, establish manufacturing capacity for high-volume production, and compete effectively against established defense contractors and drone manufacturers with significantly greater resources, existing contract vehicles, and proven track records. There can be no assurance that the U.S. Department of Defense Drone Dominance Program or similar government procurement programs will proceed as anticipated, that our products will meet applicable requirements, or that we will be awarded any contracts. Accordingly, we may not realize any revenue, return on investment, or other commercial benefit from the approximately $3,000,000 investment in this development program, which could have a material adverse effect on our financial condition and results of operations.

Risks Related to this Direct Listing and Ownership of Our Common Stock

Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.

This is not an initial public offering of common stock conducted on a firm-commitment underwritten basis. There have been few companies that have undertaken a direct listing to date and there are many uncertainties associated with such type of listing. The listing of our common stock on Nasdaq differs from a firm-commitment underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing.

●	There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any Registered Stockholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. Alternatively, we may have a large number of Registered Stockholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on Nasdaq.

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●	Consistent with Regulation M and other federal securities laws applicable to the Direct Listing, we have not consulted with Registered Stockholders (other than our directors and officers who own our common stock) regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our common stock in the open market. In a firm-commitment underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other shareholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after listing. None of our Registered Stockholders have entered into contractual lock-up agreements or other contractual restrictions on transfer. Consequently, our Registered Stockholders may sell any or all of their common stock at any time (subject to any restrictions under applicable law), including immediately upon listing. The shares being registered herein may be freely sold in market transactions following the listing and upon the effectiveness of this registration statement. All shares of common stock subject to stock options outstanding and reserved for issuance under our equity incentive plan are expected to be registered on Form S-8 under the Securities Act and such shares are eligible for sale in the public markets, subject to the limitations applicable to affiliates under Rule 144. If such sales were to occur in a significant quantum, it may result in an oversupply of our common stock in the market, which could adversely impact the public price of our common stock. See “Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.” None of our stockholders are party to any contractual lock-up agreement or other contractual restrictions on transfer. Sales of substantial amounts of our common stock in the public markets by our founders, affiliates, or non-affiliates, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain. There can be no assurance that the Registered Stockholders will not sell all of their shares of our common stock, resulting in an oversupply of our common stock on The Nasdaq Capital Market. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market in a sufficient size for their investment objectives due to a potential unwillingness of our existing stockholders to sell a sufficient amount of our common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock in a sufficient amount for their investment objectives, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of demand for our common stock, the trading price of our common stock could decline significantly and rapidly after the Direct Listing.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile market price for our common stock and uncertain trading volume and may adversely affect your ability to sell your common stock.

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis and the impact of awareness of our brand and investor recognition of our Company on the demand for our common stock is unpredictable and our marketing and brand development efforts may not be successful.

We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading of our common stock on Nasdaq. Instead, we may engage in certain investor presentations and educational meetings to enhance our brand awareness and investor recognition of our Company. In advance of any investor presentation or educational meeting, we will announce the date for such presentation or meeting through financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for any investor presentation or educational meeting that we hold, and will make the presentation publicly available, without restriction, on a website.

There can be no assurance that any investor presentations or other educational meetings that we hold will have the same impact on awareness of our brand and investor recognition of our Company as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately following our listing, which could result in a more volatile public price of our common stock.

We have applied to list our common stock on the Nasdaq Capital Market in connection with the Direct Listing and must satisfy heightened initial listing requirements.

We have applied to list our common stock on the Nasdaq Capital Market in connection with the Direct Listing and are relying on the Market Value of Listed Securities Standard for purposes of satisfying the initial listing requirements. To qualify for initial listing under this standard, we must satisfy certain heightened quantitative requirements set forth in Nasdaq Listing Rules 5505(a) and 5505(b) and the direct listing requirements of IM-5505-1, including, among others:

●	a valuation-based market value of listed securities of at least $100.0 million;

●	a valuation-based market value of unrestricted publicly held shares of at least $30.0 million;

●	at least 1,000,000 unrestricted publicly held shares;

●	a minimum bid price of at least $8.00 per share;

●	at least 300 round lot holders; and

●	stockholders’ equity of at least $5.0 million.

In addition, companies listing in connection with a direct listing on the Nasdaq Capital Market must have at least three registered and active market makers willing to act as market makers for the Company’s common stock.

We have received a third-party valuation conducted by a registered broker-dealer in connection with our application to list on Nasdaq meeting the requirements of Nasdaq Listing Rule IM-5505-1 – such valuation reflects that we have a market value of listed securities in excess of $100.0 million, based on 45,995,820 shares of common stock outstanding as of the date of this prospectus,  and a market value of unrestricted publicly held shares in excess of $30.0 million, based on 45,995,820 unrestricted publicly held shares. We also have more than 1,000,000 unrestricted publicly held shares, more than 300 round lot holders, a minimum bid price of at least $8.00 per share (based on the per share valuation determined by the aforementioned third party valuation, which exceeds the $8.00 minimum), stockholders’ equity in excess of $5.0 million, based on our stockholders’ equity of $6,102,102 as of March 31, 2026, and have secured three registered and active market makers willing to act as market makers for our common stock. Accordingly, we satisfy the quantitative initial listing requirements of the Nasdaq Capital Market for direct listings in connection with the Direct Listing; however, there can be no assurance that our application will be approved or that we will continue to satisfy the applicable listing requirements.

Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.

We expect our shares of common stock to be listed and traded on Nasdaq. We will not be involved in the price setting process and the Registered Stockholders will not be involved in the price setting process. Additionally the price of our shares in prior private transactions may have little or no relation to the opening price and subsequent public price of our stock on Nasdaq. We have engaged a third party firm to conduct a valuation pursuant to Nasdaq’s listing qualification rules and requirements. Prior to the listing on Nasdaq, there has not been a public market for our shares of common stock, and an active market for our shares of common stock may not develop or be sustained after the listing, which could depress the market price of our shares of common stock and could affect the ability of our stockholders to sell our shares of common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our shares of common stock. An inactive market may also impair our ability to raise capital by selling our shares of common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our shares of common stock as consideration.

In addition, we cannot predict the prices at which our shares of common stock may trade on Nasdaq following the listing of our shares of common stock, and the market price of our shares of common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

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Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on the Nasdaq Capital Market, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	the number of shares of our common stock publicly owned and available for trading;

●	overall performance of the equity markets and/or publicly-listed companies that offer competing services and products;

●	actual or anticipated fluctuations in our revenue or other operating metrics;

●	our actual or anticipated operating performance and the operating performance of our competitors;

●	changes in the financial projections we provide to the public or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;

●	any major change in our board of directors, management, or key personnel;

●	the economy as a whole and market conditions in our industry;

●	rumors and market speculation involving us or other companies in our industry;

●	announcements by us or our competitors of significant innovations, new products, services, features, integrations or capabilities, acquisitions, strategic investments, partnerships, joint ventures, or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business, in the U.S. or globally;

●	lawsuits threatened or filed against us;

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events; and

●	sales or expected sales of our common stock by us and our officers, directors and principal stockholders.

In addition, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

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The market price of our Common Stock may be volatile, and you could lose all or part of your investment.

The trading price of our Common Stock is likely to be volatile and may fluctuate substantially in response to a variety of factors, many of which are outside of our control. These factors include, among others, variations in our operating results; progress in establishing and scaling our manufacturing operations; announcements by us or our competitors; changes in laws or regulations affecting the ammunition and firearms industry; analyst coverage or lack thereof; litigation or regulatory actions; and changes in general market or economic conditions. As a result, purchasers of our Common Stock could incur substantial losses if the market price of our Common Stock declines.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our industry. We may never obtain research coverage by securities or industry analysts. If no analysts commence coverage of our company, the trading price and volume of our Common Stock would likely be negatively impacted. If we do obtain analyst coverage, and one or more analysts downgrade our Common Stock or publish inaccurate or unfavorable research about our business, the trading price of our Common Stock would likely decline. If one or more analysts cease coverage of our company or fail to regularly publish reports, demand for our Common Stock could decrease, which might cause our stock price and trading volume to decline.

Our status as an “emerging growth company” and a “smaller reporting company” allows us to take advantage of reduced disclosure requirements, which could make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and a “smaller reporting company” under SEC rules. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including reduced disclosure obligations regarding executive compensation, exemption from the requirements of holding a nonbinding advisory vote on executive compensation, and, for so long as we qualify as an emerging growth company, exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act. We may also choose to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We cannot predict whether investors will find our Common Stock less attractive because we rely on these exemptions. If some investors find our Common Stock less attractive, there may be a less active trading market for our Common Stock, and our stock price may be more volatile.

The Advisor, which will own a substantial number of shares of our common stock on the date of the Direct Listing, may have a conflict of interest.

Given RBW’s dual role as our financial advisor under Nasdaq direct listing rules and its status as a shareholder and placement agent may present a conflict of interest. A conflict of interest situation can arise when a person or an entity has interests that may make it difficult to perform their work objectively and effectively. Conflicts of interest may also arise if a person or entity receives personal benefits as a result of their position. Nasdaq will determine the Current Reference Price of our shares of common stock in the Direct listing in consultation with the Advisor in its capacity as our financial advisor. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price.

As compensation for successful listing, RBW will be granted 1.0% of our fully diluted common stock outstanding immediately prior to the Direct Listing, which we currently calculate at 887,472 shares (“Advisory Shares”). Such shares are not registered pursuant to this prospectus and the Advisor is not a Registered Shareholder. A resale registration statement covering such shares will be filed within 10 days of the date of the Direct Listing. In addition, upon a successful direct listing, we will pay RBW a one-time cash advisory fee of $250,000. As the Advisor will receive substantial personal benefit as a result of the Direct Listing, the existence of such financial and personal interests may result in a conflict of interest on the part of the Advisor between what it may believe is best for the Company and its shareholders and what it may believe is best for itself.

Exercise of warrants and options, and vesting of restricted stock units, may have a dilutive effect on our stock and negatively impact the price of our Common Stock.

As of the date of this prospectus, we had 16,665,769 warrants, 15,113,046 options, and 10,000,000 restricted stock units outstanding. Each warrant or option provides the holder the right to purchase up to one share of our Common Stock at a predetermined exercise price, and each restricted stock unit represents the right to receive one share of our Common Stock upon vesting. Our outstanding warrants consist of warrants to purchase an aggregate of 16,665,769 shares of Common Stock at an average exercise price of $1.27 per share over the next 1.08 years, and our outstanding options consist of options to purchase an aggregate of 15,113,046 shares of Common Stock at an average exercise price of $1.07 per share over the next 7.1 years. Our outstanding restricted stock units consist of 10,000,000 RSUs granted to our Chief Executive Officer and our President, which vest upon the satisfaction of time-based and market-based conditions through October 2026 and upon the achievement of certain specified market capitalization milestones.

To the extent that any of the outstanding warrants, options, and restricted stock units described above are exercised or vest, dilution to the interests of our stockholders will occur. For the life of such warrants and options, and during the vesting period of such restricted stock units, the holders will have the opportunity to profit from a rise in the price of the Common Stock with a resulting dilution in the interest of the other holders of Common Stock. The existence of such warrants, options, and restricted stock units may adversely affect the market price of our Common Stock and the terms on which we can obtain additional financing, and the holders of such warrants and options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain additional capital by an offering of our unissued capital stock on terms more favorable to us than those provided by such warrants and options. The vesting of restricted stock units will result in additional shares becoming freely tradeable, which may create downward pressure on the market price of our Common Stock.

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Tariffs and trade tensions could have an adverse effect on economic conditions and financial markets, which may adversely affect the value of our shares of Common Stock.

U.S. President Trump has announced a number of tariff-related policies that have resulted in increased tariffs and potentially will result additional tariffs on products imported into the United States. There is no certainty regarding if and how long the existing increased tariffs will remain in place or whether additional tariffs will be imposed and, if so, how long such tariffs will remain in place. These actions have resulted, and may result, in fluctuations in financial markets, including with respect to interest rates, and retaliatory tariffs or trade actions by other countries. If geopolitical tensions or uncertainty continue, they could result in a reduction of trade volume, investment and technological exchange and other economic activities among major international economies, which in turn could lead to a recession and further changes in interest rates. The application of increased tariffs or continuing uncertainty also may result in a material increase to our costs of operation or otherwise limit our commercial opportunities. Any of these events could adversely affect our business, results of operations and financial condition, which in turn may adversely affect the value of our shares of Common Stock.

Issuance of Preferred Stock could result in the dilution of the value of the current stockholders’ Common Stock.

Our amended and restated certificate of incorporation allows us to issue Preferred Stock with voting, liquidation, and dividend rights senior to those of the Common Stock without the approval of our stockholders. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding stock of our company and result in the dilution of the value of the then current stockholders’ Common Stock.

We have granted the April 2026 Note Investors a first-priority security interest in substantially all of our assets to secure our obligations under the April 2026 Senior Notes, and if we default on the April 2026 Senior Notes, we could lose substantially all of our assets.

In connection with the April 2026 Note Financing, we entered into the April 2026 Security Agreement granting the April 2026 Note Investors a first-priority security interest in substantially all of our assets, including, without limitation, accounts receivable, inventory, equipment, intellectual property, general intangibles and the proceeds thereof (collectively, the “Collateral”). The April 2026 Security Agreement secures our obligations under the April 2026 Senior Notes and the other transaction documents related thereto. Upon an event of default under the April 2026 Senior Notes, including our failure to pay principal or interest when due, a breach of any representation, warranty or covenant in the related transaction documents, certain bankruptcy or insolvency events, or a material adverse change in our business or financial condition, the April 2026 Note Investors may exercise all remedies available under the Uniform Commercial Code and the April 2026 Security Agreement, including taking possession of and disposing of the Collateral. The April 2026 Security Agreement also imposes ongoing covenants on us, including obligations to maintain the Collateral, to refrain from granting additional liens without the April 2026 Note Investors’ prior written consent, and to provide periodic financial information to the April 2026 Note Investors. If the April 2026 Note Investors were to exercise such remedies, we could lose some or all of our assets, which would materially impair our ability to continue operations and could result in a total loss of your investment in our Common Stock.

The April 2026 Senior Notes are convertible into shares of our Common Stock at a fixed conversion price and the April 2026 Note Warrants issued in connection with the April 2026 Note Financing will result in significant dilution to our existing stockholders and may adversely affect the trading price of our Common Stock.

The April 2026 Senior Notes issued in the April 2026 Note Financing are convertible into shares of our Common Stock at a fixed Conversion Price of $8.00 per share upon Direct Listing, subject to adjustment as set forth in the April 2026 Senior Notes. Based on $10,150,000 representing the maximum offering amount pursuant to the April 2026 Senior Notes (the “Maximum Offering Amount”) and giving effect to the 35.0% original issue discount, the aggregate principal amount of the April 2026 Senior Notes was approximately $15,615,385, which, at a Conversion Price of $8.00 per share, will result in the issuance of approximately 1,951,923 shares of our Common Stock upon full conversion upon Direct Listing, representing approximately 4.3% of our currently outstanding shares of Common Stock (based on 45,090,202 shares outstanding as of the date of this prospectus). In addition, we issued April 2026 Note Warrants to purchase approximately 507,500 shares of our Common Stock in connection with the Maximum Offering Amount, each exercisable at $8.00 per share. In the aggregate, the shares of Common Stock issuable upon full conversion of the April 2026 Senior Notes and exercise of all April 2026 Note Warrants would total approximately 2,459,423 shares, representing approximately 5.3% of our currently outstanding shares of Common Stock (based on 45,090,202 shares outstanding as of the date of this prospectus). These figures are illustrative only and do not give effect to accrued interest or potential adjustments to the Conversion Price as set forth in the April 2026 Senior Notes, which could result in the issuance of a greater number of shares. The conversion of the April 2026 Senior Notes and the exercise of the April 2026 Note Warrants will increase the number of shares of our Common Stock outstanding, which will dilute the ownership percentage and voting power of our existing stockholders. Such dilution could be substantial. Furthermore, sales or the anticipated sale of a substantial number of shares of Common Stock issuable upon conversion of the April 2026 Senior Notes or exercise of the April 2026 Note Warrants in the public market could adversely affect the prevailing market price of our Common Stock. The April 2026 Note Investors are not subject to any lock-up or other contractual restriction on transfer and may sell the securities acquired in the April 2026 Note Financing, including shares of Common Stock issuable upon conversion or exercise thereof, immediately upon the listing of our Common Stock on a national securities exchange, which could create significant selling pressure in the period immediately following listing. The April 2026 Note Warrants contain a full-ratchet anti-dilution provision that adjusts the exercise price downward in the event we issue equity securities at a price per share below the then-current exercise price. This provision may amplify the dilutive effect in the event of future equity issuances at lower prices, as the exercise price of the April 2026 Note Warrants would be reduced, allowing the holders of April 2026 Note Warrants to acquire shares at a discount to the then-prevailing market price.

The April 2026 Note Financing includes preemptive rights, board representation rights, most favored nations protections and other investor rights that may limit our operational and financial flexibility and adversely affect our ability to raise additional capital.

The April 2026 Note Purchase Agreement and the related transaction documents in connection with the April 2026 Note Financing contain various covenants, restrictions and investor protections that may limit our operational and financial flexibility. Among other things, the April 2026 Note Investors have been granted: (i) preemptive rights to participate pro rata in future issuances of securities, and individual preemptive rights in favor of the Specified Holders (as defined in the April 2026 Senior Notes) to maintain their respective percentage ownership on a fully-diluted, as-converted basis, either of which may impede or delay our ability to raise additional capital on favorable terms, particularly if the April 2026 Note Investors or the Specified Holders elect to exercise such rights; (ii) a most favored nations provision that requires us to offer the April 2026 Note Investors terms at least as favorable as those offered to any subsequent investor, which may limit our flexibility to negotiate different or more favorable terms with future capital providers; (iii) the right of Elbert Basolis to serve as a member of our Board of Directors for a term of five (5) years, and the right of Bradford Johnson to attend all meetings of our Board of Directors in a non-voting observer capacity, each of which will afford the April 2026 Note Investors direct influence over our corporate governance and strategic direction; (iv) tag-along rights entitling the April 2026 Note Investors to participate in certain sales of Common Stock by stockholders holding at least five percent (5%) of our outstanding Common Stock, which may complicate or deter potential block trades or change-of-control transactions; and (v) drag-along rights permitting stockholders holding a majority of our outstanding Common Stock, together with the approval of our Board of Directors, to require the April 2026 Note Investors to participate in a bona fide change-of-control transaction. In addition, the April 2026 Note Investors are exempt from any lock-up provisions and may sell the securities acquired in the April 2026 Note Financing immediately upon the listing of our Common Stock on a national securities exchange, which could create additional selling pressure and adversely affect the trading price of our Common Stock. The May 2026 Note Purchase Agreement does not contain preemptive rights, board observer or director designation rights, tag-along or drag-along rights, or most-favored-nations provisions. Our obligation to comply with these provisions may constrain our ability to raise additional capital on favorable terms, enter into strategic transactions, pursue acquisitions, or otherwise manage our business in the manner that our management deems most advantageous, any of which could have a material adverse effect on our business, financial condition and results of operations.

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The April 2026 Senior Notes were issued with a substantial original issue discount of 35.0%, and we will be required to make periodic cash interest payments on the April 2026 Senior Notes, each of which may place significant strain on our financial resources and liquidity.

The April 2026 Senior Notes were issued at an original issue discount of 35.0%, such that we will receive only $0.65 in cash proceeds for each $1.00 of principal indebtedness incurred. As a result, the aggregate principal amount of the April 2026 Senior Notes issued in connection with the Maximum Offering Amount was approximately $15,615,385, while the aggregate cash proceeds to us will be approximately $10,150,000. Our repayment obligations at maturity, or the number of shares of Common Stock issuable upon conversion of the April 2026 Senior Notes, will be based on the full principal amount of the April 2026 Senior Notes, not the cash proceeds received. In addition, the April 2026 Senior Notes bear interest at a rate of 6.0% per annum, payable in cash, which will require us to make periodic cash interest payments throughout the twelve-month term of the April 2026 Senior Notes. If we do not generate sufficient cash flow from operations to satisfy these interest payment obligations, we may need to use proceeds from other capital sources or seek additional financing, which may not be available on favorable terms or at all. Failure to make any required payment of principal or interest when due would constitute an event of default under the April 2026 Senior Notes, which could trigger the remedies described above, including enforcement of the April 2026 Security Agreement against substantially all of our assets. The combination of the substantial original issue discount and the cash interest obligation may place significant strain on our financial resources and liquidity position, and there can be no assurance that we will have adequate resources to satisfy our obligations under the April 2026 Senior Notes when due.

The May 2026 Notes will be funded only upon the Company’s filing of a request for acceleration of effectiveness of this registration statement pursuant to Rule 461 under the Securities Act and the approval of our listing application by Nasdaq, and there can be no assurance that such conditions will be satisfied, which could adversely affect our liquidity and operations.

We have entered into the May 2026 Note Purchase Agreement, pursuant to which the May 2026 Note Investors have agreed to fund the May 2026 Notes in an aggregate principal amount of $7,692,308 (reflecting aggregate cash proceeds to us of $5,000,000 after giving effect to an original issue discount of 35.0%) upon the Company’s filing of a request for acceleration of effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 461 under the Securities Act and the approval of our listing application by Nasdaq. If we do not file a request for acceleration, or if Nasdaq does not approve our listing application, the May 2026 Note Investors will not be obligated to fund the May 2026 Notes, and we will not receive the anticipated gross proceeds of approximately $5,000,000. We have planned our capital expenditures and operational activities based on the assumption that we will receive such proceeds upon or shortly after listing. If we do not receive such funding, or if funding is materially delayed, we may be required to curtail our planned operations, delay capital expenditures, or seek alternative sources of financing, which may not be available on favorable terms or at all. Any such delay or failure to obtain funding could have a material adverse effect on our business, financial condition and results of operations.

The May 2026 Notes impose additional secured indebtedness and, upon conversion, will result in significant dilution to existing stockholders.

The May 2026 Notes have an aggregate principal amount of approximately $7,692,308, and are convertible into approximately 961,538 shares of our Common Stock at a conversion price of $8.00 per share. The May 2026 Notes are convertible at the option of the holder at any time following the original issue date. Together with the approximately 1,951,923 shares issuable upon conversion of the April 2026 Senior Notes and the 507,500 shares issuable upon exercise of the April 2026 Note Warrants, the conversion of the May 2026 Notes would result in the issuance of an aggregate of approximately 3,420,961 shares of our Common Stock, representing approximately 7.6% of our currently outstanding shares. Such dilution could be substantial and may adversely affect the market price of our Common Stock. Furthermore, the May 2026 Notes are secured by a security interest in substantially all of our assets, subordinate only to the security interest of the April 2026 Note Investors, creating additional secured indebtedness that may limit our flexibility to obtain additional financing or encumber our assets in the future.

We have entered into an equity line of credit that may result in substantial dilution to existing stockholders and may negatively affect the market price of our Common Stock.

We have entered into the ELOC Agreement with the ELOC Investors, pursuant to which we have the right to sell up to $50,000,000 of newly issued shares of Common Stock over a 36-month period. The purchase price for shares sold under the ELOC will be at a 3% discount to the volume-weighted average price of our Common Stock during the applicable pricing period. The issuance and sale of shares to the ELOC Investors pursuant to the ELOC Agreement will result in dilution to our existing stockholders, and such dilution could be substantial depending on the number of shares we elect to sell and the prices at which such shares are sold. Furthermore, the sale of a substantial number of shares under the ELOC Agreement, or the perception that such sales could occur, could adversely affect the market price of our Common Stock and may make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. The ELOC Investors may resell shares purchased under the ELOC immediately upon their acquisition, and such sales could create significant downward pressure on our stock price, particularly during periods of low trading volume.

Our aggregate secured indebtedness following both the April 2026 Note Financing and the May 2026 Note Financing will substantially exceed our total assets, creating significant leverage risk.

After giving effect to both the April 2026 Note Financing and the May 2026 Note Financing, we will have an aggregate principal amount of approximately $23,307,693 in secured convertible indebtedness (approximately $15,615,385 from the April 2026 Senior Notes and approximately $7,692,308 from the May 2026 Notes), against which we received only approximately $15,150,000 in aggregate cash proceeds ($10,150,000 from the April 2026 Senior Notes and $5,000,000 from the May 2026 Notes). The aggregate principal amount of our secured indebtedness substantially exceeds our total assets of $11,645,296 as of March 31, 2026. The April 2026 Senior Notes and the May 2026 Notes have different terms, including with respect to interest (6.0% per annum for the April 2026 Senior Notes versus no interest for the May 2026 Notes), priority (first lien for the April 2026 Senior Notes versus subordinated second lien for the May 2026 Notes), and conversion mechanics (mandatory conversion upon a Liquidity Event for the April 2026 Senior Notes versus voluntary conversion at the holder’s option for the May 2026 Notes). These differing terms and priority positions create inter-creditor complexity that could complicate any future restructuring, refinancing or workout. If we are unable to satisfy our obligations under the notes when due, or if an event of default occurs under either set of notes, the noteholders could enforce their security interests against substantially all of our assets, which could result in a total loss of your investment.

The May 2026 Note holders may elect not to convert the May 2026 Notes into Common Stock, which would require us to repay the full principal amount in cash at maturity.

Unlike the April 2026 Senior Notes, which mandatorily convert into shares of Common Stock upon the occurrence of a Liquidity Event, the May 2026 Notes are convertible into Common Stock solely at the option of the holder at any time following the original issue date. There can be no assurance that the May 2026 Note holders will elect to convert the May 2026 Notes. If the May 2026 Note holders do not elect to convert, we would be required to repay the full aggregate principal amount of approximately $7,692,308 in cash at maturity, which substantially exceeds the $5,000,000 in cash proceeds we would receive upon funding. As of March 31, 2026, our cash on hand was $1,414,608. Even after giving effect to the proceeds from both note financings, we may not have sufficient cash resources to satisfy our repayment obligations under the May 2026 Notes if the holders do not convert, which could result in an event of default and the enforcement of the May 2026 Security Agreement against our assets.

The ELOC Agreement contains conditions that may limit our ability to draw on the equity line of credit, and we may not be able to access the full commitment amount.

Our ability to sell shares under the ELOC Agreement and the amounts we may raise thereunder are subject to a number of conditions and limitations, including: (i) a beneficial ownership limitation of 4.99%, which restricts the ELOC Investors from purchasing shares that would result in their beneficial ownership exceeding such threshold; (ii) an exchange cap of 19.99% of our outstanding shares as of the effective date, unless stockholder approval is obtained or the average price of shares sold meets certain thresholds; (iii) volume limitations that may reduce the number of shares purchased in any given pricing period; (iv) the requirement that an effective registration statement covering the resale of such shares be in effect at the time of each sale; and (v) a maximum purchase amount per notice that is tied to average daily trading volume. As a result of these limitations, we may not be able to draw down the full $50,000,000 commitment, and the actual amount of capital available to us under the ELOC may be substantially less than the full commitment amount. Our inability to access the full ELOC commitment when needed could adversely affect our liquidity and our ability to fund our operations and growth plans.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our ability to produce accurate financial statements and on our stock price.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish in our future annual reports a report by management on the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm will also be required to attest to the effectiveness of our internal control over financial reporting once we cease to qualify as an emerging growth company. To comply with these requirements, we will need to document and test our internal control procedures, which will require significant expenditures of time and resources.

If we identify material weaknesses in our internal control over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner, or cannot assert that our internal controls are effective, we could be subject to sanctions or investigations by regulatory authorities. Any such failure could result in material misstatements in our financial statements, a loss of investor confidence in the reliability of our reported financial information, and a decline in the market price of our Common Stock.

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Material weaknesses in our internal control over financial reporting may cause us to fail to timely and accurately report our financial results or result in a material misstatement of our financial statements.

In connection with the audits of our 2025 and 2024 financial statements, we and our independent registered public accounting firm identified control deficiencies in the design and operation of our internal control over financial reporting that constituted a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Our material weakness related to the following control deficiencies:

● The Company does not maintain effective controls over the preparation, review and timely completion of period-end financial statements, which is inclusive of (i) a lack of consistent and proper application of processes and procedures, (ii) sufficiency of resources with an appropriate level of technical accounting and reporting experience, (iii) a lack of review and supervision, (iv) a lack of clearly defined control processes, roles and segregation of duties within finance and accounting functions, and (v) a lack of sufficient inventory counting procedures.

The deficiencies described above, if not remediated, could result in a misstatement of one or more account balances or disclosures in our annual or interim financial statements that would not be prevented or detected, and, accordingly, we determined that these control deficiencies constitute a material weakness.

We do not expect to pay any dividends for the foreseeable future.

We do not anticipate paying any dividends to our stockholders for the foreseeable future. Accordingly, stockholders may have to sell some or all of their Common Stock to generate cash flow from their investment. Stockholders may not receive a gain on their investment when they sell our Common Stock and may lose some or all of the amount of their investment. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors our board of directors deems relevant.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

We cannot assure you that our securities will continue to be listed on Nasdaq even if our securities are listed on Nasdaq. Following the listing of our common stock on Nasdaq, in order to maintain our listing, we will be required to comply with certain Nasdaq continuing listing rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, corporate governance and various additional requirements. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our securities could be subject to delisting. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance on our company or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any state or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

Securities law claims under Sections 11 and 12 of the Securities Act may be more difficult for investors to pursue in connection with this direct listing than in a traditional underwritten offering, which could limit remedies available to investors and affect the outcome of securities litigation.

Because this offering is being conducted through a direct listing, rather than a traditional underwritten initial public offering, investors may face additional challenges in bringing securities liability claims under Sections 11 and 12 of the Securities Act. In a traditional underwritten offering, plaintiffs generally can trace their purchases to the shares registered under the applicable registration statement. In a direct listing, however, both registered and unregistered shares may be available for trading immediately upon listing, which can make tracing significantly more difficult. Courts, including the U.S. Supreme Court in Slack Technologies, LLC v. Pirani, 598 U.S. 579 (2023), and the Ninth Circuit in Pirani v. Slack Technologies, Inc., 127 F.4th 1183 (9th Cir. 2025), have addressed whether plaintiffs must trace their purchases to shares registered under the registration statement to establish standing under Section 11 or Section 12 of the Securities Act. These decisions highlight uncertainty and potential limitations on investors’ ability to pursue claims under the Securities Act in the context of a Direct Listing. As a result, investors in our common stock may have more limited remedies available in securities litigation compared to investors in companies that complete a traditional underwritten initial public offering. This uncertainty could affect the willingness of investors to purchase our shares and could increase the costs, risks, and outcomes of potential securities litigation

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains “forward-looking statements,” which we intend to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, and results of operations. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

These forward-looking statements present our estimates and assumptions only as of the date of this prospectus and are subject to several known and unknown risks, uncertainties, and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	Our ability to develop and sell our proposed products.
●	Our ability to source, retain, and expand our technical and business staff to meet the demands of our expanding and diversifying business.
●	Our ability to raise the substantial amount of additional funds that will be necessary for our business to succeed, which funds may not be available on acceptable terms or available at all.
●	Assumptions relating to the size of the market for our products.
●	Unanticipated regulations of our products that add barriers to our business and have a negative effect on our operations.
●	Our estimates of expenses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing.
●	Our status of an early-stage pre-net income company with a business model and marketing strategy still being developed and largely untested.
●	Our ability to avoid a significant disruption in our information technology system, including security breaches, or our ability to implement new system and software successfully.
●	Our ability to obtain and maintain intellectual property protection for our products.
●	The other risks identified in this prospectus including, without limitation, those under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” as such factors may be updated from time to time in our other filings with the SEC.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our common stock, you should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

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USE OF PROCEEDS

The Registered Stockholders may, or may not, elect to sell shares of our common stock covered by this prospectus. To the extent any Registered Stockholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2026 on an actual basis and on a pro forma basis to give effect to (i) the April 2026 Note Financing entered into on April 24, 2026, and (ii) the May 2026 Note Financing entered into on May 21, 2026, each as described under “Recent Developments” elsewhere in this prospectus. The pro forma adjustments giving effect to the May 2026 Note Financing assume that the registration statement of which this prospectus forms a part has been declared effective and that the May 2026 Note Investors have funded their Subscription Amounts. There can be no assurance that effectiveness will be achieved or that funding will occur. See “Risk Factors.”

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and unaudited interim financial statements and related notes thereto included elsewhere in this prospectus.

The following table sets forth our cash and capitalization as of March 31, 2026:

●	on an actual basis;
●	on a pro forma basis to give effect to (i) the April 2026 Note Financing entered into on April 24, 2026, and (ii) the May 2026 Note Financing entered into on May 21, 2026, in each case as described under “Recent Developments,” treating all notes as incurred debt; and
●	on a pro forma as adjusted basis to reflect (1) the pro forma adjustments set forth above and (2) the mandatory conversion of the April 2026 Senior Notes into an aggregate of approximately 1,951,923 shares of common stock upon the closing of this Direct Listing, and the assumed full conversion of the May 2026 Notes into an aggregate of approximately 961,538 shares of common stock, for a combined total of approximately 2,913,461 additional shares of common stock.

	As of March 31, 2026
	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$1,414,608	$16,564,608	$16,564,608
Total long-term liabilities	1,452,135	24,759,828	1,452,135

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-	-
Common stock, $0.0001 par value, 500,000,000 and 100,000,000 authorized, 45,011,281 and 44,500,111 shares issued and outstanding as of March 31, 2026 and December 31, 2025 respectively	4,500	4,500	4,792
Additional paid-in capital	55,987,679	55,987,679	79,384,921
Accumulated deficit	(49,890,077)	(49,890,077)	(49,890,077)
Total stockholders’ equity	6,102,102	6,102,102	29,499,636
Total capitalization	$7,554,237	$30,861,930	$30,951,771

The number of shares of our common stock outstanding as of March 31, 2026 excludes the following shares, which are not reflected in the table above:

●	16,158,269 shares of common stock issuable upon exercise of outstanding warrants (excluding the April 2026 Note Warrants) with a weighted average exercise price of $1.06 per share;

●	15,113,046 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $1.07 per share;

●	10,000,000 shares of common stock underlying unvested restricted stock units; and 507,500 shares of common stock issuable upon exercise of the April 2026 Note Warrants at an exercise price of $8.00 per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section titled “Summary of Financial Information” and our audited financial statements and related notes, each included elsewhere in this prospectus. Data as of and for the years ended December 31, 2025 and 2024 have been derived from our audited financial statements appearing at the end of this prospectus. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period. This discussion and other parts of this prospectus contain forward-looking statements, such as those relating to our plans, objectives, expectations, intentions, and beliefs, which involve risks, uncertainties and assumptions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview

The Company was originally formed as a limited liability company named First Breach, LLC under the laws of the State of Maryland on April 9, 2018 and subsequently converted to a corporation named First Breach, Inc. incorporated under the laws of the State of Delaware on October 22, 2021.

The Company is a match-grade ammunition component manufacturer offering brass cups, brass casings, full-metal-jacket projectiles, lead projectile cores, and lead wire. Equipped with numerous quality control checks, the Company offers match-grade, SAAMI-specification products. Customers will have the ability to order custom head-stamped casings as well as a wide range of grain-size options for projectiles.

The Company is dedicated to building upon its industry experience while emphasizing placing integrity first along with competitive pricing, building customer relations, and utilizing quality raw materials.

Factors and Trends Affecting Our Business and Results of Operations

The Company’s operating results, financial condition, and future growth prospects are influenced by a number of macroeconomic, industry-specific, and geopolitical factors. Management continuously monitors the following trends, each of which may positively or negatively impact the Company’s performance:

Inflation and Cost Pressures in Manufacturing, Talent, and Raw Materials

The Company continues to experience elevated inflationary pressures affecting manufacturing inputs, labor, and raw materials. Wage inflation, competition for skilled personnel, and rising component and material costs have increased the overall cost structure. These pressures may require the Company to adjust pricing, modify sourcing strategies, or improve operational efficiencies to maintain gross margins.

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Global Supply-Chain Vulnerabilities for Raw Materials

Worldwide supply-chain disruptions—including transportation delays, constrained logistics capacity, and limited availability of key raw materials—have created volatility in lead times and procurement costs. Unpredictable shortages, reliance on certain international suppliers, and fluctuations in global trade conditions may adversely affect production schedules and inventory management.

Domestic Political and Geopolitical Risks Across Jurisdictions

The Company operates in an environment influenced by evolving domestic regulatory policies, political uncertainty, and geopolitical tensions. Changes in trade restrictions, defense-related policies, foreign investment rules, sanctions, or interstate regulatory frameworks may affect market access, cost structures, or demand for the Company’s products.

Funding Constraints and Need for Additional Capital

The Company’s growth strategy and operational expansion require continued access to capital. Prevailing market conditions—such as higher interest rates, limited availability of venture or institutional financing, or volatility in the equity markets—may impact the Company’s ability to raise funds on acceptable terms or within desired timelines. These constraints may affect investment in production, research and development, or strategic initiatives.

Inflationary Cost Uncertainty Affecting Pricing and Margins

Persistent cost volatility has created uncertainty in forecasting product margins. Rapid or unpredictable changes in input costs may limit the Company’s ability to adjust pricing in a timely manner or could require price increases that may not be fully absorbed by customers. Such conditions may negatively affect gross margins, profitability, and operating cash flows.

Demand Decline from Potential Political or Economic Factors

The Company’s revenue trajectory is influenced by broader economic conditions and political developments. Economic downturns, shifts in government spending priorities, changes in procurement processes, or reductions in customer budgets may soften demand. Additionally, political instability or regulatory changes in certain jurisdictions may slow customer adoption or delay purchasing cycles.

Components of Results of Operations

Revenue

The Company derives its revenue primarily from the production and sale of ammunition, which includes shipping income. Revenue is recognized when the Company satisfies its performance obligations to its customers, which generally occurs at a set delivery of the deliverables as specified in its customer contracts, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company reports any tax assessed by a governmental authority that the Company collects from its customers that is both imposed on and concurrent with its revenue-producing activities (such as sales, use, value-added and excise taxes) on a net basis (meaning the Company does not recognize these taxes in either its revenues or its costs and expenses).

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Operating Expenses

Cost of revenues includes all finished material, supplies and materials, depreciation of equipment, equipment rental, and freight.

Depreciation and amortization expenses include depreciation of property and equipment and amortization of leasehold improvements. Depreciation and amortization is based on the estimated useful lives of the assets using the straight-line method.

Selling, general and administrative expenses primarily consist of costs associated with administrative staff salaries, facilities, utilities, insurance, marketing & advertising, stock-based compensation, legal fees and other office expenses related to the Company’s business functions.

Other Expenses, Net

Other expenses, net consists primarily of interest income, interest expenses, loss on sale of equipment and a loss on the liquidation of raw materials outside the normal course of operations, and other miscellaneous expenses.

Results of Operations

Comparison of the Three months Ended March 31, 2026 and 2025

The following table sets forth our summarized financial information for the periods indicated:

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Revenues	$266,004	$15,685	$250,319	1,595.90%
Cost of revenues	629,850	327,496	302,354	92.32%
Net loss associated with liquidation of raw materials	-	386,189	386,189	(100.00)%
Gross margin	(363,846)	(698,001)	334,155	47.87%
Operating expenses:
Selling, general and administrative expense	14,085,908	472,582	13,613,326	2,880.63%
Total operating expenses	14,085,908	472,582	13,613,326	2,880.63%
Loss from operations	(14,449,754)	(1,170,583)	(13,279,171)	1,1134.41%
Other expense, net:
Interest expense, net	(144,356)	(406,330)	261,973	(64.47)%
Loss on sale of assets	(39,457)	-	(39,457)	100.00%
Other income	-	17,000	(17,000)	(100.00)%
Other expense	(13,388)	(10,263)	(3,125)	30.45%
Total other expense, net	(197,201)	(399,592)	202,329	50.65%
Net loss	$(14,646,955)	$(1,570,175)	$(13,076,780)	832.82%

Revenue

Revenue increased by $250,319 or 1,595.90% or the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase in revenue was primarily attributable to a strategic shift in the Company’s core product offerings and the implementation of new inspection equipment during the three months ended March 31, 2026.

Cost of Revenue

Cost of revenue increased by $302,354 or 92.32% for the three months ended March 31, 2026, compared to three months ended March 31, 2025, partially attributable with the increase in revenue. In addition, higher fixed manufacturing costs and lower production volumes led to under-absorption of overhead, which negatively affected gross margin.

Net Loss associated with Liquidation of Raw Materials

The net loss associated with liquidation of raw materials for the three months ended March 31, 2026 and 2025 was $0 and $386,189, respectively, attributable to the liquidation of certain raw material inventory outside the normal course of operations to support operating cash flow and working capital management, which resulted in proceeds below the inventory’s carrying value. The Company does not anticipate further liquidation of raw materials.

Operating Expenses

Selling, general and administrative expenses increased by $13,613,326 or 2,880.63%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The primary increase in selling, general and administrative expenses was primarily attributable to non-cash stock based compensation of $13,002,574, an increase in professional fees associated with the public listing of $317,075 and increase in salary and benefits of $238,084.

Total Other Expenses, Net

Total other expenses, net decreased by $202,329 or 50.65%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The decrease in other expenses, net was primarily attributable to decreased interest expense of $261,973.

Net Loss

Net loss increased by $13,076,780 or 832.82%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, due to the fluctuations described above under “Revenue,” “Operating Expenses,” and “Other Expenses, Net.”

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Comparison of the Years Ended December 31, 2025 and 2024

The following table sets forth our summarized financial information for the periods indicated:

	Years Ended December 31,
	2025	2024 (Restated)	$ Change	% Change
Revenues	$384,129	$773,870	$(389,741)	(50.36)%
Cost of revenues	1,761,368	2,235,004	(473,636)	(21.19)%
Net loss associated with liquidation of raw materials	684,960	943,278	(258,318)	(27.39)%
Gross margin	(2,062,199)	(2,404,412)	342,213	14.23%
Operating expenses:
Selling, general and administrative expense	7,926,714	2,836,942	5,089,772	179.41%
Total operating expenses	7,926,714	2,836,942	5,089,772	179.41%
Loss from operations	(9,988,913)	(5,241,354)	(4,747,559)	90.58%
Other expense, net:
Interest expense, net	(1,866,438)	(791,730)	(1,074,708)	135.74%
Loss on extinguishment of debt	(2,017,314)	-	(2,017,314)	100.00%
Loss on sale of assets	(1,906)	-	(1,906)	100.00%
Other income	93,500	-	93,500	100.00%
Other expense	(41,050)	(41,050)	-	0.00%
Total other expense, net	(3,833,208)	(832,780)	(3,000,428)	360.29%
Net loss	$(13,822,121)	$(6,074,134)	$(7,747,987)	127.56%

Revenue

Revenue decreased by $389,741, or 50.36%, for the year ended December 31, 2025, compared to the year ended December 31, 2024. The decrease in revenue was primarily attributable to a strategic shift in the Company’s core product offerings and the implementation of new inspection equipment during 2025.

Cost of Revenue

Cost of revenue decreased by $473,636, or 21.19%, for the year ended December 31, 2025, compared to the prior year, partially attributable with the decline in revenue. In addition, higher fixed manufacturing costs and lower production volumes led to under-absorption of overhead, which negatively affected gross margin.

Net Loss associated with Liquidation of Raw Materials

The net loss associated with liquidation of raw materials for the year ended December 31, 2025 and 2024 was $684,960 and $943,278, respectively, attributable to the liquidation of certain raw material inventory outside the normal course of operations to support operating cash flow and working capital management, which resulted in proceeds below the inventory’s carrying value. The Company does not anticipate further liquidation of raw materials.

Operating Expenses

Selling, general and administrative expenses increased by $5,089,772 or 179.41%, for the year ended December 31, 2025, compared to the year ended December 31, 2024. The primary increase in selling, general and administrative expenses was primarily attributable to non-cash stock based compensation of $4,581,625, an increase in professional fees associated with the public listing of $430,708 and increase in supplies and materials of $157,042, offset by a reduction in salary and benefits of $154,645.

Total Other Expenses, Net

Total other expenses, net increased by $3,000,428 or 360.29%, for the year ended December 31, 2025, compared to the year ended December 31, 2024. The increase in other expenses, net was primarily attributable to increased interest expense of $1,078,360 and a loss on extinguishment of debt of $2,017,314.

Net Loss

Net loss increased by $7,747,987 or 127.56%, for the year ended December 31, 2025, compared to the year ended December 31, 2024, due to the fluctuations described above under “Revenue,” “Operating Expenses,” and “Other Expenses, Net.”

Liquidity and Capital Resources

Three months ended March 31, 2026, and 2025:

As of March 31, 2026 and 2025, our cash was $1,227,767 and $431,378, respectively. The following table shows a summary of our cash flows for the periods presented:

	Three Months Ended, March 31,
	2026	2025	$ Change	% Change
Net cash used in operating activities	$(2,015,407)	(518,118)	$(1,497,289)	288.99%
Net cash used in investing activities	(149,577)	(14,181)	(135,396)	954.79%
Net cash provided by financing activities	1,102,470	329,401	773,069	234.68%
Net decrease in cash	(1,062,514)	(202,898)	(859,616)	423.67%
Cash, beginning of period	2,477,122	434,613	2,042,509	469.96%
Cash, end of period	1,414,608	231,715	1,182,890	510.49%

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Operating Activities

Net cash used in operating activities increased by $1,497,289, or 288.99%, to $2,015,407 for the three months ended March 31, 2026 compared to the net cash used in operating activities of $531,506 for the three months ended March 31, 2025. Cash used in operating activities for the three months ended March 31, 2026 was primarily attributable to a net loss of $14,646,955, an addition of non-cash stock based compensation of $13,002,574 and depreciation adjustment of $335,238, debt discounts of $53,334, and non-cash PIK interest of $15,113. The remaining change was primarily attributed to net negative cash from changes in operating assets and liabilities of $734,299.

Cash used in operating activities for the three months ended March 31, 2025 was primarily attributable to a net loss of $1,570,175 and the addition of non-cash deprecation adjustment of $332,566 and debt discounts of $195,069, and non-cash PIK interest of $62,596. The remaining change was primarily attributed to net positive cash from changes in operating assets and liabilities of $459,738

Investing Activities

Net cash used in investing activities decreased by $135,396, or 954.79%, to $149,577 for the three months ended March 31, 2026 compared to $14,181 in net cash used in investing activities for the three months ended March 31, 2025. The net cash used in investing activities for the three months ended March 31, 2026 and 2025 consisted of capital expenditures of $149,577 and $14,181, respectively.

Financing Activities

Net cash provided by financing activities increased by $773,069, or 234.68%, to $1,102,470 for the three months ended March 31, 2026 compared to the net cash provided by financing activities of $329,401 for the three months ended March 31, 2025.

The net cash provided by financing activities for the three months ended March 31, 2026 consisted of proceeds from issuance of common stock of $1,342,003, offset by net payments on notes payable of $34,689 and principal payments on the financing leases of $204,844.

The net cash provided by financing activities for the three months ended March 31, 2025 consisted of proceeds from convertible notes of $500,000 offset principal payments on the financing leases of $170,599.

As of March 31, 2026, current assets totaled $2,352,846 and current liabilities totaled $4,091,059 as compared to current assets totaling $3,493,562 and current liabilities totaling $4,631,271 at December 31, 2025. As a result, we had negative working capital of $1,738,213 at March 31, 2026, compared to a negative working capital of $1,137,709 at December 31, 2025. The decrease in the working capital as of March 31, 2026 is primarily attributable to the loss from operations of $1,309,143, exclusive of non-cash stock based compensation of $13,002,574 and depreciation and amortization of $335,238, an increase in the current maturities of convertible notes payable of $220,090, a aggregate decrease in accounts payable, accrued liabilities and accrued expenses, related party of $418,282, partially offset by a reduction of inventory of $93,940 and proceeds form the issuance of stock of $1,342,003.

On April 24, 2026 (the “Original Issuance Date”), the Company entered into a securities purchase agreement with certain related parties, pursuant to which the Company issued senior secured convertible promissory notes in the principal amount of $10,500,000 (the “Notes”) plus OID of $5,465,385 and matures twelve (12) months from the Original Issuance Date. The cash proceeds received by the Company were $10,500,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Notes bear interest at a rate of 6% per annum per annum on the original outstanding principal amount.

In connection with the issuance of the Notes, the accredited investors were also issued a total of 282,500 six month warrants to purchase shares of the Company’s common stock at an exercise price of $8.00 per share (the “Warrant Shares”). If, while the Warrant Shares are outstanding, the Company issues common stock for consideration per share less than $8.00, the exercise price of the Warrant Shares will be reduced to the latest common stock issuance price.

On May 21, 2026 (the “Original Issuance Date”), the Company entered into a securities purchase agreement with certain related parties, pursuant to which the Company issued senior secured convertible promissory notes in the principal amount of $5,000,000 (the “Notes”) plus OID of $2,692,308, and matures twelve (12) months from the Original Issuance Date. The cash proceeds to be received by the Company are $5,000,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Notes do not bear interest.

On May 21, 2026, the company entered into a Equity Line of Credit Agreement (the “ELOC Agreement”) with certain accredited investors (the “ELOC Investors”), pursuant to which the Company can issue $50,000,000 in Common Stock. The term of the ELOC Agreement is thirty six (36) months from the date of the agreement. Under the ELOC Agreement, the Company may, at its sole discretion, deliver purchase notices to ELOC Investors directing them to purchase shares of the Company’s Common Stock at a purchase price equal to 97% of the volume-weighted average price of the Common Stock during a specified pricing period. In connection with the ELOC Agreement, the Company has paid $25,000 in legal expenses. There are no commitment fees associated with the ELOC Agreement.

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We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we anticipate that all available funds and any earnings generated in our business will be used to finance the growth of our business and will not be paid out as dividends to our shareholders. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board of Directors may deem relevant.

Management is exploring new product channel sales in distributors and continuing e-commerce sales of produce for consumers. The Company has increased its focus on sales and developing a sales pipeline for potential customers. This customer base expansion will enable us to provide financial stability for the foreseeable future, expand our current processes, and position us for long-term shareholder value creation. Additionally, the Company continues to evaluate strategic initiatives (e.g., acquisitions) and additional capital raises through debt or equity may be necessary to achieve these objectives. See the “Business” section appearing elsewhere in this prospectus for our joint venture with First Forge Technologies Inc.

The Company’s management concluded that its recurring losses from operations and the fact that it has not generated significant revenue or positive cash flows from operations raise substantial doubt about its ability to continue as a going concern for the next 12 months from the date of filing.

The Company expects to continue to generate operating losses and negative cash flow from operations for the foreseeable future. Our ability to continue to operate as a going concern in the long term is dependent upon our ability to manage and grow our current products and to ultimately achieve profitable operations.

Management may consider various options to raise capital to fund potential acquisitions through equity or debt offerings. There can be no assurances, however, that management will be able to obtain sufficient additional funds, if needed, or that such funds, if available, will be obtained on terms satisfactory to us. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should we be unable to continue as a going concern.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including the recoverability of long-lived assets.

Critical Accounting Policies and Estimates

Equity Classified Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The Company’s assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance.

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Indebtedness

The Company did not have any bank debt or revolving credit facilities for any of the periods presented. However, of March 31, 2026, the Company has outstanding convertible promissory notes to investors in private placements and entered into financing lease arrangements.

As of March 31, 2026, the Company had outstanding convertible promissory notes with a gross principal balance of $612,900 and accrued payment-in-kind (“PIK”) interest of $46,600, net of original issue discount (“OID”) of $36,045 and unamortized debt discount of $83,036, resulting is a total stated balance of $540,420. The notes bear interest at rates of 10% per annum, which accrues as PIK interest, is not payable in cash, and is added to the outstanding principal balance of the notes. The notes have stated maturity dates ranging from November 2026 to June 2027.

The notes are unsecured and, subject to certain conditions, are convertible into shares of the Company’s common stock upon the occurrence of a qualified financing or a Liquidity Event, defined as the Company’s consummation of a direct listing of its shares on a public marketplace based on a Company valuation of not more than $60.0 million. Upon conversion, the aggregate principal amount, including accrued PIK interest, converts at a price equal to a 15% discount to the price paid by investors.

The notes contain customary events of default, including failure to pay principal or interest when due and certain insolvency events, which could result in acceleration of amounts due.

In addition, the Company has outstanding finance lease arrangements primarily related to equipment. As of March 31, 2026, the Company had outstanding finance lease obligations with an aggregate present value of approximately $1,470,076, with remaining lease term of 1.4 years and a weighted-average interest rate of 22.7%. The finance leases are secured by the underlying leased assets.

Contractual Obligations and Commitments

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. The Company is not a party to any litigation or proceeding, including any governmental proceeding, which our management believes could result in any judgments or fines against us that would have a material adverse effect on our financial position, liquidity or results of future operations.

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Off-Balance Sheet Transactions

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Our financial statements and the related notes thereto included in this prospectus are prepared in accordance with United States generally accepted accounting principles. The preparation of financial statements also requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. These estimates are developed based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operation, and cash flows will be affected. We believe that the accounting policies described below involve a greater degree of judgment and complexity. Accordingly, these are the estimates we believe are most critical to aid in fully understanding and evaluating our financial condition, results of operations and future performance. We have described our significant accounting policies within Note 2 to our audited financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical information for its stock. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expenses could be materially different for future awards.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the Jumpstart Our Business Startups Act (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect not to take advantage of the extended transition period and to comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Following the listing of our common stock on Nasdaq, we expect to be an emerging growth company and will have the benefit of the extended transition period. We intend to take advantage of the benefits of this extended transition period.

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Emerging Growth Company and Smaller Reporting Company Status

As an “emerging growth company,” under the JOBS Act, we are permitted to take advantage of an extended transition period for complying with new or revised accounting standards. We may elect to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised standard at the time private companies adopt the new or revised standard and may do so until such time that we either irrevocably elect to opt out of such extended transition period or no longer qualify as an emerging growth company. We may choose to adopt any new or revised accounting standards early whenever such early adoption is permitted for private companies.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we choose to rely on available exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), or (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. We will remain an emerging growth company until the earliest to occur of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.

We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be permitted to do so for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

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Accounting Pronouncements

Recently Issued and Adopted Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be permitted to do so for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. The amendments also require disclosure of all annual segment profit or loss and asset disclosures in interim periods and provide expanded disclosure requirements for entities with a single reportable segment.

ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods beginning after December 15, 2024. The Company adopted ASU 2023-07 for its year ended December 31, 2024, in accordance with the required effective date for non-accelerated filers. The adoption did not impact the Company’s financial position, results of operations, or cash flows; however, it resulted in enhanced segment disclosures in the notes to the financial statements in accordance with ASC 280, Segment Reporting. These enhancements include the identification of significant segment expense categories, disclosure of the measures of segment profit or loss used by the Chief Operating Decision Maker (“CODM”), related reconciliations to the most comparable GAAP measure, and expanded disclosures for entities with a single reportable segment.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The Company adopted ASC 2023-09 for the year ended December 31, 2025, and applied the new disclosure requirements prospectively to the current annual period. Prior period disclosures have not been adjusted to reflect the new disclosure requirements. For additional information, see Note 19 “Income Taxes” to the financial statements.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses to expand the disclosure requirements for certain costs and expenses. In January 2025, FASB issued ASU 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which clarified the effective date of ASU 2024-03 as periods beginning after December 15, 2026 for annual reporting, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the potential impact that the adoption of these ASUs will have on its financial statements.

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BUSINESS

Executive Summary

We are an integrated manufacturer of high-quality ammunition and ammunition components, serving commercial, law enforcement, and military markets. With in-house production capabilities, we are able to maintain tight control over our supply chain and quality assurance from raw material processing to final product assembly. We operate in a state-of-the-art facility that includes an on-site lead smelting operation, allowing us to ensure the consistency, purity, and availability of one of the most critical raw materials in ammunition manufacturing, and brass cup and casing manufacturing from raw materials. We maintain relationships with multiple raw materials suppliers worldwide, including but not limited to ABCO Metals, Gemciler Guven Metal, and Mittal Metals, to ensure a consistent inflow in the materials needed to manufacture product and avoid potential global supply issues. Our in-house wearable tooling department further enhances production efficiency and quality by designing and fabricating precision tools tailored to our manufacturing processes. Through stringent quality control, high-tech machinery, and deep industry expertise, we have established a strong reputation among shooting sports enthusiasts, tactical professionals, and OEM clients. We distribute our products primarily through distributor channels, but we also sell smaller quantities of product directly to consumers and small businesses. We take pride in our customer relationships and do not limit ourselves to only a few customers, but we strive to distribute as many of our products as practical to as many customers as possible. In doing so, we have developed a strong customer base with over 140 potential sales channels.

Our vision is to establish ourselves as a leading participant in the United States and international ammunition markets. Through the production of high-quality, competitively priced products, we seek to achieve significant expansion of our market share and operational scale. As one of the few fully vertically integrated manufacturers capable of producing both components and finished cartridges, we maintain and continuously seek to strengthen a distinct competitive advantage supported by ongoing capital investments, strategic acquisitions, and partnerships. The global ammunition industry continues to experience robust demand driven by sustained civilian consumption for personal safety and recreational use, as well as increased defense and law enforcement expenditures amid geopolitical uncertainty. We are well-positioned to capture this growth through continuous process improvements, product line diversification, and the expansion of our distribution network. Concurrently, we intend to enhance our direct-to-consumer channels and brand visibility through targeted marketing, industry events, and strategic media collaborations.

In addition to our core operations, on September 23, 2025, we entered into a strategic joint venture with ideaForge Technology Inc., the world’s #3 ranked dual-category drone manufacturer and a recognized innovator in UAS. The joint venture—First Forge Technologies Inc.—will be a U.S.-based enterprise focused on the localized production and sale of advanced drone platforms for defense, homeland security, and commercial applications. Leveraging ideaForge’s proprietary avionics and autonomous technologies alongside our precision manufacturing infrastructure and domestic supply chain capabilities, the venture will deliver fully U.S.-compliant, “Made in the USA” aerial systems designed to meet federal and state procurement standards. We anticipate initial production and pilot deployments beginning in early 2026, with the goal of securing government and enterprise contracts simultaneously. This initiative aligns with U.S. policy directives aimed at strengthening domestic manufacturing, enhancing national security, and fostering technological independence, positioning us for meaningful long-term growth across both ammunition and aerospace sectors.

In furtherance of our drone and defense technology strategy, on May 1, 2026, we entered intothe Hellbender MSA for the design, engineering, prototyping and demonstration of volume manufacturing capability for two Class 1 attritable first-person-view drone platforms targeted for deployment consistent with U.S. National Defense Authorization Act requirements and the Department of Defense Drone Dominance Program parameters. See “Recent Developments — Hellbender” below for additional information.

Corporate Background

We were originally formed as a limited liability company named First Breach, LLC under the laws of the State of Maryland on April 9, 2018 and subsequently converted to a corporation named First Breach Inc. incorporated under the laws of the State of Delaware on October 22, 2021. We did not begin any operations until 2020. The Company began as a wholesaler of ammunition and tactical equipment for both domestic and foreign consumption. After experiencing significant growth in the wholesale space, we decided to enter the manufacturing space. The Company, in a very short time, built a manufacturing facility where it currently produces components and cartridges of ammunition for both pistol and rifle.

Vision, Industry, and Market Opportunity

Our vision is to become a key player in domestic US and international ammunition industry. We plan to significantly expand market share with our high quality products and competitively priced products. We continuously improve production processes to increase output while maintaining quality in efforts to achieve economies of scale and enhance our competitiveness. We plan to continue expanding our product lines and offerings as one of only a few completely vertically integrated manufactures through capital equipment investment, growth through strategic acquisitions, and strategic industry partnerships. There are only a small number of companies in our industry that manufacture and sell both components and finished cartridges. There are very few competitors in our industry and increasing demand for our products. Due to consistent growth in civilian demand, including drivers for personal safety concerns and recreational sport, and military or law enforcement needs as a result of geopolitical tensions and growing expenditures, we are positioned well for continued growth and expansion. We strive to enhance our customers’ experience and meeting their growing needs, while consistently building relationships with new distributors, manufacturers, major retailers, and our mass-market audience. We plan to expand our direct to consumer distribution lines and brand recognition through continued media attention, industry events, partnerships, and social media influencers and affiliates.

Products & Manufacturing

Our core product lines include centerfire cartridges, bullets, casings, and cups, for pistol and rifle, that provide reliability, accuracy, and performance to the consumer.

The Company is only one of a small number of manufacturers that manufacturers components from raw materials and finished products. We have been successfully operating in a complex and dynamic environment through enhancing existing product lines, improving ammunition performance, optimizing production processes and constantly improving manufacturing efficiency and quality assurance. We have continued to invest in advanced manufacturing techniques, as well as higher levels of automation and quality control in efforts to reduce costs and maintain competitiveness. In addition, we have maintained a diversified supply chain for raw materials and other consumables in order to ensure consistent manufacturing uptime. Our manufacturing emphasizes rigorous standards for safety, reliability, accuracy, and cleanliness. Every cartridge is purpose-built, engineered with careful attention to achieving the ideal balance of uniformity, velocity, consistency, and grouping accuracy. Each component and cartridge undergo a comprehensive, multi-step inspection process to ensure superior quality and performance. We continuously push to strengthen our efficiency and output while maintaining the world-class quality product that we produce.

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Competitive Strengths

We manufacture high quality products at competitive pricing, giving our customer the best options when sourcing their components or cartridges. The Company holds its product to match-grade quality standards and strives to mitigate any product that doesn’t meet specifications. We are focused on integrated production from raw materials which provides better quality assurance and management of productions lines and reduced component sourcing, while being only one of a few companies that produces brass cups from raw brass strip. Our success in part also comes from the extremely high quality customer service that we offer and the effectiveness of management. Manufacturing from raw materials and producing other wear parts for our machines in-house gives us the ability or offer custom labeled or package purchase options to our customers. Our lean and flexible manufacturing strategy allows us to pivot between civilian, military and law enforcement priorities based on market conditions.

Competition

There are only a small number of companies that comprise the majority of the ammunition and ammunition component manufacturing industry. Over the past few years, the industry has experienced significant consolidation. Most of these companies are divisions of larger companies or owned by foreign entities. Our focus is on manufacturing high quality and reliable ammunition and components at competitive prices. Our primary competitors include the Winchester Ammunition division of Olin Corporation, Hornady Manufacturing Company, PMC Ammunition, Federal Premium Ammunition, Skydio, BRINC Drones Inc., and Ondas Holdings Inc.

A significant portion of our competition consists of divisions of larger, well-capitalized enterprises that benefit from substantial economies of scale, established supplier relationships, diversified product portfolios, and broader distribution networks. These competitors may be able to achieve lower per-unit production costs, negotiate more favorable pricing for raw materials, and tolerate pricing pressure for extended periods, which can create competitive challenges for smaller manufacturers seeking to offer competitively priced products.

While we may not have the same scale advantages as certain larger competitors, we have structured our operations to compete effectively on price through a high degree of vertical integration, disciplined cost management, and focused capital investment. We manufacture a significant portion of our key components internally, which reduces dependence on third-party suppliers, limits exposure to supplier margin markups, and enhances cost predictability. In addition, we have invested in specialized production equipment, automation, and process optimization initiatives designed to increase throughput, improve yields, and reduce per-unit manufacturing costs as production volumes increase. We make ongoing efforts to secure reliable sources of critical raw materials through negotiated supply arrangements, inventory planning, and operational flexibility, which we believe mitigate input cost volatility and supply disruption risk. We further emphasize operational efficiency, overhead discipline, and continuous process improvement as core elements of our cost structure strategy. While larger competitors may benefit from scale-driven pricing advantages, we believe that our vertically integrated manufacturing model, capital-efficient operating structure, and ability to scale production within existing facilities position us to offer high-quality, reliable ammunition and components at competitive prices while maintaining acceptable margins.

Challenges

We face certain industry-related challenges that may influence our operations and financial performance. Scaling production in our industry is capital intensive and requires significant investment in manufacturing equipment, facilities, working capital, and skilled labor. Our ability to expand production capacity and achieve operating efficiencies depends in part on our ability to access additional capital on acceptable terms. The ammunition industry is influenced by the domestic political environment, regulatory developments, and geopolitical tensions relating to firearm policies, which may affect demand for our products either positively or negatively. Changes in laws, regulations, or public sentiment regarding firearms and related products could impact market conditions, customer demand, and our operating environment. In addition, current U.S. policies, including tariffs or trade restrictions, may affect certain imported raw materials and components used in our manufacturing processes, which could increase input costs or disrupt supply chains. Although we seek to mitigate these risks through supply arrangements, inventory planning, and operational flexibility, there can be no assurance that such measures will fully offset cost increases or supply disruptions. We also operate in a competitive environment where larger competitors may have greater financial resources, broader distribution capabilities, and stronger purchasing power, which may create pricing pressure or limit our market share. Our ability to successfully compete depends on maintaining operational efficiency, managing costs, continuing to invest in automation and process improvements, and effectively scaling production while maintaining product quality.

Research and Development

We are constantly developing our flexible manufacturing processes to best facilitate all of our customers. We conduct research and execute, when optimal, on enhancing current production lines as well as introducing technological advancements or new equipment to our manufacturing operation. Over some time we have been exploring options for innovative ammunition, such as developing ammunition made out of advanced materials, composites and hybrids. We intend to not only expand our conventional caliber offerings to the market, but to also introduce innovative ammunition options in the future that should be more environmentally-friendly or more optimal to shooters, military operators, and law enforcement.

Government Regulation

We adhere to government regulations regarding ammunition manufacturing. We are licensed with the state of Maryland as well as the Bureau of Alcohol, Tobacco, Firearms and Explosive to manufacture ammunition and possess explosive materials on premises. We are subject to International Traffic in Arms Regulations (“ITAR”) regulations should we export product outside of the US and would only do so in accordance with ITAR compliance rules.

Recent Developments

First Forge Technologies Inc. – Drone Joint Venture

Material Terms of the JV Agreement

We entered into a joint venture agreement with IdeaForge Technology Inc., (“IdeaForge”) on September 23, 2025 (the “IdeaForge JV Agreement”), as amended on March 11, 2026 (the “IdeaForge JV Amending Agreement”, together with the IdeaForge JV Agreement, the “JV Agreement”), pursuant to which the parties agreed to form First Forge Technology Inc., a Delaware entity (the “Joint Venture”). The core objective of the Joint Venture is to co-develop and manufacture high-performance drones that are fully compliant with U.S. regulatory and defense standards, as well as the development of new intellectual property and drone technology, while being certified and labeled as “Made in the USA.” Pursuant to the JV Agreement, we and IdeaForge are each entitled to 50% of the outstanding equity interests of the Joint Venture, with each party to be issued 5,000 shares for a purchase price of $1.00 upon issuance.

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Obligations of the Joint Venture

Pursuant to the JV Agreement, we agreed, among other things, to (i) make a total capital contribution to the Joint Venture in such amount as may be required for its operations and as agreed between the parties, which shall include a capital contribution of up to $25,000,000 (“Capital Contribution”), of which a first tranche of $10,000,000 shall be invested on or before December 31, 2026 and applied toward the Capital Contribution, with the remaining balance to be invested on or before December 31, 2027, each of which amounts may be adjusted by mutual agreement of the parties, and which investment may be made through the purchase of Series A Preferred Stock which is non-voting, non-convertible, does not carry dividend or liquidation preference rights and does not otherwise participate in the governance or economic rights in the Joint Venture; (ii) facilitate the provision of a demarcated manufacturing facility for manufacturing services, including through lease assistance; (iii) provide the Joint Venture with such technical know-how, expertise and operational assistance as may be reasonably required in connection with obtaining applicable licenses, permits, approvals and regulatory clearances; and (iv) support the Joint Venture’s commercial development efforts by sharing relevant customer contacts in the defense, law enforcement and related sectors globally.

In connection with the JV Agreement, IdeaForge agreed, among other things, to (i) contribute certain technical know-how, experience and expertise necessary for the design, engineering, manufacture, distribution and sale of unmanned aerial vehicles; (ii) transfer to the Joint Venture certain hardware, equipment, components, materials, documentation and other tangible assets necessary for the conduct of the Joint Venture’s business; (iii) contribute certain software and related technology required for the Joint Venture’s operations; (iv) grant the Joint Venture a non-exclusive, non-transferable and revocable right to access and use certain ground control station software, firmware, subsystems, components and related technology necessary for the operation of unmanned aerial vehicles manufactured by the Joint Venture; and (v) license to the Joint Venture certain intellectual property necessary for the conduct of the Joint Venture’s business pursuant to a separate intellectual property licensing agreement.

The Joint Venture is governed by a board of directors (or managers) consisting of four (4) members, of which we have the right to designate two (2) members and IdeaForge has the right to designate two (2) members, with each director entitled to one vote. Except as otherwise provided in the JV Agreement, actions of the board require the approval of a majority of the directors, and certain matters may require approval of the equity holders of the Joint Venture in accordance with the JV Agreement. The JV Agreement also contains provisions relating to licenses and contributions of intellectual property, transfer restrictions, rights of first refusal, tag-along and drag-along rights, deadlock resolution mechanisms, indemnification and limitations of liability. The JV Agreement will remain in effect unless terminated upon the occurrence of specified events, including mutual agreement of the parties, material breach, insolvency or dissolution of the Joint Venture.

The foregoing description of the IdeaForge JV Agreement and the IdeaForge JV Amending Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the IdeaForge JV Agreement and the IdeaForge JV Amending Agreement, which is filed as Exhibit 10.3 and Exhibit 10.5 to this registration statement, respectively.

Objective of the Joint Venture

We expect the Joint Venture to address critical national and state security priorities and provide scalable, reliable aerial platforms for both government and enterprise applications. Our initial focus is the adaptation and localized manufacturing of select drone platforms originally developed by IdeaForge, modified to comply with U.S. defense and commercial aviation standards. Our products are being designed to qualify as “Made in the USA,” aligning with federal policy directives that emphasize supply chain security and domestic sourcing for critical technologies. Our roadmap includes a pipeline of UAS platforms tailored for defense, public safety, infrastructure inspection, and precision agriculture, supported by a vertically integrated production model that prioritizes quality, traceability, and long-term sustainability.

We intend to operate as an independent U.S. entity, with research and development, manufacturing, and customer support functions based entirely within the United States. We intend to begin production, pilot deployments and acquire procurement contracts in early 2026, subject to regulatory approvals and successful customer trials. This partnership between us and IdeaForge positions the Joint Venture to become a key player in the rapidly growing North American drone ecosystem, aligning with U.S. initiatives to strengthen domestic technology supply chains and advance sovereign aerospace capabilities. Currently, IdeaForge drones take off for missions at an estimated rate of every 3 minutes worldwide, and IdeaForge was ranked the #3 dual category drone manufacturer and innovator worldwide by the Drone Industry Insights Global Drone Review 2024.

April 2026 Note Financing

On April 24, 2026, we entered into a note purchase agreement (the “April 2026 Note Purchase Agreement”) with certain accredited investors (the “April 2026 Note Investors”), pursuant to which we agreed to sell and issue to the April 2026 Note Investors (i) senior secured convertible promissory notes (the “April 2026 Senior Notes”) in an aggregate principal amount of up to approximately $15,615,385 (reflecting aggregate cash proceeds to us of up to $10,150,000 after giving effect to an original issue discount of 35.0%), and (ii) five-year warrants (the “April 2026 Note Warrants”) to purchase shares of our common stock (the foregoing transactions, collectively, the “April 2026 Note Financing”). Pursuant to the April 2026 Note Purchase Agreement, we may conduct one or more additional closings for the purchase and sale of additional April 2026 Senior Notes and April 2026 Note Warrants in an aggregate amount sufficient to yield additional cash proceeds to us of up to $5,000,000 (the “Additional Closing Amount”), subject to the mutual written agreement of us and the participating April 2026 Note Investors and the satisfaction of customary closing conditions. The initial closing of the April 2026 Note Financing occurred on April 29, 2026.

The April 2026 Senior Notes bear interest at a rate of 6.0% per annum, payable in cash, and mature twelve (12) months from the date of issuance. The April 2026 Senior Notes are secured by a first-priority lien on substantially all of our assets pursuant to a security agreement entered into between us and the April 2026 Note Investors at the closing of the April 2026 Note Financing (the “April 2026 Security Agreement”). The April 2026 Senior Notes are convertible into shares of Common Stock at the election of the holder at any time at a fixed conversion price of $8.00 per share (the “Conversion Price”), subject to customary adjustments for stock splits, stock dividends and similar events as set forth in the April 2026 Senior Notes. Upon the occurrence of a Liquidity Event (as defined in the April 2026 Senior Notes), the April 2026 Senior Notes will mandatorily convert into shares of Common Stock at the Conversion Price. In connection with the issuance of the April 2026 Senior Notes, we issued to the April 2026 Note Investors April 2026 Note Warrants to purchase an aggregate of 507,500 shares of Common Stock, exercisable at an exercise price of $8.00 per share for a period of five (5) years from the date of issuance, subject to adjustment for certain anti-dilution events, including a full-ratchet anti-dilution provision as set forth in the April 2026 Note Warrants.

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The April 2026 Note Purchase Agreement contains customary representations, warranties and covenants of the Company, and grants the April 2026 Note Investors certain rights, including: (i) preemptive rights to participate pro rata in future issuances of New Securities (as defined in the April 2026 Note Purchase Agreement) by the Company; (ii) individual preemptive rights in favor of Specified Holders to maintain their respective percentage ownership of the Company on a fully-diluted, as-converted basis; (iii) the right of Elbert Basolis to be appointed to the Board of Directors of the Company for a term of five (5) years from the date of the initial closing; (iv) the right of Bradford Johnson to attend all meetings of the Board of Directors in a non-voting observer capacity; (v) tag-along rights and drag-along rights in connection with certain sales of Common Stock by stockholders holding at least five percent (5%) of the outstanding Common Stock; (vi) a most favored nations provision entitling the April 2026 Note Investors to receive terms no less favorable than those provided to any subsequent investor in the Company’s equity securities; and (vii) an exemption from any lock-up provisions, permitting the April 2026 Note Investors to sell the securities acquired in the April 2026 Note Financing immediately upon listing of the Common Stock on a national securities exchange. We intend to use the net proceeds from the April 2026 Note Financing for general corporate purposes and general working capital requirements, including the payment of transaction-related fees and expenses.

Hellbender’s Master Services Agreement

On May 1, 2026, we entered into a Master Services Agreement (the “Hellbender MSA”) with Hellbender, Inc., a Pennsylvania benefit corporation (“Hellbender”), pursuant to which Hellbender will provide technology hardware design, engineering, prototyping and manufacturing services to the Company. The Hellbender MSA governs the terms and conditions under which Hellbender will perform services as set forth in one or more statements of work. Concurrently with the execution of the Hellbender MSA, the parties entered into an initial statement of work (the “Initial SOW”) for the development of two Class 1 attritable first-person-view drone platforms designed for deployment consistent with U.S. National Defense Authorization Act requirements and the Department of Defense Drone Dominance Program parameters.

Under the Initial SOW, Hellbender will design, engineer, prototype and demonstrate volume manufacturing capability for a Close Quarters Strike drone system and a Long Range Strike drone system, each utilizing common components to maximize parts commonality and enable high-volume production. The Initial SOW contemplates a two-phase development program consisting of (i) concept design and preliminary engineering, including the delivery of proof-of-concept prototype systems, and (ii) iterative engineering, design, prototyping and validation, including the delivery of production-intent prototype systems, manufacturing process analyses and preliminary production cost models. The estimated period of performance under the Initial SOW is approximately eleven months from the effective date thereof.

The total estimated cost of the Initial SOW is approximately $3,000,000 on a time-and-materials basis, inclusive of approximately $898,000 in estimated materials costs. Fees are structured on a retainer-based service model, with monthly draws and unused funds rolling over to subsequent periods. Upon termination, any unused retainer funds will be refunded to us.

Pursuant to the Hellbender MSA, except for open-source components, all intellectual property rights in deliverables produced under the agreement are owned by us. Hellbender has granted us a non-exclusive, worldwide, transferable, sublicensable, fully paid-up, royalty-free and perpetual license to use Hellbender’s intellectual property rights in the deliverables to the extent necessary to enable us to make reasonable use of the deliverables and services. In addition, Hellbender has agreed that the overall design and completed drone systems produced under the agreement will remain exclusively our intellectual property and may not be shared with, marketed to or sold to any third party without our prior written consent.

The Hellbender MSA may be terminated by either party upon five days’ written notice. The Hellbender MSA contains customary representations, warranties, indemnification obligations, confidentiality provisions and limitations of liability. Hellbender’s aggregate liability under the agreement is limited to three times the aggregate amounts paid or payable under the applicable statement of work.

The foregoing description of the Hellbender MSA and the Initial SOW is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Hellbender MSA and the Initial SOW, which are filed as Exhibit 10.19 and Exhibit 10.20 to this registration statement, respectively.

May 2026 Note Financing

On May 21, 2026, we entered into a securities purchase agreement (the “May 2026 Note Purchase Agreement”) with certain accredited investors (the “May 2026 Note Investors”), pursuant to which we agreed to sell and issue to the May 2026 Note Investors secured convertible promissory notes (the “May 2026 Notes”) in an aggregate principal amount of approximately $7,692,308 (reflecting aggregate cash proceeds to us of $5,000,000 after giving effect to an original issue discount of 35.0%) (the “May 2026 Note Financing”). The May 2026 Note Purchase Agreement was executed on May 21, 2026. Funding of the May 2026 Notes is conditioned upon the Company’s filing of a request for acceleration of effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 461 under the Securities Act and the approval of our listing application by Nasdaq.

The May 2026 Notes do not bear interest. The May 2026 Notes mature twelve (12) months from the date of issuance. The May 2026 Notes are secured by a security interest in substantially all of our assets pursuant to a security agreement entered into between us and the May 2026 Note Investors (the “May 2026 Security Agreement”), which security interest is subordinate and junior in priority to the security interest held by the April 2026 Note Investors under the April 2026 Security Agreement. The May 2026 Notes are convertible into shares of Common Stock at the election of the holder at any time at a fixed conversion price of $8.00 per share, subject to customary adjustments for stock splits, stock dividends and similar events. No warrants were issued in connection with the May 2026 Note Financing. The May 2026 Notes contain a 4.99% beneficial ownership limitation, which restricts each holder from converting the May 2026 Notes to the extent that such conversion would result in such holder beneficially owning in excess of 4.99% of the outstanding shares of Common Stock. The Company has the option to prepay the May 2026 Notes at any time at the option of the Lead Investors (as defined in the May 2026 Notes), subject to a five Trading Day prior written notice requirement, during which period the holders have the exclusive right to convert all or any portion of the outstanding principal into shares of Common Stock. The shares of Common Stock issuable upon conversion of the May 2026 Notes are being registered for resale under the registration statement of which this prospectus forms a part.

Based on $5,000,000 of aggregate cash proceeds and the 35.0% original issue discount, the aggregate principal amount of the May 2026 Notes is approximately $7,692,308, which, at a conversion price of $8.00 per share, will result in the issuance of approximately 961,538 shares of our Common Stock upon full conversion, representing approximately 2.1% of our currently outstanding shares of Common Stock (based on 45,034,282 shares outstanding as of the date of this prospectus). The May 2026 Note Purchase Agreement contains customary representations, warranties and covenants of the Company, and provides that the Company shall use the net proceeds from the May 2026 Note Financing for general corporate purposes and general working capital requirements, including the payment of transaction-related fees and expenses.

Equity Line of Credit

On May 21, 2026, we entered into a share purchase agreement (the “ELOC Agreement”) with RK Capital Management LLC, North Commerce Parkway Capital LP, and TQP Holdings LLC (collectively, the “ELOC Investors”), pursuant to which we have the right, but not the obligation, to sell to the ELOC Investors up to $50,000,000 in aggregate gross purchase price of newly issued shares of our Common Stock from time to time during the 36-month period following the effective date of the ELOC Agreement (the “Commitment Period”), subject to the satisfaction of certain conditions set forth therein (the “Equity Line of Credit” or “ELOC”). The ELOC Agreement was entered into concurrently with the May 2026 Note Purchase Agreement.

Under the ELOC Agreement, we may, at our sole discretion, deliver purchase notices to the ELOC Investors directing them to purchase shares of our Common Stock at a purchase price equal to 97% of the volume-weighted average price of our Common Stock during a specified pricing period. The ELOC Investors’ obligation to purchase shares is subject to certain conditions, including, among other things, (i) the effectiveness of a registration statement registering the resale of the shares issuable under the ELOC Agreement, (ii) the listing and trading of our Common Stock on the Nasdaq Capital Market, (iii) the accuracy of our representations and warranties, and (iv) compliance with applicable ownership and exchange cap limitations. The shares issuable under the ELOC Agreement are not being registered under the registration statement of which this prospectus forms a part; we intend to file a separate registration statement covering the resale of such shares following the consummation of the Direct Listing.

In connection with the ELOC Agreement, we entered into a registration rights agreement (the “ELOC Registration Rights Agreement”) with the ELOC Investors, pursuant to which we agreed to file a registration statement with the SEC covering the resale of (i) the shares issuable under the ELOC Agreement and (ii) the shares of Common Stock issuable upon conversion of the May 2026 Notes, within 10 calendar days following the consummation of the Direct Listing. The ELOC Registration Rights Agreement also provides the ELOC Investors with customary piggy-back registration rights.

Cashless Warrant Exercises

On June 3, 2026, a holder of outstanding warrants exercised an aggregate of 65,727 warrants to purchase shares of Common Stock on a cashless (net exercise) basis pursuant to the terms of three separate warrant agreements dated November 16, 2021, April 22, 2022, and October 20, 2023, having exercise prices of $1.00, $1.46, and $1.50 per share, respectively. In connection with such cashless exercises, the Company issued an aggregate of 55,920 shares of Common Stock to such holder, after giving effect to the surrender of shares otherwise issuable to cover the aggregate exercise price in accordance with the cashless exercise provisions of the warrants. No cash consideration was received by the Company in connection with such exercises.

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Description of Properties

Our principal executive office and factory are located at 18450 Showalter Rd, Hagerstown, MD 21742. The facility is approximately 71,500 square feet and the company has the ability to lease an additional approximately 206,000 square feet of contiguous space from the same property owner. First Breach entered into a lease agreement for its current space in 2021 for seven years with two additional five-year options to extend our lease for a total of an additional ten years.

Employees

As of August 7, 2026, we had a total number of fourteen (14) employees, among which twelve (12) were full-time employees.

Legal Proceedings

From time to time, we are involved in legal proceedings and claims that arise in the ordinary course of business. Based on our current knowledge, we do not believe that any such matters, individually or in the aggregate, will have a material adverse effect on our business, results of operations, or financial condition.

However, the outcome of litigation is inherently uncertain. An unfavorable resolution of one or more proceedings could materially impact our future business, operating results, or financial condition. In addition, regardless of the outcome, litigation may result in significant costs, diversion of management attention, and other adverse effects.

Corporate Information

We were originally formed as a limited liability company named First Breach, LLC under the laws of the State of Maryland on April 9, 2018 and subsequently converted to a corporation named First Breach Inc. incorporated under the laws of the State of Delaware on October 22, 2021. Our principal executive office is located at 18450 Showalter Rd., Hagerstown, MD 21742, and our telephone number is (443) 900-9890. Our website is https://firstbreach.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus. Unless otherwise stated, the business address for our executive officers and directors is that of our principal executive office at 18450 Showalter Rd., Hagerstown, MD 21742.

Name	Age	Position
Jeffrey Low	58	Chief Executive Officer and Chairman
Jordan Low	30	President, Chief Operating Officer, and Director
Richard Leimbach	57	Interim Chief Financial Officer
Andrew Pearlman	59	Independent Director Nominee
Ori Schlank	32	Independent Director Nominee
Robert Brandt	85	Independent Director Nominee
David Peterson	63	Independent Director Nominee
Larry Meyer	50	Independent Director Nominee
Elbert Basolis	64	Independent Director Nominee
Denean Williams	54	Independent Director Nominee

Jeffrey Low – Chief Executive Officer and Chairman

Jeffrey Low has served as our Chief Executive Officer and Chairman since inception in April 2018. Mr. Low has over 30 years of experience in owning and operating businesses. Prior to joining the Company, Mr. Low owned and managed numerous outpatient abulatory surgical centers. Mr. Low holds a Master’s Degree in Economics from Boston University.

We believe that Mr. Low is well qualified to serve as our Chairman because of his extensive experience in business, management, and key role in establishing and growing the Company.

Jordan Low – President, Chief Operating Officer, and Director

Jordan Low has served as our President, Chief Operating Officer and director since inception in April 2018. Mr. Low has overseen the growth and expansion of the Company. Prior to joining the Company, Mr. Low served in the Israeli Defense Forces in the Golani Brigade at the rank of Sergeant First Class and received honors for saving the lives of fellow soldiers during a combat mission in the Gaza Strip. Mr. Low holds a Bachelor’s Degree in International Studies and graduated Summa Cum Laude from Georgetown University.

We believe that Mr. Low is well qualified to serve as our director because of his extensive experience in the industry and playing key roles in establishing and growing the Company.

Richard Leimbach – Interim Chief Financial Officer

Richard Leimbach has served as our Interim Chief Financial Officer since December 2025, as a consultant, and will serve as our Chief Financial Officer upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Leimbach has overseen the financial reporting and audit process of the Company. Mr. Leimbach has served as the Principal of Carrollton Partners, LLC since 2012 as an outsourced consultant to public and private companies. Prior to Carrollton Partners, Mr. Leimbach was the Chief Financial Officer for Game Trading Technologies, Inc. and Telkonet, Inc. and the Manager of Corporate accounting for Snyder Communications, Inc. Mr. Leimbach also spent approximately seven years in public accounting at Reznick, Fedder and Silverman, and Wolpoff & Co. LLP. Mr. Leimbach is a Certified Public Accountant (inactive status) and graduate of Towson State University as well as a member of the Maryland Association of Certified Public Accountants.

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Andrew Pearlman – Independent Director Nominee

Andrew Pearlman will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Pearlman has over 30 years of experience in automation & IT support, as well as project management and analysis. Prior to joining the Company, Mr. Pearlman manages a private consulting firm for custom business systems integration since June 2011 and owned and operated an e-commerce distribution platform from April 2000 to April 2011. Mr. Pearlman holds a Master’s Degree in Economics from Boston University.

We believe that Mr. Pearlman is well qualified to serve as our director because of his extensive experience in building and maintaining business infrastructure and his background in automation and technology.

Ori Schlank – Independent Director Nominee

Ori Schlank will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Schlank has over 9 years of experience in Israeli government, internal auditing and business procedure oversight. Prior to joining the Company, Mr. Schlank held positions, including Chief Information Officer at Ben Dor & Co. from 2023 to 2025 and Internal Auditor at Alkalay & Co. from 2021 to 2022. Mr. Schlank has also served as an Administrative Aide in the Israeli Knesset (Parliament) from 2016 to 2018 and had been a Project Manager in the Israeli Ministry of Economy from 2019 to 2021. Mr. Schlank holds a Master of Business Administration degree from The Open University of Israel and a Bachelor’s degree in Political Science from The Hebrew University of Jerusalem.

We believe that Mr. Schlank is well qualified to serve as our director because of his extensive experience in internal auditing and planning and his background in business administration.

Robert Brandt – Independent Director Nominee

Robert Brandt will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Brandt has over 70 years of experience in business strategy and operations. Prior to joining the Company, Mr. Brandt built, owned and operated Yorkshire Carpet House, Inc., serving commercial, governmental, and residential flooring projects from 1952 to present. Mr. Brandt has also served as a director of the Four Seasons Association, Inc. for real estate governance and planning from 2011 to present. Mr. Brandt holds a Bachelor’s Degree in Business Management from the University of Baltimore.

We believe that Mr. Brandt is well qualified to serve as our director because of his extensive experience in business strategy and operation and his background in government contracting.

David Peterson – Independent Director Nominee

David Peterson will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Peterson has over 35 years of experience in information technology and strategic planning. Prior to joining the Company, Mr. Peterson held positions, including Senior Vice President and Chief Information Officer at VHC Health from January 2025 to present and Vice President and Chief Technology Officer at Inova Health Systems from 2020 to 2024. Mr. Peterson has also served as a director of Maryland Society of Healthcare Information Systems since 2003. Mr. Peterson holds a Master of Business Administration degree from City University and a Bachelor’s Degree in Aeronautics from Embry-Riddle Aeronautical University.

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We believe that Mr. Peterson is well qualified to serve as our director because of his extensive experience in strategic planning and organizational stability and his background in information technology security.

Larry Meyer – Independent Director Nominee

Larry Meyer will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Meyer has over 25 years of experience in business management, planning and budgeting. Prior to joining the Company, Mr. Meyer held positions, including President at Red Tree Appraisals from 2013 to present and President at LM Appraisals from 1993 to 2013. Mr. Meyer holds a Bachelors degree from Towson University.

We believe that Mr. Meyer is well qualified to serve as our director because of his extensive experience in business management and his background in planning and budgeting.

Elbert Basolis – Independent Director Nominee

Elbert Basolis will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Basolis has over 30 years of experience in corporate governance, strategic growth, operational leadership, and private equity. Prior to joining the Company, Mr. Basolis held positions, including CEO & Chairman at Garrison Enterprise Inc. and Director of Strategic Growth at Colt Group. Mr. Basolis has also served as a Board Director of Elauwit Connection, Inc. (NASDAQ:ELWT), and had been Board Director of First Bank of NJ (NASDAQ:FRBA). Mr. Basolis holds a Bachelors degree in Water & Waste Water Public Systems from Glassboro State College.

We believe that Mr. Basolis is well qualified to serve as our director because of his background in strategic organization, public & private board governance, and private equity.

Denean Williams – Independent Director Nominee

Denean Williams will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part Mr. Williams has over 30 years of experience in financial management, accounting, investor relations, federal government contracting, and revenue building. Prior to joining the Company, Mr. Williams held positions, including CEO at GW Tax and Accounting LLC, Owner and Director at Full Circle Group, and CEO at 4Alphas Capital Management. Mr. Williams has also served as a Board Director of ICMA Retirement Corporation, Board Member at Bryn Mawr Trust Company (NYSE: BMTC),and had been Board Director of Egan-Jones Rating Company. Mr. Williams holds a Masters in Business Administration from Harvard University, a Masters of Science in Engineering Sciences from Purdue University, and a Bachelor of Science in Mechanical Engineering from Pennsylvania State University, State College. We believe that Mr. Williams is well qualified to serve as our director because of his extensive experience in financial management, investor relations, and federal contracting, and his background in accounting, public & private board governance, and business leadership.

We believe that Mr. Williams is well qualified to serve as our director because of his extensive experience in financial management and his background in accounting, investor relations, and federal government contracting.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers, except that Jeffrey Low, our Chief Executive Officer and Chairman, is the father of Jordan Low, our President, Chief Operating Officer, and Director, and that Robert Brandt and David Peterson, the director nominees, are father-in-law and son-in-law, respectively.

Number and Terms of Office of Officers and Directors

Our business and affairs are organized under the direction of our board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, our board of directors will consist of nine (9) directors, including two (2) executive directors and seven (7) independent directors. Our bylaws provide that the number of directors will be fixed exclusively by the board of directors and that the directors need not be shareholders.

Our officers are appointed by the board of directors and shall hold office at the discretion of the board of directors until their successors are duly appointed and qualified, until the expiration of their term in office if appointed for a specified period of time, or until their earlier death, resignation or removal. Our board of directors is authorized to appoint officers to the offices set forth in our bylaws.

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Director Independence

The Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company). Upon the effectiveness of the registration statement of which this prospectus is a part, we will have seven (7) “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Our board of directors has determined that Andrew Pearlman, Ori Schlank, Robert Brandt, David Peterson, Larry Meyer, Elbert Basolis, and Denean Williams would be independent directors under applicable Nasdaq and SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

Prior to the listing of our common stock on Nasdaq, our board of directors will establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our board of directors will adopt a charter for each of these three committees. Copies of each committee’s charter will be posted on the Investor Relations section of our website, https://firstbreach.com. Each of the committees of our board of directors shall have the composition and responsibilities described below. Our board of directors may from time to time establish other committees as it deems appropriate.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus is a part, Ori Schlank, Denean Williams, Elbert Basolis, and Robert Brandt will serve as members of our Audit Committee with Ori Schlank serving as the chairman of the Audit Committee. Each of our Audit Committee members satisfies the “independence” requirements of the Nasdaq listing rules and meets the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors has determined that Ori Schlank possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee performs several functions, including:

●	evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage new independent registered public accounting firm;

●	reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

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●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;

●	reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented; and

●	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus is a part, Andrew Pearlman, Larry Meyer and Elbert Basolis will serve as members of our Compensation Committee with Andrew Pearlman serving as the chairman of the Compensation Committee. All of our Compensation Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The functions of this committee include, among other things:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

●	reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

●	reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

●	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

●	preparing the report that the SEC requires in our annual proxy statement.

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Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus is a part, Elbert Basolis, Andrew Pearlman and David Peterson will serve as members of our Nominating and Corporate Governance Committee with Elbert Basolis serving as the chairman of the Nominating and Corporate Governance Committee. All of our Nominating and Corporate Governance Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The functions of this committee include, among other things:

●	identifying, reviewing and evaluating candidates to serve on our board of directors consistently with criteria approved by our board of directors;

●	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board of directors is appropriate;

●	evaluating, nominating and recommending individuals for membership on our board of directors; and

●	evaluating nominations by stockholders of candidates for election to our board of directors.

The nominating and corporate governance committee takes into account many factors in determining recommendations for persons to serve on the board of directors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

●	experience as a board member or executive officer of another publicly-held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective including, without limitation, with respect to age, gender, race, place of residence and specialized experience;

●	experience relevant to our business industry and with relevant social policy concerns; and

●	relevant academic expertise or other proficiency in an area of our business operations.

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Role of Board in Risk Oversight Process

Our Chief Executive Officer and Chairman position is held by Jeffrey Low, who beneficially owns approximately 34.37% of the voting power of our common stock on a fully diluted basis as of the date of this prospectus. Periodically, our board of directors assesses this role and the board of directors leadership structure to ensure the interests of our company and our stockholders are best served. Our board of directors has determined that its current leadership structure is appropriate. Jeffrey Low, our Chief Executive Officer and Chairman, and Jordan Low, our President, Chief Operating Officer, and Director, have extensive knowledge of all aspects of our company, our business and risks.

While management is responsible for assessing and managing risks to our company, our board of directors is responsible for overseeing management’s efforts to assess and manage risk. This oversight will be conducted primarily by our full board of directors, which has responsibility for general oversight of risks, and standing committees of our board of directors. Our board of directors will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our board of directors believes that full and open communications between management and the board of directors are essential for effective risk management and oversight.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee will be, or will have ever been, an officer or employee of our company.

Code of Business Conduct and Ethics

Prior to the listing of our common stock on Nasdaq, we will adopt a written code of business conduct and ethics that applies to our employees, officers, and directors. A current copy of the code will be posted on the Corporate Governance section of our website, https://firstbreach.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

From time to time, we may be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our company’s resources, including our company’s management’s time and attention.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2025 and 2024. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and any other highly compensated executive officers whose salary and bonus for services rendered in all capacities equaled or exceeded $100,000 during the fiscal years ended December 31, 2025 and 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Low	2025	343,467	100,000	2,021,265	-	-	-	2,464,732
Chief Executive Officer and Chairman	2024	132,600	-	-	-	-	-	132,600
Jordan Low	2025	294,200	70,000	2,021,265	-	-	-	2,385,465
President, Chief Operating Officer, and Director	2024	84,600	-	-	-	-	-	84,600

(1) Amounts reported represent (i) the grant date fair value of option awards granted to our named executive officers in the applicable year as computed in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”), rather than amounts paid to or realized by the individual. The assumptions used in calculating the grant date fair value of the awards are described in Note 14—Stock-Based Compensation to our financial statements included in this prospectus.

Employment Arrangements with our Executive Officers and Directors

Jeffrey Low

In October 2021, we entered into an employment agreement with Jeffrey Low (the “2021 Jeffrey Low Employment Agreement”) in connection with his appointment as our Chief Executive Officer. The material terms of the Jeffrey Low Employment Agreement are as follows: (i) an annual base salary of $400,000; (ii) eligibility for our incentive and deferred compensation programs available to other executives or officers of the Company; and (iii) eligibility to participate in our employee benefit plans, policies, programs, or perquisites in which other executive or officers of the Company participate. Effective January 1, 2026, the 2021 Jeffrey Low Employment Agreement was terminated and we entered into a new employment agreement with Jeffrey Low on substantially identical terms effective January 1, 2026 (the “2026 Jeffrey Low Employment Agreement”) as the 2021 Jeffrey Low Employment Agreement.

Jordan Low

In October 2021, we entered into an employment agreement with Jordan Low (the “Jordan Low Employment Agreement”) in connection with his appointment as our President and Chief Operating Officer. The material terms of the Jordan Low Employment Agreement are as follows: (i) an annual base salary of $300,000; (ii) eligibility for our incentive and deferred compensation programs available to other executives or officers of the Company; and (iii) eligibility to participate in our employee benefit plans, policies, programs, or perquisites in which other executive or officers of the Company participate. Effective January 1, 2026, the 2021 Jordan Low Employment Agreement was terminated and we entered into a new employment agreement with Jordan Low on substantially identical terms effective January 1, 2026 (the “2026 Jordan Low Employment Agreement”) as the 2021 Jordan Low Employment Agreement.

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The above descriptions of the 2026 Jeffrey Low Employment Agreement and 2026 Jordan Low Employment Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Jeffrey Low Employment Agreement and Jordan Low Employment Agreement, forms of which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to the registration statement of which this prospectus forms a part.

Compensation of Directors

In January 2026, we entered into a director agreement with each of our seven independent directors pursuant to which they would serve on our board of directors upon the effectiveness of the registration statement of which this prospectus is a part, would be annually compensated $20,000 in cash and 50,000 stock options, and would be reimbursed for out-of-pocket expenses incurred by the directors in connection with their services as directors.

As of the date of this prospectus, no director received and/or accrued any cash compensation for their services as a director.

Stock Equity Incentive Plan

On January 28, 2026, the board of directors adopted the stock equity incentive plan (the “Plan”). Below is a summary of the Plan, which is qualified in its entirety by the full text of the Plan, attached hereto as Exhibit 10.6 to the registration statement on Form S-1 of which this prospectus is a part, incorporated herein by reference.

Overview and Purpose

The purpose of the Plan is to attract, retain and provide incentives to key management employees and non-employee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, non-employee directors and non-employee consultants with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of distribution equivalent rights, incentive stock options, non-qualified stock options, performance unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided in the Plan.

Material Terms of the Stock Incentive Plan

The maximum aggregate number of shares that shall be available and may be issued pursuant to awards granted under the Plan shall be, a total of 12,000,000 shares of common stock, all of which may be granted as incentive stock options. During the terms of the awards, the Company shall keep available at all times the number of shares of common stock required to satisfy such awards. Shares of common stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an award.

Administration of the Plan

The Plan designates the committee as the initial Plan administrator, if no such committee is appointed, the Board will be the Plan administrator.

The Plan administrator determines which directors, officers, consultants and employees are eligible to receive awards under the Plan, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the number of shares to be covered by any award, the exercise price of any award, whether restrictions or limitations are to be imposed on the shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Plan administrator may determine.

Eligibility

All directors, employees and consultants are eligible to participate in the Plan. The extent to which any such individual is entitled to receive a grant of an award pursuant to the Plan will be determined in the sole and absolute discretion of the Plan administrator.

Types of Awards

An award may be granted on more than one occasion to the same employee, director or consultant, and, subject to the limitations set forth in the Plan, such award may include a non-qualified stock option, a restricted stock award, a restricted stock unit award, an unrestricted stock award, a performance unit award, a stock appreciation right, a tandem stock appreciation right, any combination thereof or, solely for employees, an incentive stock option.

Options

An option entitles a holder thereof to purchase a prescribed number of shares at an exercise price set at the time of the grant. The Plan administrator will establish the exercise price at the time each option is granted. To the extent that the aggregate fair market value (determined as of the grant date of the respective incentive stock option) of shares of common stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all plans of the company and any “parent corporation” or “subsidiary corporation” thereof exceeds $100,000 (or such other individual limit as may be in effect on the grant date), the portion of such incentive stock options that exceeds such threshold shall be treated as a non-qualified stock option. incentive stock options shall be granted to employees only. No incentive stock option shall be granted more than 10 years from the earlier of (x) the date on which the Plan is adopted by the Board, or (y) the date on which the Plan is approved by the Company’s shareholders.

Restricted Stock Awards

Shares of Common Stock awarded pursuant to a restricted stock award shall be recorded in the company’s books and records in the name of the participant of such restricted stock award. if provided for under the award agreement for the restricted stock award, the participant shall have the right to vote shares of common stock subject thereto and to enjoy all other shareholder rights, including the entitlement to receive dividends on the shares of common stock during the restriction period, except that (i) the participant shall not be entitled to delivery of a share certificate (if any) until the restriction period shall have expired, (ii) the company shall retain custody of such share certificate (if any) during the restriction period (with a share power endorsed by the participant in blank), (iii) the participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of common stock during the restriction period, and (iv) a breach of the terms and conditions established by the committee pursuant to the award agreement for the restricted stock award shall cause a forfeiture of the restricted stock award. At the time of such award, the committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to restricted stock award, including, but not limited to, rules pertaining to the effect of termination of employment, director status or consultant status prior to expiration of the restriction period. Such additional terms, conditions or restrictions shall be set forth in an award agreement for the restricted stock award made in conjunction with the award. Such award agreement for the restricted stock award may also include provisions relating to (x) subject to the provisions hereof, accelerated vesting of awards, including, but not limited to, accelerated vesting upon the occurrence of a change in control, (y) tax matters (including provisions covering any applicable withholding requirements), and (z) any other matters not inconsistent with the terms and provisions of the plan that the committee shall, in its sole discretion, determine. The terms and conditions of the respective award agreements for restricted stock awards need not be identical.

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Restricted Stock Units

A RSU is a unit equivalent in value to a share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one share of common stock (or the value thereof) for each RSU after a specified vesting period. The Plan administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Plan administrator may prescribe, grant RSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year. The plan administrator shall have the authority to determine the settlement and any vesting terms applicable to the grant of RSUs, provided that the terms applicable to RSUs granted to U.S. taxpayers comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), to the extent applicable. Upon settlement, holders will redeem each vested RSU for one fully paid and non-assessable share of common stock in respect of each vested RSU.

Holders of a restricted stock unit Award shall be entitled to receive either a cash payment equal to the Fair Market Value of one share of Common Stock or one share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the Award Agreement for the Restricted Stock Unit Award, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Participant satisfies the applicable vesting requirement.

Performance Unit Awards

The Plan administrator sets forth in the applicable award agreement for a Performance Unit Award, the performance goals and the performance period to which such performance goals shall apply which the participant and/or the Company would be required to satisfy before the participant would become entitled to payment, the number of units awarded to the participant and the dollar value assigned to each such unit. At the time of such award, the Plan administrator may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or consultant status prior to expiration of the applicable performance period.

Stock Appreciation Rights

The Plan administrator sets forth in the applicable award agreement for a stock appreciation right award the terms and conditions of the stock appreciation right, including (i) the base value for the stock appreciation right, which for purposes of a stock appreciation right which is not a tandem stock appreciation right, shall be not less than the fair market value of a share of common stock on the grant date of the stock appreciation right (unless granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the company or an affiliate), (ii) the number of shares of common stock subject to the stock appreciation right, (iii) the period during which the stock appreciation right may be exercised; provided, however, that no stock appreciation right shall be exercisable after the expiration of 10 years from the grant date, and (iv) any other special rules and/or requirements which the committee imposes upon the stock appreciation right. upon the exercise of all or a portion of a stock appreciation right, the participant shall receive a payment from the company, either in cash or in the form of shares of common stock having an equivalent fair market value or in a combination of both, as determined, in the sole discretion of the committee, equal to the product of: (a) the excess of (i) the fair market value of a share of common stock on the date of exercise, over (ii) the base value, multiplied by; (b) the number of shares of common stock with respect to which the stock appreciation right is exercised.

Tandem Stock Appreciation Rights.

If the Plan administrator grants a stock appreciation right which is intended to be a tandem stock appreciation right, the tandem stock appreciation right shall be granted at the same time as the related option, and the following special rules shall apply: (a) the base value shall be equal to or greater than the exercise price under the related option; (b) the tandem stock appreciation right may be exercised for all or part of the shares of common stock which are subject to the related option, but solely upon the surrender by the participant of the participant’s right to exercise the equivalent portion of the related option (and when a share of common stock is purchased under the related option, an equivalent portion of the related tandem stock appreciation right shall be cancelled); (c) the tandem stock appreciation right shall expire no later than the date of the expiration of the related option; (d) the value of the payment with respect to the tandem stock appreciation right may be no more than 100% of the difference between the exercise price under the related option and the fair market value of a share of common stock subject to the related option at the time the tandem stock appreciation right is exercised, multiplied by the number of shares of common stock with respect to which the tandem stock appreciation right is exercised; and (e) the tandem stock appreciation right may be exercised only when the fair market value of a share of common stock subject to the related option exceeds the exercise price under the related option.

Termination of Plan

The Plan shall continue in effect, unless sooner terminated, until the 10th anniversary of the earlier of the date on which it is adopted by the Board or the date on which it is approved by the shareholders of the Company (in either case, except as to awards outstanding on such date). The Board, in its discretion, may terminate the Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted; provided, however, that the plan’s termination shall not materially and adversely impair the rights of a participant with respect to any award theretofore granted without the written consent of the participant.

Adjustments Upon Changes in Common Stock

In the event of changes in the outstanding common stock or in the capital structure of the company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the Plan and any award agreements, the exercise price of options, the base value of stock appreciation rights, and the maximum number of shares of common stock will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award. in the case of adjustments unless the committee specifically determines that such adjustment is in the best interests of the company or its affiliates, the committee shall, in the case of incentive stock options, ensure that any adjustments will not constitute a modification, extension or renewal of the incentive stock options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code.

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Effect Of a Change in Control

In the event of a Change in Control, the Plan administrator may, but shall not be obligated to (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any award, (ii) cancel awards and cause to be paid to the holders of vested awards the value of such awards, if any, as determined by the committee, in its sole discretion, it being understood that in the case of any option with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control or any stock appreciation right with a base value that equals or exceeds the price paid for a share of common stock in connection with the change in control, the committee may cancel the option or stock appreciation right, as applicable, without the payment of consideration therefor, (iii) provide for the issuance of substitute awards or the assumption or replacement of such awards, or (iv) provide written notice to participants that for a reasonable period prior to the change in control, such awards shall be exercisable, to the extent applicable, as to all shares of common stock subject thereto and upon the occurrence of the change in control, any awards not so exercised shall terminate and be of no further force and effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its affiliates, taken as a whole.

Restrictions on Transfer

No Award under the Plan or any award agreement and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a participant except (i) by will or by the laws of descent and distribution, or (ii) except for an incentive stock option, in the sole discretion of the Plan administrator, by gift to any family member of the participant. An award may be exercisable during the lifetime of the participant only by such participant or by the participant’s guardian or legal representative unless it has been transferred by gift to a family member of the participant, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the participant shall continue to be subject to the tax withholding obligations set forth in the award agreement.

The Plan and the awards granted under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan and award agreements shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan or any award agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the “separation from service” (within the meaning of Section 409A of the Code) of a Participant who is a “specified employee” (within the meaning of Section 409A of the Code) shall instead be paid on the first payroll date after the six-month anniversary of such Participant’s separation from service (or such Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code, and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding options to acquire our common stock held by each of the named executive officers as of December 31, 2025, including the vesting dates for the portions of these awards that had not vested as of that date. The named executive officers did not hold any other outstanding equity awards as of that date.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jeffrey Low	6,095,741			(1)	$1.00	N/A
Jeffrey Low	1,300,000			(2)	$1.46	March 11, 2032
Jeffrey Low	2,500,000			(3)	$1.00	August 5, 2035
Jordan Low	677,305			(4)	$1.00	N/A
Jordan Low	700,000			(5)	$1.46	March 11, 2032
Jordan Low	2,500,000			(6)	$1.00	August 5, 2035

(1)	Represents 6,095,741 options held by Jeffrey Low, which vested in full on November 24, 2021.
(2)	Represents 1,300,000 options held by Jeffrey Low, which vested in full on March 12, 2022.
(3)	Represents 2,500,000 options held by Jeffrey Low, which vested in full on August 4, 2025.
(4)	Represents 677,305 options held by Jordan Low, which vested in full on November 24, 2021.
(5)	Represents 700,000 options held by Jordan Low, which vested in full on March 12, 2022.
(6)	Represents 2,500,000 options held by Jordan Low, which vested in full on August 4, 2025.

Equity Awards Granted Subsequent to Fiscal Year End

On January 23, 2026, subsequent to fiscal year end, the Company granted restricted stock units under the Plan to our CEO, Jeffrey Low and our President, Jordan Low.

The Company granted Jeffrey Low an award covering 6,000,000 shares of common stock, pursuant to which 2,437,500 shares vest on April 1, 2026, 1,687,500 shares vest on July 1, 2026 and 1,312,500 shares vest on October 1, 2026, in each case subject to continued service, and the remaining 562,500 shares vest upon the Company achieving specified fully diluted market capitalization thresholds of $250 million, $500 million and $750 million, with 187,500 shares vesting upon the achievement of each such milestone. On the same date, the Company granted Jordan Low an award covering 4,000,000 shares of common stock, pursuant to which 1,625,000 shares vest on April 1, 2026, 1,125,000 shares vest on July 1, 2026 and 875,000 shares vest on October 1, 2026, in each case subject to continued service, and the remaining 375,000 shares vest upon the Company achieving specified fully diluted market capitalization thresholds of $250 million, $500 million and $750 million, with 125,000 shares vesting upon the achievement of each such milestone. Each award is subject to the terms and conditions of the applicable award agreement and the Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period from January 1, 2023 to the date of this prospectus, we have not entered into or participated in any Related Party Transactions (as defined below) except as disclosed below.

The Company has accrued executive compensation, net of advances, of $25,044, $267,691 and $338,927 to Jeffrey Low, the Chief Executive Officer and Chairman of the Company, as of March 31, 2026 and the year ended December 31, 2025 and 2024, respectively.

The Company has accrued executive compensation, net of advances, of $26,477, $160,587 and $174,687 to Jordan Low, the President, Chief Operating Officer, and Director of the Company, as of March 31, 2026 and the year ended December 31, 2025 and 2024, respectively.

Company Policies on Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; or

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Our board of directors intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

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PRINCIPAL AND REGISTERED STOCKHOLDERS

The following table sets forth as of August 7, 2026:

●	certain information regarding the beneficial ownership of our common stock as of August 7, 2026 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) our executive officers; (c) our directors and director nominees, and (d) all executive officers, directors and director nominees as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock; and
●	the number of shares of our common stock held by and registered for resale by means of this prospectus for the Registered Stockholders.

The Registered Stockholders include (i) affiliates of the Company and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their common stock from an affiliate or the Company within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until the Company has been subject to the reporting requirements of Section 13 or Section 15(d) the Exchange Act for a period of at least 90 days and (ii) our non-executive officer employees, consultants, and service providers who acquired shares from us within the prior 12 months under Rule 701 and hold “restricted securities” (as defined in Rule 144 under the Securities Act). See “Shares Eligible for Future Sale” for further information regarding sales of such “restricted” securities if not sold pursuant to this prospectus. The Registered Stockholders may, or may not, elect to sell their common stock through transactions on Nasdaq at prevailing market prices. As such, the Company will have no input if and when any Registered Stockholder may, or may not, elect to sell their common stock or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Stockholders may sell all, some, or none of the common stock covered by this prospectus, we cannot determine the number of common stock that will be sold by the Registered Stockholders, or the amount or percentage of shares of common stock that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The Registered Stockholders are not entitled to any registration rights with respect to the common stock. However, we currently intend to use our reasonable efforts to keep the registration statement effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of common stock by the Registered Stockholders. See “Plan of Distribution.”

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In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the common stock issuable pursuant to options, warrants, and other securities that are exercisable or convertible within 60 days. Shares of common stock issuable pursuant to options, warrants, and other securities that are exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. The percentage of beneficial ownership for the following table is based on 45,090,202 shares of common stock outstanding, as of August 7, 2026.

The Registered Stockholders do not have, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information regarding the Registered Stockholders. The business address of our executive officers, directors, and director nominees is 18450 Showalter Rd., Hagerstown, MD 21742, unless otherwise indicated below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Total Voting % Shares	Shares of Common Stock Being Registered		% of Common Stock Owned Upon Direct Listing
Named Executive Officers, Directors, and Director Nominees:
Jeffrey Low	30,502,841	(1)(2)	55.5	30,502,841		*
Jordan Low	9,499,705	(3)(4)	17.3	9,499,705		*
Richard Leimbach	100		*	100		*
Andrew Pearlman	100		*	100		*
Ori Schlank	-		-	-		-
Robert Brandt	34,247		0.1	34,247
David Peterson	150,000		0.3	150,000
Larry Meyer	-		-	-		-
Elbert Basolis	4,861,538	(5)	8.8	3,650,000		2.6
Denean Williams	382,934	(6)	0.7	382,934
All Executive Officers, Directors, and Director Nominees as a Group (10 persons)	45,431,465		82.7	44,219,927		2.6

Other Stockholders:
Bradford Johnson	3,367,538	(7)	6.1	2,156,000	(7)	2.6
Other Registered Stockholders	40,574,628	(8)(9)	73.7	24,352,939	(8)(9)	26.5

Total Number of Shares	89,373,631			70,728,866

* Less than 1%.

(1)	Includes 9,895,741 shares of common stock issuable upon the exercise of outstanding options within 60 days of the date of this prospectus, all of which are registered for resale pursuant to the registration statement of which this prospectus forms a part.
(2)	Includes (i) 2,437,500 shares of vested restricted stock units that vested on April 1, 2026; (ii) 1,687,500 restricted stock units that vest on July 1, 2026; and (iii) 1,312,500 shares of that vest on October 1, 2026, in each case subject to continued service; and (iv) 562,500 shares of restricted stock units that vest upon the Company achieving certain market capitalization milestones. The underlying shares were issued and outstanding at the grant date but remain subject to vesting and forfeiture provisions. All of the foregoing shares are registered for resale pursuant to the registration statement of which this prospectus forms a part.
(3)	Includes 3,877,305 shares of common stock issuable upon the exercise of outstanding options within 60 days of the date of this prospectus, all of which are registered for resale pursuant to the registration statement of which this prospectus forms a part.
(4)	Includes (i) 1,625,000 shares of vested restricted stock units that vested on April 1, 2026; and (ii) 1,125,000 restricted stock units that vest on July 1, 2026; (iii) 875,000 shares that vest on October 1, 2026, in each case subject to continued service; and (iv) 375,000 shares of restricted stock units that vest upon the Company achieving certain market capitalization milestones. The underlying shares were issued and outstanding at the grant date but remain subject to vesting and forfeiture provisions. All of the foregoing shares are registered for resale pursuant to the registration statement of which this prospectus forms a part.
(5)	Includes (i) 3,650,000 shares of common stock and (ii) 250,000 shares issuable upon exercise of the April 2026 Note Warrants at an exercise price of $8.00 per share which are not registered for resale; and (iii) 961,538 shares of common stock issuable upon conversion of the April 2026 Senior Note at a conversion price of $8.00 per share that are not registered for resale.
(6)	Includes 382,934 shares of common stock held of record by WF Future LLC. Denean Williams, as the managing member and control person of such entity, has voting and dispositive power over such shares and may be deemed to beneficially own such shares.
(7)	Includes (i) 2,156,000 shares of common stock and (ii) 250,000 shares issuable upon exercise of the April 2026 Note Warrants at an exercise price of $8.00 per share which are not registered for resale; and (iii) 961,538 shares of common stock issuable upon conversion of the April 2026 Senior Note at a conversion price of $8.00 per share that are not registered for resale.
(8)	Includes up to 961,538 shares of common stock issuable upon conversion of the May 2026 Notes at a fixed conversion price of $8.00 per share. The May 2026 Notes were issued pursuant to a securities purchase agreement entered into in May 2026 in connection with a private financing transaction. The shares reflected herein represent the maximum number of shares issuable upon full conversion of the outstanding principal amount of the May 2026 Notes, excluding any shares issuable for accrued interest or pursuant to any anti-dilution or adjustment provisions.
(9)	Includes (i) an aggregate of 22,487,321 shares of common stock held by approximately 303 and non-accredited 198 stockholders (excluding the option holders identified in clauses (ii) through (iv) below and the directors, officers, and other beneficial owners individually identified in this table), each of whom, individually, holds less than 0.5% of the shares of common stock outstanding as of the date of this prospectus; (ii) an aggregate of 960,000 shares of common stock issuable upon the exercise of outstanding stock options held by six (6) option holders at exercise prices ranging from $1.00 to $1.46 per share, of which 652,500 are vested and exercisable within 60 days of the date of this prospectus and all of which are registered for resale pursuant to the registration statement of which this prospectus forms a part; and (iii) an aggregate of 16,665,769 shares of common stock issuable upon the exercise of outstanding warrants held by 213 warrant holders at exercise prices ranging from $.50 to $8.00 per share, of which 16,665,769 are vested and exercisable within 60 days of the date of this prospectus, which are not being registered for resale.

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DESCRIPTION OF CAPITAL STOCK

In connection with the proposed listing of our common stock on Nasdaq, on January 19, 2026, we filed an amended and restated certificate of incorporation, which, among other things, increased the authorized number of shares of our common stock from 100,000,000 shares to 500,000,000 shares and authorized the issuance of preferred stock in one or more series, with the rights, preferences and privileges of each series to be determined by our board of directors. Where applicable, the following description summarizes the material terms of the amended and restated certificate of incorporation. The following summary of our capital stock and our certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

As of the date of this prospectus, the aggregate number of shares that we are authorized to issue is 501,000,000, consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there are 45,090,202 shares of common stock outstanding and there are no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of shares of common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that holders of common stock shall not be entitled to vote on any amendment to our certificate of incorporation (including any certificate of designations relating to any class or series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series of preferred stock are entitled, either separately or together with the holders of one or more other such affected classes or series of preferred stock, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any class or series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”).

Quorum. Our bylaws provide that the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote constitutes a quorum, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Dividend Rights. The board of directors may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and our certificate of incorporation.

Liquidation Rights. Upon liquidation, dissolution, distribution of assets or other winding up of the Company, the holders of common stock are entitled to receive ratably the assets available for distribution to the holders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of common stock have no preemptive or preferential right to acquire any of our shares or securities, including shares or securities held in our treasury. All outstanding shares of our common stock are fully paid and non-assessable.

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Preferred Stock

Our certificate of incorporation gives the board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the designations, rights, qualifications, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions would be expected to discourage certain types of takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaw Provisions

Our purpose is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

Board of Directors

Our bylaws provide that the number of directors will be fixed exclusively by the board of directors, subject to our certificate of incorporation, and that the directors need not be stockholders.

Authorized but Unissued Capital Stock

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Stockholder Action by Written Consent

Any action required or permitted by the DGCL to be taken at a meeting of shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation generally includes a provision that our directors and officers shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s or officer’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, for any transaction from which the director derived an improper personal benefit or any action against an officer in any action by or in the right of the Company.

Our bylaws generally provide that we shall indemnify, hold harmless, and advance expenses to our directors and officers to the fullest extent permitted by applicable law. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is VStock Transfer LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

We plan to have our common stock listed on Nasdaq under the symbol “FBDT”. This offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

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PLAN OF DISTRIBUTION

The shares being registered herein may be freely sold in market transactions following the listing and upon the effectiveness of this registration statement. None of the Company’s outstanding shares registered herein may be freely sold in reliance on an exemption from registration such as Rule 144 at this time. The shares of common stock beneficially owned by the Registered Stockholders covered by this prospectus may be offered and sold from time to time by the Registered Stockholders. The term “Registered Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Registered Stockholder as a gift, pledge, partnership distribution or other transfer. We will not receive any of the proceeds from the sale of the securities by the Registered Stockholders. The Registered Stockholders will not be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence RBW Capital Partners LLC (the “Advisor” or “RBW”) in carrying out its role as a financial adviser to advise and assist us with respect to certain matters relating to the Direct Listing. We will not be involved in the price setting process. Additionally, the price of our shares in prior private transactions may have little or no relation to the opening price and subsequent public price of our stock on Nasdaq. The Registered Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Registered Stockholders may offer, sell or distribute all or a portion of the securities registered hereby publicly at prevailing market prices. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of common stock by the Registered Stockholders. As such, we do not anticipate receiving notice as to if and when any Registered Stockholder may, or may not, elect to sell their shares of common stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Stockholders will sell any or all of the shares of common stock covered by this prospectus.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules.

Under the Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

● Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

● Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

● Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500 share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. The Registered Stockholders will not be involved in Nasdaq’s price-setting mechanism, and will not coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

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Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

As compensation for successful listing, RBW will be granted 1.0% of our fully diluted common stock outstanding immediately prior to the Direct Listing, which we currently calculate at 887,472 shares (the “Advisory Shares”). Such shares are not registered pursuant to this prospectus and the Advisor is not a Registered Shareholder. In addition, upon a successful direct listing, we will pay RBW a one-time cash advisory fee of $250,000.

Pursuant to the terms of our engagement with the Advisor, we have granted the Advisor the right to act as exclusive provider of capital markets services for the Company for a period of 6 months after consummation of the Direct Listing.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process. Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly. See “Risk Factors—Risks Related to this Direct Listing and Ownership of Our Common Stock — Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

In addition, to list on Nasdaq, we are also required to have at least three registered and active market makers. We expect that the Advisor will act as a registered and active market maker and will engage other market makers.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act.

Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

If any of the Registered Stockholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

We have engaged RBW as our financial advisor to advise and assist us with respect to certain matters relating to our listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the listing and developing and assisting with our investor communication strategy in relation to this listing.

However, the Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to the Company in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to the Company. However, the Advisor is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Advisor and their affiliates may, from time to time, perform financial advisory and investment banking services for us, for which they would receive customary fees, discounts and customary payments including but not limited to certain expense reimbursements.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to the listing of our common stock on Nasdaq, there has been no market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after the listing. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We will have no input if and when any Registered Stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

Based on the number of shares outstanding as of the date of this prospectus, upon the listing of our common stock on Nasdaq, approximately 45,090,202 shares of common stock will be outstanding or approximately 48,511,163 shares on a fully converted basis, assuming conversion of the April 2026 Senior Notes and the May 2026 Notes). Of the shares to be outstanding immediately after the listing, 70,728,866 shares will be registered under this registration statement (including 961,538 shares issuable upon conversion of the May 2026 Notes). Any shares not registered hereunder will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 promulgated under the Securities Act, which rules are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, any person who is not an affiliate of ours and has held their shares for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, provided current public information about us is available. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the listing of our common stock on Nasdaq without regard to whether current public information about us is available. Beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours and who has beneficially owned restricted securities for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 450,902 shares immediately after the listing of our common stock on Nasdaq; and

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Rule 701

Under Rule 701 under the Securities Act, shares of our common stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our stock plans may be resold, by:

●	persons other than affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject only to the manner-of-sale provisions of Rule 144; and

●	our affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject to the manner-of-sale and volume limitations, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

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SALE PRICE HISTORY OF COMMON STOCK

We have applied to list our common stock on Nasdaq. Prior to the initial listing, no public market existed for our common stock. Our common stock has a limited history of trading in private transactions. During the period from March 2023 through October 2023, the Company issued to certain accredited investors an aggregate of 1,747,289 units, each consisting of one share of common stock and one warrant to purchase one-half share of common stock, at $1.50 per unit for an aggregate purchase price of $2,620,934. During the period from February 2024 through July 2024, the Company issued to a certain accredited investor an aggregate of 437,500 shares of common stock at $1.60 per share for an aggregate purchase price of $700,000. During the period from July 2024 through October 2024, the Company issued to certain accredited investors an aggregate of 91,000 shares of common stock at $1.00 per share for an aggregate purchase price of $91,000. During the period from August 2025 through February 2026, the Company issued to certain accredited investors an aggregate of 3,207,500 shares of common stock at $1.00 per share for an aggregate purchase price of $3,207,500. In November and December 2025, the Company issued to certain accredited investors an aggregate of 60,000 shares of common stock at $2.00 per share for an aggregate purchase price of $120,000. During the period from January to March 2026, the Company issued to certain accredited investors an aggregate of 406,669 shares of common stock at $3.00 per share for an aggregate purchase price of $1,220,004. In March 2026, the Company issued to an accredited investor an aggregate of 2,500 shares of common stock at $8.00 per share for an aggregate purchase price of $20,000. On April 24, 2026, the Company issued (i) senior secured convertible promissory notes in the aggregate principal amount of approximately $15,615,385 (reflecting aggregate cash proceeds of $10,150,000 after a 35.0% original issue discount), convertible into shares of common stock at $8.00 per share, and (ii) warrants to purchase 507,500 shares of common stock at $8.00 per share. On May 21, 2026, the Company agreed to issue secured convertible promissory notes in the aggregate principal amount of approximately $7,692,308 (reflecting aggregate cash proceeds of $5,000,000 after a 35.0% original issue discount), convertible into shares of common stock at the election of the holders at $8.00 per share.

While the Advisor is expected to consider this price in connection with setting the opening public price of our common stock, this information may have little or no relation to broader market demand for our common stock and thus the opening public price and subsequent public price of our common stock on Nasdaq. As a result, you should not place undue reliance on these historical private sale prices as it may differ materially from the opening public price and subsequent public price of our common stock on Nasdaq. See “Risk Factors— Risks Related to this Direct Listing and Ownership of Our Common Stock”

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax or the tax on net investment income;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

●	tax-exempt organizations or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

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This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock. However, following the listing of our common stock on Nasdaq, if we do make distributions of cash or property on our common stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

74

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each of its direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our common stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our common stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

75

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

Grassi & Co., CPAs, P.C., our independent registered public accounting firm, has audited our balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended, as set forth in their report dated March 20, 2026. We have included our audited financial statements and our unaudited interim financial statements as of and for the three months ended March 31, 2026 and 2025 in this prospectus and in this registration statement in reliance on their report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; thus, please see the copy of the contract or document that has been filed for the complete contents of that contract or document. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents.

We currently do not file periodic reports with the SEC. Upon the listing of our common stock on Nasdaq, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We also maintain a website at https://firstbreach.com. Upon the listing of our common stock on Nasdaq, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

76

FIRST BREACH, INC.

F-1

FIRST BREACH, INC.

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

F-2

FIRST BREACH, INC.

CONDENSED BALANCE SHEETS

	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Current assets:
Cash	$1,414,608	$2,477,122
Accounts receivable	72,335	51,889
Inventories, net	824,419	918,359
Prepaid and other current assets	41,484	46,192
Total current assets	2,352,846	3,493,562
Property and equipment, net	8,055,752	8,201,957
Right-of-use assets	1,183,073	1,271,638
Other assets	53,625	53,625
Total assets	$11,645,296	$13,020,782

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,647,689	$2,041,908
Accrued liabilities	390,134	431,659
Accrued liabilities, related party	51,521	428,278
Employee loan payable, related party	121,739	121,739
Note payable – related party	50,000	50,000
Note payable – current portion	-	7,166
Convertible notes payable, net of debt discount – current portion	504,236	284,146
Operating lease liability – current portion	380,020	372,665
Financing lease liability – current portion	945,720	893,710
Total current liabilities	4,091,059	4,631,271

Long-term liabilities:
Note payable	-	27,523
Convertible notes payable, net of debt discount	36,183	201,215
Operating lease liability – net of current portion	891,596	988,471
Financing lease liability – net of current portion	524,356	767,822
Total liabilities	5,543,194	6,616,302

Commitments and Contingencies (Note 17)	-	-

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-
Common stock, $0.0001 par value, 500,000,000 and 100,000,000 authorized, 45,011,281 and 44,500,111 shares issued and outstanding as of March 31, 2026 and December 31, 2025 respectively	4,500	4,450
Additional paid-in capital	55,987,679	41,643,152
Accumulated deficit	(49,890,077)	(35,243,122)
Total stockholders’ equity	6,102,102	6,404,480
Total liabilities and stockholders’ equity	$11,645,296	$13,020,782

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

F-3

FIRST BREACH, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenues	$266,004	$15,685

Cost of revenues	629,850	327,496
Net loss associated with liquidation of raw materials	-	386,189
Gross margin	(363,846)	(698,000)

Operating expenses:
Selling, general, and administrative expense	14,085,908	472,582
Total operating expenses	14,085,908	472,582

Loss from operations	(14,449,754)	(1,170,582)

Other expense, net:
Interest expense, net	(144,356)	(406,330)
Loss on sale of assets	(39,457)	-
Other income	-	17,000
Other expense	(13,388)	(10,263)
Total other expense, net	(197,201)	(399,593)

Net loss before income taxes	(14,646,955)	(1,570,175)
Income tax provision	-	-
Net loss	$(14,646,955)	$(1,570,175)

Net loss per share:
Basic and diluted	$(0.28)	$(0.04)

Weighted average number of shares outstanding:
Basic & diluted	51,407,478	37,784,611

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

F-4

FIRST BREACH, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at January 1, 2026	44,500,111	$4,450	$41,643,152	$(35,243,122)	$6,404,480

Equity offering proceeds	511,170	50	1,341,953	-	1,342,003

Share-based compensation	-	-	13,002,574	-	13,002,574

Net loss	-	-	-	(14,646,955)	(14,646,955)
Balance at March 31, 2026	45,011,281	$4,500	$55,987,679	$(49,890,077)	$6,102,102

Balance at January 1, 2025	37,764,611	3,778	26,526,826	(21,421,001)	5,109,603

Warrants issued in conjunction with convertible notes payable (as restated)	-	-	164,818	-	164,818

Net loss	-	-	-	(1,570,175)	(1,570,175)
Balance at March 31, 2025	37,784,611	$3,778	$26,691,644	$(22,991,176)	$3,704,246

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

F-5

FIRST BREACH, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,646,955)	$(1,570,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	13,002,574	-
Depreciation and amortization	335,238	332,566
Amortization of debt discount	13,388	13,388
Amortization of debt discount – warrant feature and OID interest	39,946	181,681
Non-cash PIK interest	15,113	62,596
Loss on sale of asset	(39,457)	-
Right-of-use assets, net of lease liabilities	(955)	2,088
Changes in operating assets and liabilities:
Accounts receivable	(20,446)	20,739
Inventories	93,940	876,031
Prepaid and other current assets	4,708	(14,985)
Accounts payable	(394,219)	(159,111)
Accrued liabilities	(41,525)	(202,326)
Accrued liabilities, related party	(376,757)	(6,200)
Contract liabilities	-	(54,410)
Net cash used in operating activities	(2,015,407)	(518,118)

Cash flows from investing activities:
Capitalized expenditures	(149,577)	(14,181)
Net cash used in investing activities	(149,577)	(14,181)

Cash flows from financing activities:
Proceeds from convertible notes payable	-	500,000
Principal payments on financing lease	(204,844)	(170,599)
Proceeds from issuance on equity offerings	1,342,003	-
Net payments on note payable	(34,689)	-
Net cash provided by financing activities	1,102,470	329,401

Net change to cash	(1,062,514)	(202,898)
Cash at beginning of period	2,477,122	434,613
Cash at end of period	$1,414,608	$231,715

Supplemental disclosure of cash flow information:
Cash paid for interest	$95,616	$134,334
Cash paid for taxes	$-	$-

Supplemental Non-cash Financing Activities
Issuance of warrants in conjunction with convertible notes payable	$-	$164,818

The accompanying notes are an integral part of these interim unaudited condensed financial statements.

F-6

FIRST BREACH, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

First Breach (the “Company”) was originally formed as a limited liability company named First Breach, LLC under the laws of the State of Maryland on April 9, 2018, and subsequently converted to a corporation named First Breach, Inc. (“First Breach”) incorporated under the laws of the State of Delaware on October 22, 2021.

The Company is a match-grade ammunition component manufacturer offering brass cups, brass casings, full-metal-jacket projectiles, lead projectile cores, and lead wire. Equipped with numerous quality control checks, the Company offers match-grade, SAAMI-specification products. Customers will have the ability to order custom head-stamped casings as well as a wide range of grain-size options for projectiles. The majority of customers are resellers and direct-to-consumers primarily within the United States.

The Company is dedicated to building upon its industry experience while emphasizing placing integrity first along with competitive pricing, building customer relations, and utilizing quality raw materials.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim unaudited condensed financial statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to SEC rules and regulations applicable to interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying interim unaudited condensed financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the periods presented. These interim unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Current Report on Form 10-K for the year ended December 31, 2025. Financial information as of December 31, 2025 has been derived from our audited financial statements and notes thereto as of this date.

Liquidity and Going Concern

The Company has incurred losses since inception, devoting substantially all of its efforts toward manufacturing buildout and related operational activities, and have an accumulated deficit of $49,890,077 as of March 31, 2026. The Company generated a net loss of $14,646,955 during the three months ended March 31, 2026. Net cash used in its operating activities during the three months ended March 31, 2026 was $2,015,407. The Company expects to continue to generate operating losses and negative cash flow from operations for the foreseeable future. The Company plans to continue to actively pursue financing alternatives, but there can be no assurance that it will obtain the necessary funding in the future when needed.

F-7

The Company’s management concluded that its recurring losses from operations and the fact that it has not generated significant revenue or positive cash flows from operations raise substantial doubt about its ability to continue as a going concern for the next 12 months after the date that these interim unaudited condensed financial statements are issued.

Revenue Recognition and Cost of Revenue

The Company generates revenue from the production and sale of ammunition, which includes shipping income. The Company recognizes revenue according to Accounting Standard Codification – Revenue from Contract with Customers (“ASC 606”). When the customer obtains control over the promised goods or services, the Company records revenue in the amount of consideration that it can expect to receive in exchange for those goods and services. The Company applies the following five-step model to determine revenue recognition:

●	Identification of a contract with a customer
●	Identification of the performance obligations in the contact
●	Determination of the transaction price
●	Allocation of the transaction price to the separate performance allocation
●	Recognition of revenue when performance obligations are satisfied

The Company only applies the five-step model when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company’s contracts contain a single performance obligation, and the entire transaction price is allocated to the single performance obligation. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Accordingly, The Company recognizes net revenues when the customer obtains control of its product, which typically occurs upon shipment of the product from our warehouse or the performance of the service.

The Company applies ASC 606, Revenue from Contracts with Customers, (ASC 606) utilizing the following allowable exemptions or practical expedients:

●	Portfolio approach practical expedient relative to the estimation of variable consideration.
●	Shipping and handling practical expedient to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities.
●	Costs of obtaining a contract practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset is one year or less.
●	Sales taxes practical expedient to exclude sales taxes and other similar taxes from the transaction price.
●	Significant financing component practical expedient.

Substantially all the Company’s sales are domestic and are made to customers under agreements which do not include rights of return or warranty for the three month ended March 31, 2026 and 2025. Revenue from product sales is recognized as net of discounts and estimated returns.

Cost of revenue includes the cost of purchased merchandise plus freight and any applicable delivery charges from the vendor to the Company. Sales are to individual retail consumers through the Company’s ecommerce sales and wholesale distribution partners. The majority of customers are resellers and direct-to-consumers primarily within the United States.

Cost of revenues earned includes all finished material, supplies and raw materials, equipment rental, and freight.

Total accounts receivable
January 1, 2025	$30,265
January 1, 2026	$51,889
March 31, 2026	$72,335

F-8

Contract Liabilities

As of the three months ended March 31, 2026 and the year ended December 31, 2025, the Company did not have any contract assets or contract liabilities arising from contracts with customers. All remaining performance obligations associated with these deposits are expected to be satisfied within the following calendar year.

Use of Estimates

Management uses estimates and assumptions in preparing its financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. The most significant estimates relate to the estimated determination of the allowance for credit losses, allowance for obsolete inventory, warrant fair value and stock-based compensation. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities.

Segments

In November 2023, the FASB issued Accounting Standards Update ASC 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASC 2023-07 requires public entities to disclose significant segment expense categories that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included in the measure of segment profit or loss, as well as the title and position of the CODM. The amendments also require disclosure of all annual segment profit or loss and asset disclosures in interim periods and provide expanded disclosure requirements for entities with a single reportable segment.

The primary financial measures used by the CODM to evaluate performance and allocate resources are Net loss and Loss from operations. The CODM uses Net loss and Loss from operations to evaluate the performance of the Company’s ongoing operations and as part of the Company’s internal planning and forecasting processes. Information on Net loss and Loss from operations is disclosed in the interim unaudited condensed statements of operations. Segment expenses and other segment items are provided to the CODM on the same basis as disclosed in the interim unaudited condensed statements of operations.

The CODM does not evaluate performance or allocate resources based on segment assets, and therefore such information is not presented in the notes to the financial statements.

The Company has determined that its current business and operations consist of one reporting segment.

Cash

Cash includes cash on hand as of March 31, 2026 and December 31, 2025, the Company maintained an aggregate cash balance of $1,414,608 and $2,477,122, respectively, in two bank deposit accounts held at a single financial institution. Of this amount, $1,164,608 and $2,227,122 exceeded the federally insured limit of $250,000 as of March 31, 2026 and December 31, 2025, respectively. There were no cash equivalents as of March 31, 2026 and December 31, 2025.

The Company has not experienced any losses in such accounts, and management believes it is not exposed to significant credit risk on its cash balances.

Accounts Receivable, net

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. For its financial instruments subject to credit risk, consisting of its receivables, the Company recognizes as an allowance its estimate of lifetime expected credit losses under the current expected credit loss (CECL) model of ASC 326. The approach is based on the Company’s internal knowledge and historical default rates over the expected life of the receivables and is adjusted to reflect current economic conditions. This evaluation takes into account the customer’s ability and intention to pay the consideration when it is due along with incorporating changes in the forward-looking estimates. If the expected financial condition of the Company’s customers were to improve, the allowances may be reduced accordingly. Provisions to the allowances for credit losses are recorded in selling, general and administrative expenses. As of March 31, 2026 and December 31, 2025, the Company determined that the vast majority of its accounts receivable were fully collectible and, accordingly, did not record an allowance for credit losses.

F-9

Inventories

Inventories are valued at the lower of cost and net realizable value, with cost determined using the weighted average cost method on a first-in first-out basis. Net realizable value is defined as sales price less cost of completion, disposable and transportation. Production costs, including labor and manufacturing overhead, are applied to finished goods based on estimated production capacity. Any excess production costs that result from abnormally low production levels are expensed as incurred and included in cost of revenues.

The Company evaluates inventory for excess or obsolescence and records provisions when necessary to reduce inventories to their net realizable value. The reserve for excess or obsolete inventories was $20,105 as of March 31, 2026 and December 31, 2025.

Property and Equipment, Net

The Company states property and equipment at historical cost less accumulated depreciation and amortization. The Company computes depreciation and amortization using the straight-line method at rates intended to depreciate the cost of assets over their estimated useful lives, which are generally three to ten years. Upon retirement or sale of property and equipment, The Company removes the cost of the disposed assets and related accumulated depreciation and amortization from the accounts, and any resulting gain or loss is credited or charged to other income or expenses. The Company charges expenditures for normal repairs and maintenance to expenses as incurred.

The Company capitalizes additions and expenditures for improving or rebuilding existing assets that extend the useful life. Leasehold improvements made either at the inception of the lease or during the lease term are amortized over the shorter of their economic lives or the lease term including any renewals that are reasonably assured.

Property and equipment is stated at historical cost less accumulated depreciation. The estimated useful lives as follows:

Asset Class	Useful Life (Years)
Vehicles	3-6
Leasehold improvements	6-7
Office furniture & fixtures	7
Tooling, machinery and equipment	3-10

Long-Lived Assets

Recoverability of long-lived assets, including property and equipment and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the three months ended March 31, 2026 and 2025.

F-10

Fair Value of Financial Instruments

The Company complies with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP and expands disclosure requirements about fair value measurements. Under ASC 820, there are three categories for the classification and measurement of assets and liabilities carried at fair value:

Level 1: Valuation based on quoted market prices in active markets for identical assets or liabilities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. Examples include publicly traded equity securities and publicly traded mutual funds that are actively traded on a major exchange or over-the-counter market.

Level 2: Valuation based on quoted market prices of investments that are not actively traded or for which certain significant inputs are not observable, either directly or indirectly. Examples include municipal bonds, where fair value is estimated using recently executed transactions, bid asked prices and pricing models that factor in, where applicable, interest rates, bond spreads and volatility.

Level 3: Valuation based on inputs that are unobservable and reflect management’s best estimate of what market participants would use as fair value. Examples include limited partnerships and private equity investments.

The estimated fair value of cash, trade receivables, accounts payable, accrued expenses and other current liabilities are based on Level 1 inputs as the fair values approximate carrying amounts as of March 31, 2026 and December 31, 2025, based on the short-term nature and maturity of these instruments.

The fair value of the Company’s convertible notes payable, approximated the carrying value as of March 31, 2026 and December 31, 2025. Factors that the Company considered when estimating the fair value of its debt included market conditions and the terms of the debt. The level of the debt would be considered as Level 2.

The estimated fair value of warrants shares is determined based on various valuation methodologies, including the Monte Carlo pricing model and other appropriate valuation techniques. These methodologies consider underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise/conversion price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections.

Equity Classified Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The Company’s assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance.

The issuance of warrants in conjunction with convertible debt (see Note 9) and the issuance of warrants to investors and placement agents (see Note 14) qualify for the derivative scope exception under ASC 815 and are therefore presented as a component of Stockholders’ Equity on the interim unaudited condensed balance sheets without subsequent fair value re-measurement.

F-11

Net loss per share

Basic net loss per share is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted net loss per share takes into account the potential dilution that could occur if securities or other contracts to issue shares, such as stock options, warrants, and unvested restricted stock units, were exercised and converted into common shares and the impact would not be antidilutive. Diluted net loss per share is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period, increased by the number of additional shares that would have been outstanding if the potential shares had been issued and were dilutive. Contingently issuable shares are included in basic net loss per share only when there is no circumstance under which those shares would not be issued.

Advertising

Advertising and marketing costs are expensed as incurred. During the three months ended March 31, 2026 and 2025, advertising costs incurred by the Company totaled $1,000 and $20,592, respectively, and are included in selling, general and administrative expenses in the accompanying interim unaudited condensed statements of operations.

Deferred Financing Costs

Deferred financing costs relating to the Company’s convertible notes payable are deferred and amortized ratably over the life of the debt using the straight-line method. Deferred financing costs are included as an addition to interest expense on the interim unaudited condensed statements of operations and are included in Convertible notes payable, net of debt discount on the interim unaudited condensed balance sheets.

Shipping and Handling Costs

The Company accounts for shipping and handling activities as fulfillment activities. As such, the Company does not evaluate shipping and handling as promised services to its customers. Shipping and handling costs are included in cost of revenues in the accompanying interim unaudited condensed statements of operations.

Leases

The Company is a lessee in multiple noncancelable operating and financing leases. If the contract provides the Company with the right to substantially all the economic benefits and the right to direct the use of the identified asset, it is generally considered to be or contain a lease. Right-of-Use (ROU) assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term. The ROU asset is also adjusted for any lease prepayments made, lease incentives received, and initial direct costs incurred.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. Increases (decreases) to variable lease payments due to subsequent changes in an index or rate are recorded as variable lease expense (income) in the future period in which they are incurred.

The discount rate used is the implicit rate in the lease contract, if it is readily determinable, or the Company’s incremental borrowing rate. The Company uses the incremental borrowing rate based on the information available at the commencement date for all leases. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The ROU asset for operating leases is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Operating leases with fluctuating lease payments: For operating leases with lease payments that fluctuate over the lease term, the total lease costs are recognized on a straight-line basis over the lease term. The ROU asset for finance leases is amortized on a straight-line basis over the economic life of the asset as the financing leases include an option to purchase the underlying asset that the Company is reasonably certain to exercise

F-12

For all underlying classes of assets, the Company has elected the practical expedient to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement. The Company recognizes short-term lease cost on a straight-line basis over the lease term.

Stock-Based Compensation

The Company accounts for stock awards issued under ASC 718, Compensation – Stock Compensation (“ASC 718”). The Company classifies awards granted to employees, directors and non-employee consultants as either equity-classified or liability-classified based on the terms of the award. Equity-classified awards are measured at the grant-date fair value and recognized as compensation expense over the requisite service period, which is generally the vesting period. Equity-classified awards are not subsequently remeasured. As of March 31, 2026 and December 31, 2025, all stock awards issued were equity-classified.

Stock-based compensation is recognized as an expense over the employee’s requisite vesting period and over the non-employee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model or the Monte Carlo simulation method.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. Deferred income taxes are recorded for the expected tax consequences of temporary differences between the basis of assets and liabilities for financial reporting purposes and amounts recognized for income tax purposes. As of March 31, 2026 and December 31, 2025, the Company recorded a valuation allowance equal to the full recorded amount of its net deferred tax assets since it is more-likely-than-not that benefits from its deferred tax assets will not be realized. The valuation allowance is reviewed quarterly and is maintained until sufficient positive evidence exists to support its reversal.

The Company recognizes the impact of an uncertain tax position if the position will more likely than not be sustained upon examination by a taxing authority, based on the technical merits of the position. The Company’s policy is to record interest and penalties related to income taxes as part of its income tax provision. As of March 31, 2026 and December 31, 2025, the Company had no unrecognized tax benefits and as such, no liability, interest or penalties were required to be recorded. The Company does not expect this to change significantly in the next twelve months.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recover or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is entirely dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

The Company files income tax returns in the U.S. federal jurisdiction and the State of Maryland.

F-13

Accounting Pronouncements

Recently Issued and Adopted Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be permitted to do so for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. The amendments also require disclosure of all annual segment profit or loss and asset disclosures in interim periods and provide expanded disclosure requirements for entities with a single reportable segment.

ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods beginning after December 15, 2024. The Company adopted ASU 2023-07 for its year ended December 31, 2024, in accordance with the required effective date for non-accelerated filers. The adoption did not impact the Company’s financial position, results of operations, or cash flows; however, it resulted in enhanced segment disclosures in the notes to the financial statements in accordance with ASC 280, Segment Reporting. These enhancements include the identification of significant segment expense categories, disclosure of the measures of segment profit or loss used by the Chief Operating Decision Maker (“CODM”), related reconciliations to the most comparable GAAP measure, and expanded disclosures for entities with a single reportable segment.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The Company adopted ASC 2023-09 for the year ended December 31, 2025, and applied the new disclosure requirements prospectively to the current annual period. Prior period disclosures have not been adjusted to reflect the new disclosure requirements.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses to expand the disclosure requirements for certain costs and expenses. In January 2025, FASB issued ASU 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which clarified the effective date of ASU 2024-03 as periods beginning after December 15, 2026 for annual reporting, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its financial statements.

NOTE 3 — INVENTORIES

Inventories, net consisted of the following at:

	March 31, 2026	December 31, 2025
Finished products	$154,492	$319,131
Raw materials	601,561	472,863
Work in progress	88,471	146,470
Inventory, gross	844,524	938,464
Allowance for obsolete inventory	(20,105)	(20,105)
Total inventory	$824,419	$918,359

F-14

Net Loss from Liquidation of Raw Materials

The net loss on liquidation of raw materials for the three months ended March 31, 2026 and 2025 was $0 and $386,189, respectively, attributable to the liquidation of certain raw material inventory outside the normal course of operations to support operating cash flow and working capital management, which resulted in proceeds below the inventory’s carrying value.

NOTE 4 — PREPAID ASSETS

Prepaid assets consist of the following at:

	March 31, 2026	December 31, 2025
Prepaid insurance	$30,681	$35,389
Prepaid other	10,803	10,803
	$41,484	$46,192

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following at:

Classification	March 31, 2026	December 31, 2025
Vehicles	$376,434	$340,210
Leasehold improvements	1,669,367	1,656,123
Office furniture & fixtures	60,328	60,328
Tooling, machinery and equipment	9,957,058	9,876,922
Total property and equipment	12,063,187	11,933,583
Less: Accumulated depreciation and amortization	(4,007,435)	(3,731,626)
Property and equipment, net	$8,055,752	$8,201,957

Depreciation and amortization expense was $335,238 and $332,566 for the three months ended March 31, 2026 and 2025, respectively.

NOTE 6 — ACCRUED LIABILITIES

Accrued liabilities consisted of the following at:

	March 31,	December 31,
	2026	2025
Accrued outstanding lease payments	$27,403	$22,439
Accrued professional fees	15,178	106,120
Accrued utilities	-	10,991
Accrued employee compensation	80,553	25,109
Accrued contractor costs	267,000	267,000
	$390,134	$431,659

F-15

NOTE 7 — OPERATING LEASES

On March 18, 2021, the Company entered into a lease agreement with New Heights Industrial Park, LLC for a new office and manufacturing space totaling 71,500 square feet in Hagerstown, Maryland. The lease commenced upon the Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF) manufacturing certification received on May 22, 2022, and shall expire 84 months thereafter. The initial monthly rent was $31,877 with annual increases of 3% per annum. The lease agreement grants the Company two successive five-year extension options, with rent for each extension term commencing at 103% of the prior year’s annual rent, subject to timely notice and the absence of default.

Components of lease expense were as follows for the three months ended:

	March 31, 2026	December 31, 2025
Operating lease right-of-use lease asset	$2,465,275	$2,465,275
Accumulated amortization	(1,282,202)	(1,193,637)
Net balance	$1,183,073	$1,271,638

Lease liability, current portion	$380,020	$372,665
Lease liability, long term	891,596	988,471
Total operating lease liabilities	$1,271,616	$1,361,136

Weighted Average Remaining Lease Term – operating leases	37 months	40 months

Weighted Average Discount Rate – operating leases	4.5%	4.5%

Future minimum lease payments under this operating lease as of March 31, 2026, were as follows:

2026 (remaining 9 months)	$321,856
2027	439,146
2028	452,320
2029	152,252
Total lease payments	1,365,574
Less imputed interest	(93,958)
Maturities of lease liabilities	$1,271,616

Total operating lease expense for the three months ended March 31, 2026 and 2025, was $103,543 and is recorded in Selling, general, and administrative expenses in the accompanying interim unaudited condensed statements of operations.

Supplemental cash flows information related to leases was as follows:

	March 31,	March 31,
	2026	2025
Cash paid for amounts included in the measurement of lease liability:

Operating cash flows from operating lease	$104,499	$101,455

F-16

NOTE 8 — FINANCING LEASES

On February 8, 2023, the Company entered into an equipment financing agreement with Utica Leaseco, LLC (“Utica”), pursuant to a Master Lease Agreement, (“Master Lease Agreement”), between Utica, as lessor, and the Company as the lessee (collectively, the “Lessee”). Under the Master Lease Agreement, Utica loaned an aggregate of $1,800,000 for certain of the Company’s equipment listed therein (the “Equipment”), which it leases to the Lessee. The initial term of the Master Lease Agreement was for 51 months. Under the Master Lease Agreement, the Lessee agreed to pay an initial monthly rent of $50,040. The Lessor will have the option to charge Lessee a surcharge of 1% of the monthly payment amount per month for every 0.25% that the prime rate of Renasant Bank exceeds 5.5%.

On August 31, 2023, the parties entered into a second equipment schedule to the Master Lease Agreement, pursuant to which Utica loaned an aggregate of $1,500,000 for certain equipment listed therein. The term of the second equipment schedule is 48 months and agreed monthly payments are $44,250. The Lessor will have the option to charge Lessee a surcharge of 1% of the monthly payment amount per month for every 0.25% that the prime rate of Renasant Bank exceeds 8.25%.

If any rent is not received by Utica within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay Utica a charge equal to five percent (5%) of the amount of such payment. The Lessee is also required to pay an annual administration fee of $5,000 for each agreement.

Upon the expiration of the term of the Master Lease Agreement, the Lessee is required to pay, together with all other amounts then due and payable under the Master Lease Agreement, in cash, an end of term buyout price equal to the lesser of: (a) $90,000 for the initial lease and $75,000 for the second lease (five percent (5%) of the Total Invoice Cost (as defined in the Master Lease Agreement)).

Provided that no default under the Master Lease Agreement has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the Equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the Master Lease Agreement, which represents the anticipated fair market value of the Equipment as of the anticipated end date of the Master Lease Agreement. In addition, the Lessee shall pay Utica an administrative charge to be determined by Utica to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the Equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the Equipment to Lessee.

 In connection with the Master Lease Agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the Equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by Utica, including all property of every description, in the custody of or in transit to Utica for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

At March 31, 2026 and December 31, 2025, supplemental information related to the collateralized assets of the finance leases was as follows:

	March 31, 2026	December 31, 2025
Equipment	$9,000,000	$9,000,000
Accumulated depreciation	(2,765,323)	(2,540,323)
	$6,234,677	$6,459,677

The following table presents information about the amount and timing of the liability arising from the Company’s financing lease as of March 31, 2026:

Future Minimum Financing Lease Payments	Financing Lease Liability
2026	$688,866
2027	843,321
Total undiscounted financing lease payments	1,532,187
Unamortized debt discount	(62,111)
Financing lease liability – current portion	(945,720)
Present value of financing lease liability	$524,356
Weighted average remaining lease term	1.4 years
Weighted average discount rate	22.7%

F-17

NOTE 9 — CONVERTIBLE DEBT

Summary of Convertible Notes Payable

	March 31, 2026	December 31, 2025
December 2, 2025, principal of $45,400 and accrued PIK interest of $1,480 and $361, net of unamortized OID interest of $4,225 and $5,114 and unamortized debt discount of $6,472 and $7,832 as of March 31, 2026 and December 31, 2025, respectively	$36,183	$32,815
August 8, 2025, principal of $227,000, and accrued PIK interest of $14,615 and $9,018, net of unamortized OID interest of $15,443 and $19,868 and unamortized debt discount of $37,111 and $47,750 as of March 31, 2026 and December 31, 2025, respectively	189,061	168,400
May 8, 2025, principal of $340,500 and accrued PIK interest of $30,505 and $22,109, net of unamortized OID interest of $16,377 and $23,016 and unamortized debt discount of $39,453 and $55,447, respectively	315,175	284,146
Total of convertible notes payable	540,419	485,361
Convertible notes payable, net of debt discount – current portion	(504,236)	(284,146)
Convertible notes payable, net of debt discount – long-term portion	$36,183	$201,215

Senior Secured Promissory Notes Outstanding as of March 31, 2026

December 2, 2025 Convertible Notes Payable - Investor A

On December 2, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $40,000 (the “Note”) plus OID of $5,400, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $40,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 20,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

F-18

August 8, 2025 Convertible Notes Payable - Investor B

On August 8, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $200,000 (the “Note”) plus OID of $27,000, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $200,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 100,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

May 8, 2025 Convertible Notes Payable - Investor C

On May 8, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $300,000 (the “Note”) plus OID of $40,500, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $300,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 150,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

NOTE 10 — NOTE PAYABLE

On May 6, 2025, the Company entered into a note payable in the principal amount of $38,692 to finance the purchase of a vehicle. The note bears interest at a fixed annual rate of 5.44% and matures in May 2030. The note requires monthly principal and interest payments and is secured by the underlying vehicle. As of December 31, 2025, the outstanding principal balance was $34,689. The note was repaid in full in January 2026.

NOTE 11 — STOCKHOLDERS’ EQUITY

The Company is authorized to issue 500,000,000 and 100,000,000 common shares, par value $0.0001 per share as of March 31, 2026 and December 31, 2025, respectively, and 5,000,000 and 1,000,000 shares of preferred stock, par value $0.0001 per share as of March 31, 2026 and December 31, 2025, respectively. As of March 31, 2026 and December 31, 2025, the Company had 45,011,281 and 44,500,111 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of the Company for a vote. No shares of preferred stock have been issued or designated by First Breach, Inc.

LLC conversion to C-Corp.

On October 22, 2021, First Breach, LLC converted from a Delaware limited liability company to a Delaware corporation, First Breach, Inc. The Certificate of Incorporation of First Breach, Inc. authorizes the issuance of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. No shares of preferred stock have been issued or designated by First Breach, Inc. The former equity unit holders of First Breach, LLC were issued 16,235,000 shares of common stock following the limited liability company’s conversion to a Delaware corporation.

Amended and Restated Certificate of Incorporation

On January 19, 2026, the Company’s Board of Directors and stockholders approved an Amended and Restated Certificate of Incorporation. The Restated Certificate, among other matters, (i) authorizes the issuance of preferred stock in one or more series with terms to be determined by the Board, (ii) provides for one vote per share of common stock, and (iii) increases the authorized number of shares of common stock from 100,000,000 to 500,000,000 shares.

Share issuances

During the period from January 2026 through March 2026, the Company issued to certain accredited investors an aggregate of 406,670 shares of common stock at $3.00 per share for an aggregate purchase price of $1,220,003.

In January 2026, the Company issued to certain accredited investors an aggregate of 102,000 shares of common stock at $1.00 per share for an aggregate purchase price of $102,000.

In March 2026, the Company issued to certain accredited investors an aggregate of 2,500 shares of common stock at $8.00 per share for an aggregate purchase price of $20,000.

F-19

NOTE 12 — CUSTOMER AND SUPPLIER CONCENTRATION

Significant dealers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

During the three months ended March 31, 2026, the Company had sales to two individual customers over 10% of total sales, which represented 59% and 24% of total sales. During the three months ended March 31, 2025, the Company had sales to two individual customers over 10% of total sales, which represented 63% and 60% of total sales.

The Company is dependent on third-party manufacturers and distributors for certain materials utilized in the manufacturing process. During the three months ended March 31, 2026 and 2025, the Company purchased 100% of raw materials from one vendor. The Company believes there are other suppliers that could be substituted should this supplier become unavailable or non-competitive.

NOTE 13 — STOCK-BASED COMPENSATION

Equity Compensation Plan

On January 22, 2026, the board of directors (the “Board”) of the Company approved the 2026 Equity Incentive Plan (the “2026 Plan”), which permits the grant of incentive share options (“ISOs”), non-qualified share options, performance unit awards, restricted share awards, restricted unit awards (“RSUs”), share appreciation rights and other stock awards (collectively, the “Awards” or “Award”) to employees, directors and consultants of the Company. The Company initially reserved 12 million shares of common stock (the “Share Reserve”) for issuance of awards under the 2026 Plan. The Share Reserve will automatically increase on January 1 of each year for a period of up five years commencing on January 1, 2026 and ending on and including January 1, 2031, in an amount equal to fifteen percent (15%) of the total number of shares of common stock outstanding on December 31, of the immediately preceding year. As of March 31, 2026, the number of shares available for issuance under the 2026 Plan was 2,000,000.

In the event of any recapitalization or otherwise changes its capital structure, or other such transaction as defined in the 2026 Plan, thereafter upon any exercise or satisfaction of a previously granted Awards, holders of such are entitled to receive (or purchase, if applicable) under such Award, in lieu of the number of common stock then covered by such Award, what the holder would have been entitled to pursuant to the terms of any such event. No fractional shares or rights for fraction shares of common stock shall be issued under the 2026 Plan.

Stock Options and Restricted Unit Awards

During the three months ended March 31, 2026, the Company’s Board approved grants for an aggregate of 10,000,000 RSUs to certain officers of the Company. The RSUs are subject to both time-based and market-based vesting conditions. The time-based RSUs vest in three tranches in April 2026, July 2026, and October 2026. There were no RSUs that vested during the three months ended March 31, 2026. No stock options were granted during the three months ended March 31, 2026. Stock-based compensation expense is measured based on the fair value of awards in accordance with ASC 718. Equity-classified awards are measured at their grant-date fair value and are not subsequently remeasured. The cost of stock-based compensation is recognized over the requisite service period, which is generally the vesting period of the respective award. No grants issued by the Company during the three months ended March 31, 2025.

F-20

Stock Options

The following table summarizes the Company’s ISO activity and related information for the three months ended March 31, 2026:

Weighted
		Weighted	Average
		Average	Contractual
	Number of	Exercise	Term in
	Options	Price	Years
Outstanding at January 1, 2026	15,113,046	$1.07	7.44
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Vested	-	-	-
Expired	-	-	-
Outstanding at March 31, 2026	15,113,046	$1.07	7.19
Exercisable at March 31, 2026	14,768,046	$1.07	7.14

As of March 31, 2026, vested outstanding stock options had approximately $29,214,092 intrinsic value as the estimated fair value of the underlying common stock is greater than the exercise price. As of March 31, 2026, there was approximately $265,000 of total unrecognized share-based compensation related to unvested stock options, which the Company expects to recognize over the next 2 years.

The Company determined the fair market value of its Common Stock underlying the stock options based upon recent sales of securities.

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s employee stock options.

The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Accordingly, the Company has elected to use the “simplified method” to estimate the expected term of its share-based awards. The simplified method computes the expected term as the sum of the award’s vesting term plus the original contractual term divided by two.

Based on the lack of historical data of volatility for the Company’s common stock, the Company based its estimate of expected volatility on a weighted average of the historical volatility of comparable public companies that manufacture similar products and are similar in size, stage of life cycle, and financial leverage.

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its Common Stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeitures rates.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period.

Restricted Unit Issuances

On January 23, 2026, the Company granted RSUs under the stock equity incentive plan to officers. The Company granted the CEO an award covering 6,000,000 shares of common stock, pursuant to which 2,437,500 shares vest on April 1, 2026, 1,687,500 shares vest on July 1, 2026 and 1,312,500 shares vest on October 1, 2026, in each case subject to continued service, and the remaining 562,500 shares vest upon the Company achieving specified fully diluted market capitalization thresholds of $250 million, $500 million and $750 million, with 187,500 shares vesting upon the achievement of each such milestone. On the same date, the Company granted the President an award covering 4,000,000 shares of common stock, pursuant to which 1,625,000 shares vest on April 1, 2026, 1,125,000 shares vest on July 1, 2026 and 875,000 shares vest on October 1, 2026, in each case subject to continued service, and the remaining 375,000 shares vest upon the Company achieving specified fully diluted market capitalization thresholds of $250 million, $500 million and $750 million, with 125,000 shares vesting upon the achievement of each such milestone. Each award is subject to the terms and conditions of the applicable award agreement and the stock equity incentive plan.

F-21

The following table summarizes the Company’s RSU activity for the three months ended March 31, 2026:

Weighted
Average
	Number of	Grant Date
	Units	Fair Value
Unvested as of December 31, 2025	-	$-
Granted	10,000,000	2.99
Vested	-	-
Forfeited or cancelled	-	-
Unvested as of March 31, 2026	10,000,000	$2.99

As of March 31, 2026, there was approximately $16,808,850 of total unrecognized share-based compensation related to unvested RSUs, which the Company expects to recognize over the next 4.83 years.

The Company classifies stock-based compensation expense in the interim unaudited condensed statement of operations in the same manner in which the award recipient’s costs are classified in the interim unaudited condensed statement of operations. Total stock-based compensation expense for the three months ended March 31, 2026 and 2025, was $13,002,574 and $0, respectively.

NOTE 14 — WARRANTS

During the three months ended March 31, 2025, the Company issued 250,000 five-year warrants to purchase company common stock in conjunction with convertible notes payable issued five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share. The warrant provides for full ratchet anti-dilution if the Company issues securities at less than $0.50 per share. No warrants were issued during the three months ended March 31, 2026

The following table shows a summary of common stock warrants for the three months ended March 31, 2026:

Weighted
	Weighted		Average
	Average		Contractual
	Exercise		Term in
Number of	Warrants	Price	Years
Outstanding at January 1, 2026	16,223,996	$1.06	1.41
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at March 31, 2026	16,223,996	$1.06	1.17
Exercisable at March 31, 2026	16,223,996	$1.06	1.17

As of March 31, 2026, vested outstanding warrants had approximately $31,471,047 intrinsic value as the as the estimated fair value of the underlying common stock is greater than the exercise price.

F-22

NOTE 15 — LOSS PER SHARE

Basic and diluted net loss per share was determined by dividing net loss attributable to common stockholders by the weighted-average common shares outstanding during the period.

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated:

	Three Months Ended March 31,
Basic and diluted net loss per share	2026	2025

Numerator:
Net loss	$(14,646,955)	$(1,570,175)
Denominator:
Weighted average common shares outstanding	51,407,478	37,784,611
Net loss per share of common stock – Basic and Diluted	$(0.28)	$(0.04)

The following warrants to purchase common stock, RSUs, and options to purchase common stock have been excluded from the computation of net loss per share of common stock for the periods presented because including them would have had an anti-dilutive effect:

	Three Months Ended
	March 31,
	2026	2025
Warrants to purchase common stock	16,223,996	17,203,996
RSUs	937,500	-
Options to purchase common stock	15,113,046	8,973,046
	2,274,542	26,177,042

NOTE 16 — RELATED PARTY TRANSACTIONS

The Company has accrued executive compensation, net of advances, of $25,044 and $267,691 to the CEO of the Company as of March 31, 2026 and December 31, 2025, respectively.

The Company has accrued executive compensation, net of advances, of $26,477 and $160,587 to the COO of the Company as of March 31, 2026 and December 31, 2025, respectively.

Restricted Unit Awards

On January 23, 2026, the Company granted an aggregate of 10,000,000 shares of RSUs to certain related parties. The RSUs are subject to vesting upon the satisfaction of both time-based and market-based conditions (see Note 13).

April 2026 Convertible Notes

On April 24, 2026, the Company entered into a securities purchase agreement with certain related parties with a principal amount of $10,500,000 plus OID of $5,465,385 (see Note 18).

Employee Loan Payable

During the three months ended March 31, 2026, the Company had an unsecured loan payable to an employee (the “Employee Loan”). The outstanding balances amount to $121,739 as of March 31, 2026 and December 31, 2025.

There is no formal written loan agreement, stated maturity date, or stated interest rate associated with the Employee Loan. The Employee Loan is payable on demand. Because the Employee Loan does not bear stated interest, management evaluated the requirements of ASC 835-30, Imputation of Interest. Given (i) the short-term nature of the borrowing, (ii) the related-party nature of the transaction, and (iii) the absence of a stated repayment schedule, management determined that imputing interest would not have a material impact on the financial statements. Accordingly, no interest expense has been recorded in connection with the Employee Loan.

The Employee Loan is classified as a current liability on the accompanying interim unaudited condensed balance sheet as of March 31, 2026.

Related Party Loan Payable

On November 6, 2025, the Company entered into a promissory note agreement (the “Related Party Note”) with a related party. The Related Party Note provides for a principal amount of $50,000 and bears interest at a rate of 6% per annum.

The Related Party Note matures and becomes due and payable in a single balloon payment consisting of all unpaid principal and accrued interest ninety (90) calendar days following the date on which the Company’s common stock is publicly listed on a national securities exchange in the United States. The Company may prepay the Related Party Note, in whole or in part, at any time without penalty. As of March 31, 2026 and December 31, 2025, the outstanding principal balance under the Related Party Note was $50,000.

F-23

NOTE 17 — COMMITMENTS AND CONTINGENCIES

Joint Venture

The Company entered into a joint venture agreement with IdeaForge Technology Inc., (“IdeaForge”) on September 23, 2025 (the “IdeaForge JV Agreement”), as amended on March 11, 2026 (the “IdeaForge JV Amending Agreement”, together with the IdeaForge JV Agreement, the “JV Agreement” ), pursuant to which the parties agreed to form First Forge Technology Inc., a Delaware entity (the “Joint Venture”). The core objective of the Joint Venture is to co-develop and manufacture high-performance drones that are fully compliant with U.S. regulatory and defense standards, as well as the development of new intellectual property and drone technology, while being certified and labeled as “Made in the USA.” Pursuant to the JV Agreement, the Company and IdeaForge are each entitled to 50% of the outstanding equity interests of the Joint Venture, with each party to be issued 5,000 shares for a purchase price of $1.00 upon issuance.

On March 11, 2026, the Joint Venture amended its certificate of incorporation to authorize and designate a new class of Series A Preferred Stock. The Series A Preferred Stock is non-voting, non-convertible, does not carry dividend or liquidation preference rights and does not otherwise participate in the governance or economic rights of the Joint Venture (“JV Preferred Shares”).

Obligations of the Joint Venture

Pursuant to the JV Agreement, the Company agreed, among other things, to (i) make a total capital contribution to the Joint Venture in such amount as may be required for its operations and as agreed between the parties, which shall include a capital contribution of up to $25,000,000 (“Capital Contribution”), of which a first tranche of $10,000,000 shall be invested on or before December 31, 2026 and applied toward the Capital Contribution, with the remaining balance to be invested on or before December 31, 2027, each of which amounts may be adjusted by mutual agreement of the parties, and which investment may be made through the purchase of JV Preferred Shares; (ii) facilitate the provision of a demarcated manufacturing facility for manufacturing services, including through lease assistance; (iii) provide the Joint Venture with such technical know-how, expertise and operational assistance as may be reasonably required in connection with obtaining applicable licenses, permits, approvals and regulatory clearances; and (iv) support the Joint Venture’s commercial development efforts by sharing relevant customer contacts in the defense, law enforcement and related sectors globally.

Commitments

The Company enters into various agreements with suppliers for the products it distributes. The Company had no long-term purchase commitments or arrangements with its suppliers as of the three months ended March 31, 2026 and 2025 respectively.

Litigation

The Company may be subject to legal proceedings and claims that arise in the ordinary course of business. Management is not currently aware of any matters that will have a material effect on the financial position, results of operations, or cash flows of the Company.

NOTE 18 — SUBSEQUENT EVENTS

In accordance with ASC 855 – Subsequent Events, the Company evaluated subsequent events after March 31, 2026, through the date these interim unaudited condensed financial statements were issued and has no transactions or events requiring disclosure except as disclosed below.

Common stock issuances

Between March 30 and April 7 2026, the Company issued an aggregate of 23,000 shares of common stock to consultants in connection with a public relations agreement and an investor relations agreement for services to be rendered through September 30, 2026 and April 3, 2027, respectively. The common stock was issued at $19.13 per share for an aggregate of $440,000.

April 2026 Convertible Notes

On April 24, 2026 (the “Original Issuance Date”), the Company entered into a securities purchase agreement with certain related parties, pursuant to which the Company issued senior secured convertible promissory notes in the principal amount of $10,500,000 (the “Notes”) plus OID of $5,465,385, and matures twelve (12) months from the Original Issuance Date. The cash proceeds received by the Company were $10,500,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Notes bear interest at a rate of 6% per annum per annum on the original outstanding principal amount.

F-24

In connection with the issuance of the Notes, the accredited investors were also issued a total of 282,500 six month warrants to purchase shares of the Company’s common stock at an exercise price of $8.00 per share (the “Warrant Shares”). If, while the Warrant Shares are outstanding, the Company issues common stock for consideration per share less than $8.00, the exercise price of the Warrant Shares will be reduced to the latest common stock issuance price.

May 2026 Convertible Notes

On May 21, 2026 (the “Original Issuance Date”), the Company entered into a securities purchase agreement with certain related parties, pursuant to which the Company issued senior secured convertible promissory notes in the principal amount of $5,000,000 (the “Notes”) plus OID of $2,692,308, and matures twelve (12) months from the Original Issuance Date. The cash proceeds to be received by the Company are $5,000,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Notes do not bear interest.

Equity Line of Credit

On May 21, 2026, the company entered into a Equity Line of Credit Agreement (the “ELOC Agreement”) with certain accredited investors (the “ELOC Investors”), pursuant to which the Company can issue $50,000,000 in Common Stock. The term of the ELOC Agreement is thirty six (36) months from the date of the agreement. Under the ELOC Agreement, the Company may, at its sole discretion, deliver purchase notices to ELOC Investors directing them to purchase shares of the Company’s Common Stock at a purchase price equal to 97% of the volume-weighted average price of the Common Stock during a specified pricing period. In connection with the ELOC Agreement, the Company has paid $25,000 in legal expenses. There are no commitment fees associated with the ELOC Agreement.

Drone Development

On May 1, 2026, the Company entered into a master services agreement with Hellbender Inc. (“Hellbender”) for the design, engineering, and prototyping of two attritable drone platforms (the “Hellbender Agreement”). The Hellbender Agreement has an estimated total contract value of approximately $3,000,000. The estimated service period for the Hellbender Agreement is approximately eleven months. The Company has incurred $150,000 in costs associated with the Hellbender Agreement.

F-25

FIRST BREACH, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2025 AND 2024

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

First Breach, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of First Breach, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 3 to the financial statements, the 2024 financial statements have been restated to correct certain misstatements.

Substantial Doubt Regarding the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred net losses and had negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Grassi & Co., CPAs, P.C.

We have served as the Company’s auditor since 2025.

Jericho, New York

March 20, 2026

F-27

FIRST BREACH, INC.

BALANCE SHEETS

	December 31, 2025	December 31, 2024 (Restated)
Assets
Current assets:
Cash	$2,477,122	$434,613
Accounts receivable	51,889	30,265
Inventories, net	918,359	1,845,982
Prepaid and other current assets	46,192	44,081
Total current assets	3,493,562	2,354,941
Property and equipment, net	8,201,957	9,483,383
Right-of-use assets	1,271,638	1,616,052
Other assets	53,625	53,625
Total assets	$13,020,782	$13,508,001

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$2,041,908	$1,852,202
Accrued liabilities	431,659	358,906
Accrued liabilities, related party	428,278	513,614
Employee loan payable, related party	121,739	121,739
Note payable – related party	50,000	—
Contract liabilities	—	54,410
Note payable – current portion	7,166	—
Convertible notes payable, net of debt discount – current portion	284,146	—
Operating lease liability – current portion	372,665	344,177
Financing lease liability – current portion	893,710	712,795
Total current liabilities	4,631,271	3,957,843

Long-term liabilities:
Note payable	27,523	—
Convertible notes payable, net of debt discount	201,215	1,471,436
Operating lease liability – net of current portion	988,471	1,361,137
Financing lease liability – net of current portion	767,822	1,607,982
Total liabilities	6,616,302	8,398,398

Commitments and Contingencies (Note 18)	—	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 authorized, 44,500,111 and 37,784,611 shares issued and outstanding as of December 31, 2025 and 2024, respectively	4,450	3,778
Additional paid-in capital	41,643,152	26,526,826
Accumulated deficit	(35,243,122)	(21,421,001)
Total stockholders’ equity	6,404,480	5,109,603
Total liabilities and stockholders’ equity	$13,020,782	$13,508,001

The accompanying notes are an integral part of these financial statements.

F-28

FIRST BREACH, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2025	Year ended December 31, 2024 (Restated)

Net revenues	$384,129	$773,870
Cost of revenues	1,761,368	2,235,004
Net loss associated with liquidation of raw materials	684,960	943,278
Gross margin	(2,062,199)	(2,404,412)

Operating expenses:
Selling, general, and administrative expense	7,926,714	2,836,942
Total operating expenses	7,926,714	2,836,942

Loss from operations	(9,988,913)	(5,241,354)

Other expense, net:
Interest expense, net	(1,866,438)	(791,730)
Loss on extinguishment of debt	(2,017,314)	—
Loss on sale of assets	(1,906)	—
Other income	93,500	—
Other expense	(41,050)	(41,050)
Total other expense, net	(3,833,208)	(832,780)

Net loss before income taxes	(13,822,121)	(6,074,134)
Income tax provision	—	—
Net loss	$(13,822,121)	$(6,074,134)

Net loss per share:
Basic and diluted	$(0.36)	$(0.16)

Weighted average number of shares outstanding:
Basic & diluted	38,276,140	37,530,778

The accompanying notes are an integral part of these financial statements.

F-29

FIRST BREACH, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at January 1, 2024	37,196,111	3,719	25,092,195	(15,346,867)	9,749,047

Equity offering proceeds, net of stock issuance costs	528,500	53	734,947	—	735,000

Warrants issued in conjunction with convertible notes payable (as restated)	—	—	639,690	—	639,690

Share-based compensation	60,000	6	59,994	—	60,000

Net loss	—	—	—	(6,074,134)	(6,074,134)
Balance at December 31, 2024 (as restated)	37,784,611	$3,778	$26,526,826	$(21,421,001)	$5,109,603
Issuance of common stock for the conversion of debt	1,775,000	178	3,549,822	—	3,550,000

Equity offering proceeds in conjunction with the conversion of convertible notes payable	2,195,000	219	4,389,781	—	4,390,000

Warrants issued in conjunction with the conversion of convertible notes payable	—	—	677,374	—	677,374

Issuance of common stock for the exercise of warrants	1,775,000	178	887,322	—	887,500

Equity offering proceeds	970,500	97	1,030,403	—	1,030,500

Share-based compensation	—	—	4,581,625	—	4,581,625

Net loss	—	—	—	(13,822,121)	(13,822,121)
Balance at December 31, 2025	44,500,111	$4,450	$41,643,152	$(35,243,122)	$6,404,480

The accompanying notes are an integral part of these financial statements.

F-30

FIRST BREACH, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2025	Year ended December 31, 2024 (Restated)
Cash flows from operating activities:
Net loss	$(13,822,121)	$(6,074,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,581,625	60,000
Depreciation and amortization	1,332,393	1,327,482
Loss on extinguishment of debt	2,017,314	—
Amortization of debt discount	53,550	53,550
Amortization of debt discount – warrant feature and OID interest	984,834	82,872
Non-cash PIK interest	344,151	28,255
Loss on sale of asset	(1,906)	—
Right-of-use assets, net of lease liabilities	235	12,290
Changes in operating assets and liabilities:
Accounts receivable	(21,624)	(28,440)
Inventories	927,623	1,036,453
Prepaid and other current assets	(2,111)	10,401
Accounts payable	189,706	1,194,423
Accrued liabilities	72,753	283,924
Accrued liabilities, related party	(85,337)	246,344
Employee loan payable, related party	—	121,739
Contract liabilities	(54,410)	54,410
Net cash used in operating activities	(3,483,325)	(1,590,431)

Cash flows from investing activities:
Proceeds from sale of assets	78,000	—
Capitalized expenditures	(88,369)	(190,390)
Net cash used in investing activities	(10,369)	(190,390)

Cash flows from financing activities:
Proceeds from convertible notes payable	2,090,000	2,000,000
Proceeds from issuance of common stock upon exercise of warrants	887,500	—
Principal payments on financing lease	(712,794)	(568,567)
Proceeds from issuance on equity offerings	3,225,500	791,000
Proceeds from note payable – related party	50,000	—
Net payments on note payable	(4,003)	—
Stock issuance costs	—	(56,000)
Net cash provided by financing activities	5,536,203	2,166,433

Net change to cash	2,042,509	385,612
Cash at beginning of year	434,613	49,001
Cash at end of year	$2,477,122	$434,613

Supplemental disclosure of cash flow information:
Cash paid for interest	$530,700	$665,101
Cash paid for taxes	$—	$—

Supplemental Non-cash Financing Activities
Issuance of common stock for the conversion of convertible notes payables	$3,550,000	$—
Issuance of warrants in conjunction with convertible notes payable	$677,374	$639,690

The accompanying notes are an integral part of these financial statements.

F-31

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

First Breach (“The Company”) was originally formed as a limited liability company named First Breach, LLC under the laws of the State of Maryland on April 9, 2018 and subsequently converted to a corporation named First Breach, Inc. (“First Breach”) incorporated under the laws of the State of Delaware on October 22, 2021.

The Company is a match-grade ammunition component manufacturer offering brass cups, brass casings, full-metal-jacket projectiles, lead projectile cores, and lead wire. Equipped with numerous quality control checks, the Company offers match-grade, SAAMI-specification products. Customers will have the ability to order custom head-stamped casings as well as a wide range of grain-size options for projectiles. The majority of customers are resellers and direct-to-consumers primarily within the United States.

The Company is dedicated to building upon its industry experience while emphasizing placing integrity first along with competitive pricing, building customer relations, and utilizing quality raw materials.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

Liquidity and Going Concern

The Company has incurred losses since inception, devoting substantially all of its efforts toward manufacturing buildout and related operational activities, and have an accumulated deficit of $35,243,122 as of December 31, 2025. The Company generated a net loss of $13,822,121 during the year ended December 31, 2025. Net cash used in its operating activities during the year ended December 31, 2025 was $3,483,325. The Company expects to continue to generate operating losses and negative cash flow from operations for the foreseeable future. The Company plans to continue to actively pursue financing alternatives, but there can be no assurance that it will obtain the necessary funding in the future when needed.

The Company’s management concluded that its recurring losses from operations and the fact that it has not generated significant revenue or positive cash flows from operations raise substantial doubt about its ability to continue as a going concern for the next 12 months from the date of filing this Audit Report for the year ended December 31, 2025. The Company’s auditors also included an explanatory paragraph in its report on our financial statements as of and for the year ended December 31, 2025 with respect to this uncertainty.

Revenue Recognition and Cost of Revenue

The Company generates revenue from the production and sale of ammunition, which includes shipping income. The Company recognizes revenue according to Accounting Standard Codification – Revenue from Contract with Customers (“ASC 606”). When the customer obtains control over the promised goods or services, the Company records revenue in the amount of consideration that it can expect to receive in exchange for those goods and services. The Company applies the following five-step model to determine revenue recognition:

●	Identification of a contract with a customer
●	Identification of the performance obligations in the contact
●	Determination of the transaction price
●	Allocation of the transaction price to the separate performance allocation
●	Recognition of revenue when performance obligations are satisfied

The Company only applies the five-step model when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company’s contracts contain a single performance obligation, and the entire transaction price is allocated to the single performance obligation. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Accordingly, The Company recognizes net revenues when the customer obtains control of its product, which typically occurs upon shipment of the product from our warehouse or the performance of the service.

F-32

The Company applies ASC 606, Revenue from Contracts with Customers, (ASC 606) utilizing the following allowable exemptions or practical expedients:

●	Portfolio approach practical expedient relative to the estimation of variable consideration.
●	Shipping and handling practical expedient to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities.
●	Costs of obtaining a contract practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset is one year or less.
●	Sales taxes practical expedient to exclude sales taxes and other similar taxes from the transaction price.
●	Significant financing component practical expedient.

Substantially all the Company’s sales are domestic and are made to customers under agreements which do not include rights of return or warranty for the years ended December 31, 2025 and 2024. Revenue from product sales is recognized as net of discounts and estimated returns.

Cost of revenue includes the cost of purchased merchandise plus freight and any applicable delivery charges from the vendor to the Company. Sales are to individual retail consumers through the Company’s ecommerce sales and wholesale distribution partners. The majority of customers are resellers and direct-to-consumers primarily within the United States.

Cost of revenues earned includes all finished material, supplies and raw materials, equipment rental, and freight.

Total accounts receivable
January 1, 2024	$1,825
January 1, 2025	$30,265
December 31, 2025	$51,889

Contract Liabilities

As of December 31, 2025 and 2024, the Company did not have any contract assets or contract liabilities arising from contracts with customers other than customer deposits of $0 and $54,410, respectively. Customer deposits represent amounts received in advance of the Company’s satisfaction of its performance obligations under customer contracts. These deposits will be recognized as revenue when the related products are delivered or services are performed. All remaining performance obligations associated with these deposits are expected to be satisfied within the following calendar year.

The following table provides information about contract liabilities from contracts with customers.

	December 31, 2025	December 31, 2024
Customer deposit	$—	$54,410
Total Contract Liabilities	$—	$54,410

F-33

Significant changes in the contract liabilities balance during the period are as follows:

Contract liabilities
Balance, December 31, 2024	$54,410
Contracts with customers entered during the period	—
Contracts with customers canceled during the period	(54,410)
Balance, December 31, 2025	$—

Use of Estimates

Management uses estimates and assumptions in preparing its financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. The most significant estimates relate to the estimated determination of the allowance for credit losses, allowance for obsolete inventory, warrant fair value and stock-based compensation. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities.

Segments

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosures about a public entity’s reportable segments, including significant segment expense categories and expanded interim reporting requirements. The amendments are effective for years beginning after December 15, 2023, and interim periods beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU 2023-07 for the year ended December 31, 2024. The adoption of this standard did not have a material impact on the Company’s financial statements.

In November 2023, the FASB issued Accounting Standards Update ASC 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASC 2023-07 requires public entities to disclose significant segment expense categories that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included in the measure of segment profit or loss, as well as the title and position of the CODM. The amendments also require disclosure of all annual segment profit or loss and asset disclosures in interim periods and provide expanded disclosure requirements for entities with a single reportable segment.

The primary financial measures used by the CODM to evaluate performance and allocate resources are Net loss and Loss from operations. The CODM uses Net loss and Loss from operations to evaluate the performance of the Company’s ongoing operations and as part of the Company’s internal planning and forecasting processes. Information on Net loss and Loss from operations is disclosed in the interim unaudited condensed statements of operations. Segment expenses and other segment items are provided to the CODM on the same basis as disclosed in the interim unaudited condensed statements of operations.

The CODM does not evaluate performance or allocate resources based on segment assets, and therefore such information is not presented in the notes to the financial statements.

The Company has determined that its current business and operations consist of one reporting segment.

Cash

Cash includes cash on hand as of December 31, 2025 and 2024, the Company maintained an aggregate cash balance of $2,477,122 and $434,613, respectively, in two bank deposit accounts held at a single financial institution. Of this amount, $2,227,122 and $184,613 exceeded the federally insured limit of $250,000 as of December 31, 2025 and 2024, respectively. There were no cash equivalents as of December 31, 2025 and 2024.

The Company has not experienced any losses in such accounts, and management believes it is not exposed to significant credit risk on its cash balances.

Accounts Receivable, net

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. For its financial instruments subject to credit risk, consisting of its receivables, the Company recognizes as an allowance its estimate of lifetime expected credit losses under the current expected credit loss (CECL) model of ASC 326. The approach is based on the Company’s internal knowledge and historical default rates over the expected life of the receivables and is adjusted to reflect current economic conditions. This evaluation takes into account the customer’s ability and intention to pay the consideration when it is due along with incorporating changes in the forward-looking estimates. If the expected financial condition of the Company’s customers were to improve, the allowances may be reduced accordingly. Provisions to the allowances for credit losses are recorded in selling, general and administrative expenses. As of December 31, 2025 and 2024, the Company determined that the vast majority of its accounts receivable were fully collectible and, accordingly, did not record an allowance for credit losses.

F-34

Inventories

Inventories are valued at the lower of cost and net realizable value, with cost determined using the weighted average cost method on a first-in first-out basis. Net realizable value is defined as sales price less cost of completion, disposable and transportation. Production costs, including labor and manufacturing overhead, are applied to finished goods based on estimated production capacity. Any excess production costs that result from abnormally low production levels are expensed as incurred and included in cost of revenues.

The Company evaluates inventory for excess or obsolescence and records provisions when necessary to reduce inventories to their net realizable value. The reserve for excess or obsolete inventories was $20,105 as of December 31, 2025 and 2024.

Property and Equipment, Net

The Company states property and equipment at historical cost less accumulated depreciation and amortization. The Company computes depreciation and amortization using the straight-line method at rates intended to depreciate the cost of assets over their estimated useful lives, which are generally three to ten years. Upon retirement or sale of property and equipment, The Company removes the cost of the disposed assets and related accumulated depreciation and amortization from the accounts, and any resulting gain or loss is credited or charged to other income or expenses. The Company charges expenditures for normal repairs and maintenance to expenses as incurred.

The Company capitalizes additions and expenditures for improving or rebuilding existing assets that extend the useful life. Leasehold improvements made either at the inception of the lease or during the lease term are amortized over the shorter of their economic lives or the lease term including any renewals that are reasonably assured.

Property and equipment is stated at historical cost less accumulated depreciation. The estimated useful lives as follows:

Asset Class	Useful Life (Years)
Vehicles	3-6
Leasehold improvements	6-7
Office furniture & fixtures	7
Tooling, machinery and equipment	3-10

Long-Lived Assets

Recoverability of long-lived assets, including property and equipment and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the years ended December 31, 2025 and 2024.

F-35

Fair Value of Financial Instruments

The Company complies with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP and expands disclosure requirements about fair value measurements. Under ASC 820, there are three categories for the classification and measurement of assets and liabilities carried at fair value:

Level 1: Valuation based on quoted market prices in active markets for identical assets or liabilities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. Examples include publicly traded equity securities and publicly traded mutual funds that are actively traded on a major exchange or over-the-counter market.

Level 2: Valuation based on quoted market prices of investments that are not actively traded or for which certain significant inputs are not observable, either directly or indirectly. Examples include municipal bonds, where fair value is estimated using recently executed transactions, bid asked prices and pricing models that factor in, where applicable, interest rates, bond spreads and volatility.

Level 3: Valuation based on inputs that are unobservable and reflect management’s best estimate of what market participants would use as fair value. Examples include limited partnerships and private equity investments.

The estimated fair value of cash, trade receivables, accounts payable, accrued expenses and other current liabilities are based on Level 1 inputs as the fair values approximate carrying amounts as of December 31, 2025 and 2024, based on the short-term nature and maturity of these instruments.

The fair value of the Company’s convertible notes payable, approximated the carrying value as of December 31, 2025. Factors that the Company considered when estimating the fair value of its debt included market conditions and the terms of the debt. The level of the debt would be considered as Level 2.

The estimated fair value of warrants shares is determined based on various valuation methodologies, including the Monte Carlo pricing model and other appropriate valuation techniques. These methodologies consider underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise/conversion price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections.

Equity Classified Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The Company’s assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance.

The issuance of warrants in conjunction with convertible debt (see Note 10) and the issuance of warrants to investors and placement agents (see Note 12) qualify for the derivative scope exception under ASC 815 and are therefore presented as a component of Stockholders’ Equity on the balance sheets without subsequent fair value re-measurement.

Net loss per share

Basic net loss per share is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted net loss per share takes into account the potential dilution that could occur if securities or other contracts to issue shares, such as stock options, warrants, and unvested restricted stock units, were exercised and converted into common shares and the impact would not be antidilutive. Diluted net loss per share is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period, increased by the number of additional shares that would have been outstanding if the potential shares had been issued and were dilutive. Contingently issuable shares are included in basic net loss per share only when there is no circumstance under which those shares would not be issued.

F-36

Advertising

Advertising and marketing costs are expensed as incurred. During the years ended December 31, 2025 and 2024, advertising costs incurred by the Company totaled $2,000 and $8,098, respectively, and are included in selling, general and administrative expenses in the accompanying statements of operations.

Deferred Financing Costs

Deferred financing costs relating to the Company’s convertible notes payable are deferred and amortized ratably over the life of the debt using the straight-line method. Deferred financing costs are included as an addition to interest expense on the of statements of operations and are included in Convertible notes payable, net of debt discount on the balance sheets.

Shipping and Handling Costs

The Company accounts for shipping and handling activities as fulfillment activities. As such, the Company does not evaluate shipping and handling as promised services to its customers. Shipping and handling costs are included in cost of revenues in the accompanying statements of operations.

Leases

The Company is a lessee in multiple noncancelable operating and financing leases. If the contract provides the Company with the right to substantially all the economic benefits and the right to direct the use of the identified asset, it is generally considered to be or contain a lease. Right-of-Use (ROU) assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term. The ROU asset is also adjusted for any lease prepayments made, lease incentives received, and initial direct costs incurred.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. Increases (decreases) to variable lease payments due to subsequent changes in an index or rate are recorded as variable lease expense (income) in the future period in which they are incurred.

The discount rate used is the implicit rate in the lease contract, if it is readily determinable, or the Company’s incremental borrowing rate. The Company uses the incremental borrowing rate based on the information available at the commencement date for all leases. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The ROU asset for operating leases is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Operating leases with fluctuating lease payments: For operating leases with lease payments that fluctuate over the lease term, the total lease costs are recognized on a straight-line basis over the lease term. The ROU asset for finance leases is amortized on a straight-line basis over the economic life of the asset as the financing leases include an option to purchase the underlying asset that the Company is reasonably certain to exercise

For all underlying classes of assets, the Company has elected the practical expedient to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement. The Company recognizes short-term lease cost on a straight-line basis over the lease term.

Stock-Based Compensation

The Company accounts for stock awards issued under ASC 718, Compensation – Stock Compensation. Under ASC 718, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award.

Stock-based compensation is recognized as an expense over the employee’s requisite vesting period and over the non-employee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model.

F-37

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. Deferred income taxes are recorded for the expected tax consequences of temporary differences between the basis of assets and liabilities for financial reporting purposes and amounts recognized for income tax purposes. As of December 31, 2025 and 2024, the Company recorded a valuation allowance equal to the full recorded amount of its net deferred tax assets since it is more-likely-than-not that benefits from its deferred tax assets will not be realized. The valuation allowance is reviewed quarterly and is maintained until sufficient positive evidence exists to support its reversal.

The Company recognizes the impact of an uncertain tax position if the position will more likely than not be sustained upon examination by a taxing authority, based on the technical merits of the position. The Company’s policy is to record interest and penalties related to income taxes as part of its income tax provision. As of December 31, 2025 and 2024, the Company had no unrecognized tax benefits and as such, no liability, interest or penalties were required to be recorded. The Company does not expect this to change significantly in the next twelve months.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recover or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is entirely dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

The Company files income tax returns in the U.S. federal jurisdiction and the State of Maryland.

Accounting Pronouncements

Recently Issued and Adopted Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be permitted to do so for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. The amendments also require disclosure of all annual segment profit or loss and asset disclosures in interim periods and provide expanded disclosure requirements for entities with a single reportable segment.

ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods beginning after December 15, 2024. The Company adopted ASU 2023-07 for its year ended December 31, 2024, in accordance with the required effective date for non-accelerated filers. The adoption did not impact the Company’s financial position, results of operations, or cash flows; however, it resulted in enhanced segment disclosures in the notes to the financial statements in accordance with ASC 280, Segment Reporting. These enhancements include the identification of significant segment expense categories, disclosure of the measures of segment profit or loss used by the Chief Operating Decision Maker (“CODM”), related reconciliations to the most comparable GAAP measure, and expanded disclosures for entities with a single reportable segment.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The Company adopted ASC 2023-09 for the year ended December 31, 2025, and applied the new disclosure requirements prospectively to the current annual period. Prior period disclosures have not been adjusted to reflect the new disclosure requirements. For additional information, see Note 19 “Income Taxes” to the financial statements.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses to expand the disclosure requirements for certain costs and expenses. In January 2025, FASB issued ASU 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which clarified the effective date of ASU 2024-03 as periods beginning after December 15, 2026 for annual reporting, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its financial statements.

In November 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments to improve the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20, Debt - Debt with Conversion and Other Options. The amendments in this ASU are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of the annual reporting period for all entities that have adopted the amendments in Update 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The Company is currently evaluating the impact this standard will have on its financial statements.

NOTE 3 — RESTATEMENT

During the preparation of our financial statements for the year ended December 31, 2025, we identified errors related to (i) the incorrect number of warrants used to calculate the debt discount associated with warrants issued in conjunction with convertible debt and (ii) the Company determined that certain inventory units had a net realizable value below recorded cost. The warrant error affected the allocation of proceeds between debt and equity, resulting in adjustments to the debt discount, interest expense, and Additional Paid-in Capital. The inventory valuation error impacted inventory, cost of goods sold, and retained earnings in the related periods. As a result, we restated our previously issued financial statements for the year ended December 31, 2024.

The following tables present the effect of the Restatement Items on the Company’s balance sheet, statement of operations, and cash flow for the year ended December 31, 2024.

F-38

FIRST BREACH, INC.

BALANCE SHEETS

(as restated)

	December 31, 2024			December 31, 2024
	As Previously reported	Restatement adjustment		As restated
Assets
Current assets:
Cash	$434,613	$-		$434,613
Accounts receivable	30,265	-		30,265
Inventories, net	1,999,982	(154,000	)(a)	1,845,982
Prepaid and other current assets	44,081	-		44,081
Total current assets	2,508,941	(154,000)		2,354,941
Property and equipment, net	9,483,383	-		9,483,383
Right-of-use assets	1,616,052	-		1,616,052
Other assets	53,625	-		53,625
Total assets	$13,662,001	$(154,000)		$13,508,001

Liabilities and stockholdersw’ equity

Current liabilities:
Accounts payable	$1,852,202	$-		$1,852,202
Accrued liabilities	358,906	-		358,906
Accrued liabilities, related party	513,614	-		513,614
Employee loan payable, related party	121,739	-		121,739
Contract liabilities	54,410	-		54,410
Operating lease liability - current portion	344,177	-		344,177
Financing lease liability - current portion	712,795	-		712,795
Total current liabilities	3,957,843	-		3,957,843

Long-term liabilities:
Convertible notes payable, net of current portion	868,788	602,648	(b)	1,471,436
Opertaing lease liability -net of current portion	1,361,137	-		1,361,137
Financing lease, net of current portion	1,607,982	-		1,607,982
	-	-		-
Total liabilities	7,795,750	602,648		8,398,398

Commitments and Contingencies (Note 16)

Stockholders’ Equity:
Common stock, $0.0001 par value, 100,000,000 authorized, 44,500,111 issued and outstanding as of December 31, 2024	3,778	-		3,778
Additional paid- in capital	27,189,689	(662,863	)(b)	26,526,826
Accumulated deficit	(21,327,216)	(93,785)		(21,421,001)
Total stockholders’ equity	5,866,251	(756,648)		5,109,603
Total liabilities and stockholders’ equity	$13,662,001	$(154,000)		$13,508,001

F-39

FIRST BREACH, INC.

STATEMENT OF OPERATIONS

(Restated)

	December 31, 2024		December 31, 2024
	As Previously reported	Restatement adjustment	As restated

Net revenues	$773,870	$-	$773,870
Cost of revenues	2,081,004	154,000 (a)	2,235,004
Net loss associated with liquidation of raw materials	943,278		943,278
Gross margin	(2,250,412)	$(154,000)	(2,404,412)

Operating expenses:
Sales, general and administrative	2,836,942	-	2,836,942
Total operating expenses	2,836,942	-	2,836,942

Loss from operations	(5,087,354)	(154,000)	(5,241,354)

Other expenses, net:
Interest expense, net	(851,945)	60,215 (b)	(791,730)
Other expense	(41,050)	-	(41,050)
Total other expenses, net	(892,995)	60,215	(832,780)

Net loss before income taxes	(5,980,349)	(93,785)	(6,074,134)
Income tax provision
Net loss	$(5,980,349)	$(93,785)	$(6,074,134)

F-40

FIRST BREACH, INC.

STATEMENTS OF CASH FLOW

(Restated)

	December 31, 2024			December 31, 2024
	As Previously reported	Restatement adjustment		As restated

Cash flows from operating activities:
Net loss	$(5,980,349)	(93,785)		$(6,074,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	60,000	-		60,000
Depreciation and amortization	1,327,482	-		1,327,482
Amortization of debt discount	81,805	(28,255	)(c)	53,550
Amortization of debt discount – warrant feature	171,342	(88,470	)(b),(d)	82,872
Non-cash PIK interest	-	28,255	(d)	28,255
Right-of-use assets, net of lease liabilities	12,290	-		12,290
Changes in operating assets and liabilities:
Accounts receivable	(28,440)	-		(28,440)
Inventories	882,453	154,000	(a)	1,036,453
Prepaid and other current assets	10,401	-		10,401
Accounts payable	1,194,423	-		1,194,423
Accrued liabilities	283,924	-		283,924
Accrued liabilities, related party	246,344	-		246,344
Employee loan payable, related party	121,739	-		121,739
Contract liabilities	54,410	-		54,410
Net cash used in operating activities	(1,562,176)	(28,255)		(1,590,431)

Cash flows from investing activities:
Capitalized expenditures	(190,390)	-		(190,390)
Net cash used in investing activities	(190,390)	-		(190,390)

Cash flows from financing activities:
Proceeds from convertible notes payable	2,000,000			2,000,000
Principal payments on financing lease	(596,822)	28,255	(c)	(568,567)
Proceeds from issuance on equity offerings	791,000			791,000
Stock issuance costs	(56,000)			(56,000)
Net cash provided by financing activities	2,138,178	28,255		2,166,433

Net change to cash	385,612	-		385,612
Cash at beginning of year	49,001			49,001
Cash at end of year	$434,613	$-		$434,613

The following adjustments were recorded to correct errors identified in the previously issued financial statements:

(a) Adjustment in the amount of $154,000 to reduce inventory to net realizable value, as certain inventory units had a net realizable value below their recorded cost.

(b) Adjustment in the amount of $60,215 to correct the number of warrants used in calculating the debt discount associated with warrants issued in conjunction with convertible debt, which resulted in an overstatement of the debt discount and additional paid-in capital.

(c) Reclassification adjustment in the amount of $28,255 between debt discount and principal payments related to financing leases to properly present the amounts.

(d) Reclassification in the amount of $28,255 of non-cash PIK interest to be consistent with current year reporting.

F-41

NOTE 4 — INVENTORIES

Inventories consisted of the following at:

	December 31, 2025	December 31, 2024 (Restated)
Finished products	$319,131	$275,617
Raw materials	472,863	1,588,930
Work in progress	146,470	1,540
Inventory, gross	938,464	1,866,087
Allowance for obsolete inventory	(20,105)	(20,105)
Total inventory	$918,359	$1,845,982

Net Loss from Liquidation of Raw Materials

The net loss on liquidation of raw materials for the years ended December 31, 2025 and 2024 was $684,960 and $943,278, respectively, attributable to the liquidation of certain raw material inventory outside the normal course of operations to support operating cash flow and working capital management, which resulted in proceeds below the inventory’s carrying value.

NOTE 5 — PREPAID ASSETS

Prepaid assets consist of the following at:

	December 31, 2025	December 31, 2024
Prepaid insurance	35,389	2,978
Prepaid other	10,803	—
Equipment deposits	—	41,103
	$46,192	$44,081

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following at:

Classification	December 31, 2025	December 31, 2024
Vehicles	$340,210	$335,218
Leasehold improvements	1,656,123	1,656,123
Office furniture & fixtures	60,328	57,362
Tooling, machinery and equipment	9,876,922	9,865,708
Total property and equipment	11,933,583	11,914,411
Less: Accumulated depreciation and amortization	(3,731,626)	(2,431,028)
Property and equipment, net	$8,201,957	$9,483,383

Depreciation and amortization expense was $1,332,393 and $1,327,482 for each of the years ended December 31, 2025 and 2024, respectively.

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NOTE 7 — ACCRUED LIABILITIES

Accrued liabilities consisted of the following at:

	December 31,	December 31,
	2025	2024
Accrued outstanding lease payments	$22,439	$171,919
Accrued professional fees	106,120	54,662
Accrued utilities	10,991	—
Accrued employee compensation	25,109	32,325
Accrued contractor costs	267,000	100,000
	$431,659	$358,906

NOTE 8 — OPERATING LEASES

On March 18, 2021, the Company entered into a lease agreement with New Heights Industrial Park, LLC for a new office and manufacturing space totaling 71,500 square feet in Hagerstown, Maryland. The lease commenced upon the Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF) manufacturing certification received on May 22, 2022, and shall expire 84 months thereafter. The initial monthly rent is $31,877 with annual increases of 3% per annum. The lease agreement grants the Company two successive five-year extension options, with rent for each extension term commencing at 103% of the prior year’s annual rent, subject to timely notice and the absence of default.

Components of lease expense were as follows for the twelve months ended:

	December 31, 2025	December 31, 2024
Operating lease right-of-use lease asset	$2,465,275	$2,465,275
Accumulated amortization	(1,193,637)	(849,223)
Net balance	$1,271,638	$1,616,052

Lease liability, current portion	$372,665	$344,177
Lease liability, long term	988,471	1,361,137
Total operating lease liabilities	$1,361,136	$1,705,314

Weighted Average Remaining Lease Term – operating leases	40 months	52 months

Weighted Average Discount Rate – operating leases	4.5%	4.5%

Future minimum lease payments under this operating lease as of December 31, 2025, were as follows:

2026	$426,355
2027	439,146
2028	452,320
2029	152,252
Total lease payments	1,470,073
Less imputed interest	(108,937)
Maturities of lease liabilities	$1,361,136

Total operating lease expense for the years ended December 31, 2025, and 2024, was $414,172, and is recorded in selling, general, and administrative expenses in the accompanying statements of operations.

Supplemental cash flows information related to leases was as follows:

	December 31,	December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liability:

Operating cash flows from operating lease	$413,937	$401,881

F-43

NOTE 9 — FINANCING LEASES

On February 8, 2023, the Company entered into an equipment financing agreement with Utica Leaseco, LLC (“Utica”), pursuant to a Master Lease Agreement, (“Master Lease Agreement”), between Utica, as lessor, and the Company as the lessee (collectively, the “Lessee”). Under the Master Lease Agreement, Utica loaned an aggregate of $1,800,000 for certain of the Company’s equipment listed therein (the “Equipment”), which it leases to the Lessee. The initial term of the Master Lease Agreement was for 51 months. Under the Master Lease Agreement, the Lessee agreed to pay an initial monthly rent of $50,040. The Lessor will have the option to charge Lessee a surcharge of 1% of the monthly payment amount per month for every 0.25% that the prime rate of Renasant Bank exceeds 5.5%.

On August 31, 2023, the parties entered into a second equipment schedule to the Master Lease Agreement, pursuant to which Utica loaned an aggregate of $1,500,000 for certain equipment listed therein. The term of the second equipment schedule is 48 months and agreed monthly payments are $44,250. The Lessor will have the option to charge Lessee a surcharge of 1% of the monthly payment amount per month for every 0.25% that the prime rate of Renasant Bank exceeds 8.25%.

If any rent is not received by Utica within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay Utica a charge equal to five percent (5%) of the amount of such payment. The Lessee is also required to pay an annual administration fee of $5,000 for each agreement.

Upon the expiration of the term of the Master Lease Agreement, the Lessee is required to pay, together with all other amounts then due and payable under the Master Lease Agreement, in cash, an end of term buyout price equal to the lesser of: (a) $90,000 for the initial lease and $75,000 for the second lease (five percent (5%) of the Total Invoice Cost (as defined in the Master Lease Agreement)).

Provided that no default under the Master Lease Agreement has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the Equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the Master Lease Agreement, which represents the anticipated fair market value of the Equipment as of the anticipated end date of the Master Lease Agreement. In addition, the Lessee shall pay Utica an administrative charge to be determined by Utica to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the Equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the Equipment to Lessee.

F-44

In connection with the Master Lease Agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the Equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by Utica, including all property of every description, in the custody of or in transit to Utica for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

At December 31, 2025 and 2024, supplemental balance sheet information related to the collateralized assets of the finance leases was as follows:

	December 31, 2025	December 31, 2024
Equipment	$9,000,000	$9,000,000
Accumulated depreciation	(2,540,323)	(1,640,323)
	$6,459,677	$7,359,677

The following table presents information about the amount and timing of the liability arising from the Company’s financing lease as of December 31, 2025:

Future Minimum Financing Lease Payments	Financing Lease Liability
2026	$893,710
2027	843,321
Total undiscounted financing lease payments	1,737,031
Unamortized debt discount	(75,499)
Financing lease liability – current portion	(893,710)
Present value of financing lease liability	$767,822
Weighted average remaining lease term	1.7 years
Weighted average discount rate	22.7%

NOTE 10 — CONVERTIBLE DEBT

Summary of Convertible Notes Payable

	December 31, 2025	December 31, 2024 (as restated)
December 2, 2025, principal of $45,400 and accrued PIK interest of $361, net of unamortized OID interest of $5,114 and unamortized debt discount of $7,832 as of December 31, 2025	$32,815	$—
August 8, 2025, principal of $227,000, and accrued PIK interest of $9,018, net of unamortized OID interest of $19,868 and unamortized debt discount of $47,750	168,400	—
May 8, 2025, principal of $340,500 and accrued PIK interest of $22,109, net of unamortized OID interest of $23,016 and unamortized debt discount of $55,447	284,146	—
December 16, 2024, principal of $227,000 and accrued PIK interest of $925, net of unamortized OID interest of $26,273 and of unamortized debt discount of $126,444	—	139,788
November 26, 2024, principal of $1,135,000 and accrued PIK interest of $9,931, net of unamortized OID interest of $126,346 and unamortized debt discount of $612,124	—	717,922
October 15, 2024, principal of $908,000, and accrued PIK interest of $17,479, net of unamortized OID interest of $92,797 and unamortized debt discount of $445,563	—	613,726
Total of convertible notes payable	485,361	1,471,436
Convertible notes payable, net of debt discount – current portion	(284,146)	—
Convertible notes payable, net of debt discount – long-term portion	$201,215	$1,471,436

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Senior Secured Promissory Notes Outstanding as of December 31, 2025

December 2, 2025 Convertible Notes Payable - Investor D

On December 2, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $40,000 (the “Note”) plus OID of $5,400, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $40,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 20,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

August 8, 2025 Convertible Notes Payable - Investor C

On August 8, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $200,000 (the “Note”) plus OID of $27,000, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $200,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 100,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

May 8, 2025 Convertible Notes Payable -Investor C

On May 8, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $300,000 (the “Note”) plus OID of $40,500, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $300,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 150,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

F-46

Senior Secured Promissory Notes - Debt Conversion and Warrant Exercise

On December 15, 2025, the Company entered into agreements with two investors to settle and extinguish promissory notes that were contractually convertible only upon the occurrence of an initial public offering, which had not occurred as of the settlement date. Accordingly, the transaction was accounted for as an extinguishment of debt in accordance with ASC 470-50.

The promissory notes had a gross principal balance of $4,029,250 and accrued payment-in-kind (“PIK”) interest of $340,998, resulting in a total stated balance of $4,370,248. The carrying amount of the notes at the settlement date was $3,727,678, net of unamortized original issue discount of $189,021 and unamortized warrant debt discount of $453,549.

Pursuant to the settlement agreements, the Company issued shares of its common stock at a negotiated conversion price of $2.00 per share. In addition, as part of the overall negotiated settlement arrangement, the investors were granted the right to purchase 2,195,000 shares of the Company’s common stock at $1.00 per share. Management concluded that the equity issuance at $2.00 per share and the $1.00 per share purchase right were negotiated contemporaneously and constituted a single integrated package transaction.

In accordance with ASC 470-50-40-2, the Company measured the total consideration transferred based on the fair value of the equity instruments issued at the settlement date, including the fair value attributable to the in-the-money purchase right. The fair value of the Company’s common stock on the settlement date was $2.00 per share.

The excess of the fair value of the total consideration transferred over the carrying amount of the extinguished debt resulted in a loss on extinguishment of debt of $2,017,314, which is included in other expense, net in the statements of operations for the year ended December 31, 2025.

July 14, 2025 Convertible Notes Payable - Investor B

On July 14, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $500,000 (the “Note”) plus OID of $67,500, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $500,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 250,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

As described above, on December 15, 2025, the Note was settled and extinguished through conversion into shares of the Company’s common stock, and 250,000 of the outstanding Warrants were exercised for cash pursuant to their contractual terms.

May 13, 2025 Convertible Notes Payable - Investor A

On May 13, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $250,000 (the “Note”) plus OID of $33,750, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $250,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

F-47

In connection with the issuance of the Note, the investor was also issued a total of 125,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

As described above, on December 15, 2025, the Note was settled and extinguished through conversion into shares of the Company’s common stock, and 125,000 of the outstanding Warrants were exercised for cash pursuant to their contractual terms.

April 18, 2025 Convertible Notes Payable - Investor B

On April 18, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $300,000 (the “Note”) plus OID of $40,500, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $300,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 150,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

As described above, on December 15, 2025, the Note was settled and extinguished through conversion into shares of the Company’s common stock, and 150,000 of the outstanding Warrants were exercised for cash pursuant to their contractual terms.

January 15, 2025 Convertible Notes Payable - Investor B

On January 15, 2025 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $500,000 (the “Note”) plus OID of $67,500, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $500,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 9% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 250,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

As described above, on December 15, 2025, the Note was settled and extinguished through conversion into shares of the Company’s common stock, and 250,000 of the outstanding Warrants were exercised for cash pursuant to their contractual terms.

F-48

December 16, 2024 Convertible Notes Payable - Investor A

On December 16, 2024 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $200,000 (the “Note”) plus OID of $27,000, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $200,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 10% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 100,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

As described above, on December 15, 2025, the Note was settled and extinguished through conversion into shares of the Company’s common stock, and 100,000 of the outstanding Warrants were exercised for cash pursuant to their contractual terms.

November 26, 2024 Convertible Notes Payable - Investor B

On November 26, 2024 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $1,000,000 (the “Note”) plus OID of $135,000, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $1,000,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 9% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 500,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

As described above, on December 15, 2025, the Note was settled and extinguished through conversion into shares of the Company’s common stock, and 500,000 of the outstanding Warrants were exercised for cash pursuant to their contractual terms.

October 15, 2024 Convertible Notes Payable - Investor A

On October 15, 2024 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company issued a senior secured convertible promissory note in the principal amount of $800,000 (the “Note”) plus original issue discount (“OID”) of $108,000, on the date on which is eighteen (18) months from the Original Issue Date (the “Maturity Date”). The proceeds received by the Company were $800,000. The Company intends to use the net proceeds for working capital and general corporate purposes. The Note has a maturity date of eighteen months from the Issuance Date. The Note bears interest at a rate of 9% per annum per annum paid-in-kind (“PIK interest”) quarterly, with a minimum guaranteed interest of six months on the original outstanding principal amount.

In connection with the issuance of the Note, the investor was also issued a total of 400,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share (the “Warrant shares”). The Warrants include a full-ratchet anti-dilution provision that adjusts the exercise price if the Company issues equity securities at a price below $0.50 per share.

As described above, on December 15, 2025, the Note was settled and extinguished through conversion into shares of the Company’s common stock, and 400,000 of the outstanding Warrants were exercised for cash pursuant to their contractual terms.

F-49

NOTE 11 — NOTE PAYABLE

On May 6, 2025, the Company entered into a note payable in the principal amount of $38,692 to finance the purchase of a vehicle. The note bears interest at a fixed annual rate of 5.44% and matures in May 2030. The note requires monthly principal and interest payments and is secured by the underlying vehicle. As of December 31, 2025, the outstanding principal balance was $34,689.

Future principal maturities under the note as of December 31, 2025 are as follows:

2026	$7,165
2027	7,565
2028	7,987
2029	8,433
2030	3,539
$34,689

NOTE 12 — STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 common shares, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share as of December 31, 2025 and December 31, 2024. As of December 31, 2025 and 2024, the Company had 44,500,111 and 37,784,611 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of the Company for a vote. No shares of preferred stock have been issued or designated by First Breach, Inc.

LLC conversion to C-Corp.

On October 22, 2021, First Breach, LLC converted from a Delaware limited liability company to a Delaware corporation, First Breach, Inc. The Certificate of Incorporation of First Breach, Inc. authorizes the issuance of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. No shares of preferred stock have been issued or designated by First Breach, Inc. The former equity unit holders of First Breach, LLC were issued 16,235,000 shares of common stock following the limited liability company’s conversion to a Delaware corporation.

Share issuances

On December 15, 2025, in connection with the settlement of a previously issued promissory note, the Company issued 1,775,000 shares of its common stock at an agreed upon conversion price of $2.00 per share. The issuance resulted in the elimination of the outstanding note balance, and the related accounting treatment is described in the Convertible Debt section above (see Note 10). The investors purchased 2,195,000 shares of the Company’s common stock at a purchase price of $1.00 per share, resulting in aggregate cash proceeds of $2,195,000. Management determined that the fair value of the Company’s common stock on the date of issuance was $2.00 per share. Accordingly, the shares were issued at a price below their estimated fair value on the issuance date.

Additionally, the investors exercised 1,775,000 outstanding warrants at an exercise price of $0.50 per share, resulting in aggregate cash proceeds of $887,500 to the Company.

During the period from August 2025 through December 2025, the Company issued to certain accredited investors an aggregate of 910,500 shares of common stock at $1.00 per share for an aggregate purchase price of $910,500. In November 2025, the Company issued to certain accredited investors an aggregate of 60,000 shares of common stock at $2.00 per share for an aggregate purchase price of $120,000.

From February through July 2024, the Company issued 437,500 shares of common stock through an underwritten offering at an offering price of $1.60 per share for gross proceeds of $700,000. Net proceeds to the Company were $644,000 after consideration of $56,000 issuance costs to underwriters.

F-50

From July through October 2024, the Company issued 91,000 shares of common stock at an offering price of $1.00 per share for proceeds of $91,000.

In December 2024, the Company issued 60,000 shares of Common Stock to a 3rd party as $60,000 compensation, respectively.

NOTE 13 — CUSTOMER AND SUPPLIER CONCENTRATION

Significant dealers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

During the year ended December 31, 2025, the Company had sales to three individual customers over 10% of our total sales which represented 22%, 24% and 29% of total sales. During the year ended December 31, 2024, the Company had sales to three individual customers over 10% of our total sales which represented 12%, 13% and 19% of total sales.

The Company is dependent on third-party manufacturers and distributors for certain materials utilized in the manufacturing process. During the year ended December 31, 2025 and 2024, the Company purchased a substantial portion of raw materials from two vendors representing 94% and 91%, respectively, of total purchases. The Company believes there are other suppliers that could be substituted should the supplier become unavailable or non-competitive.

NOTE 14 — STOCK-BASED COMPENSATION

Stock options

The following table summarizes the Company’s incentive stock option activity and related information for the years ended December 31, 2025 and 2024:

Weighted
	Weighted		Average
	Average		Contractual
Number of	Exercise		Term in
Options	Price		Years
Outstanding at January 1, 2024	8,973,046	$1.11	7.97
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Vested	—	—	—
Expired	—	—	—
Outstanding at December 31, 2024	8,973,046	1.11	6.97

Granted	6,140,000	1.00	10.00
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Vested	—	—	—
Expired	—	—	—
Outstanding at December 31, 2025	15,113,046	$1.07	7.44
Exercisable at December 31, 2025	14,653,046	$1.07	7.37

On August 4, 2025, the Company granted stock options to officers and certain employees to purchase an aggregate of 5,630,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The option vested in full upon the grant date and became exercisable immediately.

F-51

On August 4, 2025, the Company granted stock options to certain employees to purchase an aggregate of 460,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The options vest over a two-year period, with 25% vesting six months from the grant date and an additional 25% vesting every six months thereafter.

On September 4, 2025, the Company granted a nonemployee contractor a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The option vested in full upon the grant date and became exercisable immediately.

As of December 31, 2025, vested outstanding stock options had approximately $14,101,000 intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock. As of December 31, 2025, there was approximately $381,800 of total unrecognized share-based compensation related to unvested stock options, which the Company expects to recognize over the next 24 months.

The Company determined the fair market value of its Common Stock underlying the stock options based upon recent sales of securities and with the assistance of third parties.

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s employee stock options.

The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Accordingly, the Company has elected to use the “simplified method” to estimate the expected term of its share-based awards. The simplified method computes the expected term as the sum of the award’s vesting term plus the original contractual term divided by two.

Based on the lack of historical data of volatility for the Company’s common stock, the Company based its estimate of expected volatility on a weighted average of the historical volatility of comparable public companies that manufacture similar products and are similar in size, stage of life cycle, and financial leverage.

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its Common Stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeitures rates.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period. The following assumptions were used to calculate share-based compensation expense for year ended December 31, 2025:

2025
Exercise price	1.00
Share price	1.00
Volatility	111.33% - 118.54%
Risk-free interest rate	3.65% - 3.77%
Dividend yield	0.0
Expected term	5.0 to 5.63 years

NOTE 15 — WARRANTS

In 2025, the Company issued 1,045,000 five-year warrants to purchase company common stock in conjunction with convertible notes payable issued five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share. The warrant provides for full ratchet anti-dilution if the Company issues securities at less than $0.50 per share (see Note 10).

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In 2024, the Company issued 1,000,000 five-year warrants to purchase company common stock in conjunction with convertible notes payable issued five-year warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share. The warrant provides for full ratchet anti-dilution if the Company issues securities at less than $0.50 per share (see Note 10).

The following table shows a summary of common stock warrants for the years ended December 31, 2025 and 2024.

			Weighted
	Weighted		Average
	Average		Contractual
	Exercise		Term in
Number of	Warrants	Price	Years
Outstanding at January 1, 2024	15,953,996	1.07	3.09
Granted	1,000,000	0.50	5.00
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Expired	—	—	—
Outstanding at December 31, 2024	16,953,996	$0.96	2.65

Granted	1,045,000	0.50	5.0
Exercised	(1,775,000)	0.50	—
Forfeited	—	—	—
Cancelled	—	—	—
Expired	—	—	—
Outstanding at December 31, 2025	16,223,996	$1.06	1.41
Exercisable at December 31, 2025	16,223,996	$1.06	1.41

As of December 31, 2025, vested outstanding warrants had approximately $15,247,000 intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock.

NOTE 16 — LOSS PER SHARE

Basic and diluted net loss per common share was determined by dividing net loss attributable to common stockholders by the weighted-average common shares outstanding during the period.

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated:

	Year ended December 31,
Basic and diluted net loss per common share	2025	2024 (Restated)

Numerator:
Net loss	$(13,822,121)	$(6,074,134)
Denominator:
Weighted average common shares outstanding	38,276,140	37,530,778
Net loss per share of common stock – Basic and Diluted	$(0.36)	$(0.16)

The following warrants to purchase common stock and options to purchase common stock have been excluded from the computation of net loss per share of common stock for the periods presented because including them would have had an anti-dilutive effect:

	Year ended
	December 31,
	2025	2024 (Restated)
Warrants to purchase common stock	16,223,996	16,953,996
Options to purchase common stock	15,113,046	9,818,471
	31,337,042	26,772,467

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NOTE 17 — RELATED PARTY TRANSACTIONS

The Company has accrued executive compensation, net of advances, of $267,691 and $338,927 to the CEO of the Company as of the year ended December 31, 2025 and 2024, respectively.

The Company has accrued executive compensation, net of advances, of $160,587 and $174,687 to the COO of the Company as of the year ended December 31, 2025 and 2024, respectively.

Employee Loans Payable

During the year ended December 31, 2025, the Company had an unsecured loan payable to a consultant (the “Employee Loan”) with an outstanding balance of $50,000. During the year ended December 31, 2024, the Company had an unsecured loan payable to an employee with an outstanding balance of $121,739. The Employee Loan was provided to fund short-term working capital needs. The balances outstanding amount to $171,739 and $121,739 as of December 31, 2025 and 2024, respectively.

There is no formal written loan agreement, stated maturity date, or stated interest rate associated with this borrowing. The loan is payable on demand. Because the loan does not bear stated interest, management evaluated the requirements of ASC 835-30, Imputation of Interest. Given (i) the short-term nature of the borrowing, (ii) the related-party nature of the transaction, and (iii) the absence of a stated repayment schedule, management determined that imputing interest would not have a material impact on the financial statements. Accordingly, no interest expense has been recorded in connection with this loan.

The Employee Loans are classified as a current liability on the accompanying interim unaudited condensed balance sheet as of March 31, 2026, as the employees may demand repayment at any time.

Related Party Loan Payable

On November 6, 2025, the Company entered into a promissory note agreement (the “Related Party Note”) with a related party. The Related Party Note provides for a principal amount of $50,000 and bears interest at a rate of 6% per annum.

The Related Party Note matures and becomes due and payable in a single balloon payment consisting of all unpaid principal and accrued interest ninety (90) calendar days following the date on which the Company’s common stock is publicly listed on a national securities exchange in the United States. The Company may prepay the Note, in whole or in part, at any time without penalty. As of December 31, 2025, the outstanding principal balance under the Note was $50,000.

Restricted Unit Awards

On January 23, 2026, the Company granted an aggregate of 10,000,000 shares of RSUs to certain related parties. The RSUs are subject to vesting upon the satisfaction of both time-based and market-based conditions (see Note 13).

April 2026 Convertible Notes

On April 24, 2026 (the “Original Issuance Date”), the Company entered into a securities purchase agreement with certain related parties with a principal amount of $10,500,000 plus OID of $5,465,385 (see Note 18).

NOTE 18 — COMMITMENTS AND CONTINGENCIES

Joint Venture

The JV Agreement

We entered into a joint venture agreement with IdeaForge Technology Inc., (“IdeaForge”) on September 23, 2025 (the “IdeaForge JV Agreement”), as amended on March 11, 2026 (the “IdeaForge JV Amending Agreement”, together with the IdeaForge JV Agreement, the “JV Agreement” ), pursuant to which the parties agreed to form First Forge Technology Inc., a Delaware entity (the “Joint Venture”). The core objective of the Joint Venture is to co-develop and manufacture high-performance drones that are fully compliant with U.S. regulatory and defense standards, as well as the development of new intellectual property and drone technology, while being certified and labeled as “Made in the USA.” Pursuant to the JV Agreement, we and IdeaForge are each entitled to 50% of the outstanding equity interests of the Joint Venture, with each party to be issued 5,000 shares for a purchase price of $1.00 upon issuance.

Obligations of the Joint Venture

Pursuant to the JV Agreement, we agreed, among other things, to (i) make a total capital contribution to the Joint Venture in such amount as may be required for its operations and as agreed between the parties, which shall include a capital contribution of up to $25,000,000 (“Capital Contribution”), of which a first tranche of $10,000,000 shall be invested on or before December 31, 2026 and applied toward the Capital Contribution, with the remaining balance to be invested on or before December 31, 2027, each of which amounts may be adjusted by mutual agreement of the parties, and which investment may be made through the purchase of Series A Preferred Stock which is non-voting, non-convertible, does not carry dividend or liquidation preference rights and does not otherwise participate in the governance or economic rights in the Joint Venture; (ii) facilitate the provision of a demarcated manufacturing facility for manufacturing services, including through lease assistance; (iii) provide the Joint Venture with such technical know-how, expertise and operational assistance as may be reasonably required in connection with obtaining applicable licenses, permits, approvals and regulatory clearances; and (iv) support the Joint Venture’s commercial development efforts by sharing relevant customer contacts in the defense, law enforcement and related sectors globally.

Commitments

The Company enters into various agreements with suppliers for the products it distributes. The Company had no long-term purchase commitments or arrangements with its suppliers as of December 31, 2025 and 2024.

Litigation

The Company may be subject to legal proceedings and claims that arise in the ordinary course of business. Management is not currently aware of any matters that will have a material effect on the financial position, results of operations, or cash flows of the Company.

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NOTE 19 — INCOME TAXES

The Company has incurred net operating losses since inception. At December 31, 2025 and 2024, the Company had available federal and state net operating loss carryforwards of approximately $23,700,000 and $16,800,000, respectively. The federal net operating losses will carry forward indefinitely.

Pursuant to Code Sec. 382 of the Internal Revenue Code (“the Code”), the utilization of our net operating loss carryforwards could be limited as a result of a cumulative change in stock ownership of more than 50% over a three-year period. We have not completed a Sec. 382 study and as such our net operating loss carry forwards may be subject to such limitation.

Our provision (benefit) for income taxes for the years ended December 31, 2025 and 2024 was as follows:

	December 31, 2025	December 31, 2024 (as restated)
Current Federal and State	$-	$-
Deferred Federal and State	-	-
Total (benefit) provision for income taxes	$-	$-

A reconciliation of our effective income tax rate and statutory income tax rate for the years ended December 31, 2025 and 2024 is as follows:

	December 31, 2025	December 31, 2024 (as restated)
Federal tax	21.0%	21.0%
State tax	6.5%	6.5%
Non-deductible loss on extinguishment of debt	(4.0)%	-%
Permanent items	(1.3)%	(0.6)%
Valuation Allowance	(22.2)%	(26.9)%
Effective income tax rate	-%	-%

F-55

The significant components of our deferred tax assets and liabilities for Federal and state income taxes consisted of the following:

	December 31, 2025	December 31, 2024 (as restated)
Deferred tax assets
Share-based compensation	$2,874,700	$1,614,800
Loss carryforward	6,521,600	4,620,400
Accrued payroll	241,600	241,600
Other	30,100	-
Valuation Allowance	(8,910,100)	(5,838,900)
Total deferred tax assets	$757,900	$637,900

Deferred tax liabilities
Fixed assets	$(757,900)	$(637,900)
	-	-
Total deferred tax liabilities	$(757,900)	$(637,900)

Total net deferred income tax assets (liabilities)	$-	$-

The valuation allowance reflects limitations on our ability to use the tax attributes and reduces the value of such attributes to the more-likely-than-not realizable amount. We assessed the available positive and negative evidence to estimate if sufficient taxable income will be generated to use the existing net deferred tax assets. Based on a weighting of the objectively verifiable negative evidence primarily in the form of cumulative operating losses, we believe that it is not more likely than not that the deferred tax assets will be realized and, accordingly, a full valuation allowance has been established. The valuation allowance increased by $3,071,200 and $1,631,800 for the years ended December 31, 2025 and 2024, respectively.

The Company recognizes potential liabilities for uncertain tax positions using a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% of being realized upon settlement. We have not recorded any uncertain tax positions. The Company’s tax returns for the year 2025 have not yet been filed and therefore remain open to examination by the relevant taxing authorities once filed. As of December 31, 2025 and 2024, the Company had no accrued penalties or interest related to uncertain tax positions.

The Company files U.S. Federal income tax returns, as well as state tax returns for Maryland. There are currently no income tax examinations underway for these jurisdictions. However, tax years from and including 2022 remain open for examination by federal and state income tax authorities.

NOTE 20 — SUBSEQUENT EVENTS

In accordance with ASC 855 “Subsequent Events”, the Company evaluated subsequent events after December 31, 2025, through the date these Financial Statements were issued and has no transactions or events requiring disclosure except as disclosed below.

Amended and Restated Certificate of Incorporation

On January 19, 2026, the Company’s Board of Directors and stockholders approved an Amended and Restated Certificate of Incorporation. The Restated Certificate, among other matters, (i) authorizes the issuance of preferred stock in one or more series with terms to be determined by the Board, (ii) provides for one vote per share of common stock, and (iii) increases the authorized number of shares of common stock from 100,000,000 to 500,000,000 shares.

On March 11, 2026, the Company entered into the IdeaForge JV Amending Agreement with IdeaForge, pursuant to amended the terms of the IdeaForge JV Agreement. The Joint Venture was established to co-develop and manufacture high-performance drones compliant with U.S. regulatory and defense standards, including the development of related intellectual property and drone technologies to be certified and labeled as “Made in the USA.”

Pursuant to the JV Agreement, the Company and IdeaForge are each entitled to 50% of the outstanding equity interests of the Joint Venture, with each party to be issued 5,000 shares for a purchase price of $1.00.

Common stock issuances

During the period from January 2026 through March 2026, the Company issued to certain accredited investors an aggregate of 406,670 shares of common stock at $3.00 per share for an aggregate purchase price of $1,220,000. In January 2026, the Company issued to certain an accredited investor an aggregate of 102,000 shares of common stock at $1.00 per share for an aggregate purchase price of $102,000.

The Company is currently evaluating the accounting impact of this subsequent financial transaction, and the final determination will be reflected in a future reporting period.

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Restricted stock issuances

On January 23, 2026, the Company granted an aggregate of 6,000,000 shares of restricted stock units to its Chief Executive Officer pursuant to a restricted stock award agreement. The underlying shares were issued and outstanding at the grant date but remain subject to vesting and forfeiture provisions. The underlying shares vest upon the satisfaction of both time-based and market-based conditions, including (i) 2,437,500 shares on April 1, 2026, 1,687,500 shares on July 1, 2026, and 1,312,500 shares on October 1, 2026, and (ii) 187,500 shares upon achieving each of $250 million, $500 million, and $750 million in fully diluted market capitalization. The underlying shares are held by the Company on behalf of the Chief Executive Officer, together with a stock power executed in favor of the Company, until such time as the vesting conditions are satisfied. The Chief Executive Officer has the right to vote the underlying shares on matters that require a stockholder vote; however, no cash dividends will be paid unless and until the shares vest, at which time any accumulated dividends declared during the vesting period will be paid, while any stock dividends will remain subject to the same vesting conditions, and unvested dividends will be forfeited if the underlying shares are forfeited. As the award was granted subsequent to December 31, 2025, no compensation expense related to this grant has been recognized in the accompanying financial statements, and the Company is in the process of determining the grant-date fair value of the award.

On January 23, 2026, the Company granted an aggregate of 4,000,000 shares of restricted stock unit to its Chief Operating Officer pursuant to a restricted stock award agreement. The underlying shares were issued and outstanding at the grant date but are subject to vesting and forfeiture provisions. The underlying shares vests upon the satisfaction of both time-based and market-based conditions, including (i) 1,625,000 shares on April 1, 2026, 1,125,000 shares on July 1, 2026, and 875,000 shares on October 1, 2026, and (ii) 125,000 shares upon achieving each of $250 million, $500 million, and $750 million in fully diluted market capitalization. The underlying shares are held by the Company on behalf of the Chief Operating Officer, together with a stock power executed in favor of the Company, until such time as the vesting conditions are satisfied. The Chief Operating Officer has the right to vote the underlying shares; however, no cash dividends will be paid unless and until the shares vest, at which time any accumulated dividends declared during the vesting period will be paid, while any stock dividends will remain subject to the same vesting conditions, and unvested dividends will be forfeited if the underlying shares are forfeited. As the award was granted subsequent to December 31, 2025, no compensation expense related to this grant has been recognized in the accompanying financial statements, and the Company is in the process of determining the grant-date fair value of the award.

F-57

Through and including [●], 2026 (the 25th day after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus.

[●] Shares

Common Stock

FIRST BREACH INC.

PROSPECTUS

[●], 2026

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the issuance and distribution of the common stock registered hereby. With the exception of the SEC registration fee and the Nasdaq initial listing fee, the amounts set forth below are estimates.

SEC registration fee	$187,000
Nasdaq initial listing fee	5,000
Transfer agent fees	30,000
Accounting fees and expenses	150,000
Legal fees and expenses	275,000
Printing and engraving expenses	5,000
Miscellaneous expenses	5,000
Total	$657,000

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”). We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her expenses, and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against such expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against such expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement or otherwise.

II-1

We maintain a policy of directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions during the past three years involving sales of our securities that were not registered under the Securities Act. The offers, sales and issuances of the securities described below were exempt from registration either (i) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any offering within the meaning of Section 4(a)(2), (ii) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (iii) under Rule 144A under the Securities Act in that the shares were offered and sold by the initial purchasers to qualified institutional buyers or (iv) under Rule 701 promulgated under the Securities Act in that the transactions were under compensatory benefit plans and contracts relating to compensation.

During the period from March 2023 through October 2023, the Company issued to certain accredited investors an aggregate of 1,747,289 units, each consisting of one share of common stock and one warrant to purchase one-half share of common stock, at $1.50 per unit for an aggregate purchase price of $2,620,934.

During the period from February 2024 through July 2024, the Company issued to a certain accredited investor an aggregate of 437,500 shares of common stock at $1.60 per share for an aggregate purchase price of $700,000.

During the period from July 2024 through October 2024, the Company issued to certain accredited investors an aggregate of 91,000 shares of common stock at $1.00 per share for an aggregate purchase price of $91,000.

During the period from October 2024 through December 2024, the Company issued convertible promissory notes in the aggregate principal amount of $2,000,000 to accredited investors in private placements. In connection with the issuance of such notes, the Company also issued warrants to purchase an aggregate of 4,000,000 shares of common stock at an exercise price of $0.50 per share, with expiration dates of five years from issuance.

In December 2024, the Company issued 60,000 shares of common stock to a consultant as compensation.

II-2

During January 2025 through December 2025, the Company issued convertible promissory notes in the aggregate principal amount of $2,090,000 to accredited investors in private placements. In connection with the issuance of such notes, the Company also issued warrants to purchase an aggregate of 4,180,000 shares of common stock at an exercise price of $0.50 per share, with expiration dates of five years from issuance.

During the period from August 2025 through February 2026, the Company issued to certain accredited investors an aggregate of 3,207,500 shares of common stock at $1.00 per share for an aggregate purchase price of $3,207,500.

In November and December 2025, the Company issued to certain accredited investors an aggregate of 60,000 shares of common stock at $2.00 per share for an aggregate purchase price of $120,000.

In January to March 2026, the Company issued to certain accredited investors an aggregate of 325,836 shares of common stock at prices ranging from $3.00 to $8.00 per share for an aggregate purchase price of $990,004.

In March 2026, the Company issued to an accredited investor an aggregate of 2,500 shares of common stock at $8.00 per share for an aggregate purchase price of $20,000.

On April 24, 2026, the Company issued (i) senior secured convertible promissory notes in the aggregate principal amount of approximately $15,615,385 (reflecting aggregate cash proceeds of $10,150,000 after a 35.0% original issue discount), convertible into shares of common stock at $8.00 per share, and (ii) warrants to purchase 507,500 shares of common stock at $8.00 per share. The Company granted the holders a first-priority security interest in substantially all of its assets.

On May 21, 2026, the Company agreed to issue secured convertible promissory notes in the aggregate principal amount of approximately $7,692,308 (reflecting aggregate cash proceeds of $5,000,000 after a 35.0% original issue discount), convertible into shares of common stock at the election of the holders at $8.00 per share. Funding is conditioned upon the Company’s filing of a request for acceleration of effectiveness of this registration statement pursuant to Rule 461 under the Securities Act and the approval of the Company’s listing application by Nasdaq. The Company granted the holders a subordinated security interest in substantially all of its assets. No warrants were issued.

The foregoing securities were issued in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description of Document
3.1**	Amended and Restated Certificate of Incorporation of the Registrant
3.2**	Bylaws of the Registrant
5.1***	Opinion of Lucosky Brookman LLP
10.1**	Employment Agreement, dated January 1, 2026, by and between the Company and Jeffrey Low
10.2**	Employment Agreement, dated January 1, 2026, by and between the Company and Jordan Low
10.3**	Joint Venture Agreement, dated September 23, 2025, by and between ideaForge Technology Inc. and the Company
10.4**	Lease Agreement by and between the Company and New Heights Industrial Park LLC
10.5**	Amending Agreement to the Joint Venture Agreement, dated March 11, 2026, by and between the Company and ideaForge Technology Inc.
10.6**	Form of Omnibus Securities and Incentive Plan
10.7**	Securities Purchase Agreement, dated April 24, 2026 by and between the Company and Elbert Basolis
10.8**	Securities Purchase Agreement, dated April 24, 2026 by and between the Company and Bradford Johnson
10.9**	Securities Purchase Agreement, dated April 24, 2026 by and between the Company and C. Kenneth Leith
10.10**	Elbert Basolis’s Senior Secured Note dated April 24, 2026
10.11**	Bradford Johnson’s Senior Secured Note dated April 24, 2026
10.12**	C. Kenneth Leith’s Senior Secured Note dated April 24, 2026
10.13**	Security Agreement, dated April 24, 2026 by and between the Company and Elbert Basolis
10.14**	Security Agreement, dated April 24, 2026 by and between the Company and Bradford Johnson
10.15**	Security Agreement dated April 24, 2026 by and between the Company and C. Kenneth Leith
10.16**	Elbert Basolis’s Common Stock Purchase Warrant, dated April 24, 2026
10.17**	Bradford Johnson’s Common Stock Purchase Warrant, dated April 24, 2026
10.18**	C. Kenneth Leith’s Common Stock Purchase Warrant, dated April 24, 2026
10.19**	Master Services Agreement, dated May 1, 2026, by and between the Company and Hellbender Inc.
10.20**	Statement of Work No. 1 (Attritable Drone Development), dated May 1, 2026, by and between the Company and Hellbender Inc.
10.21**	Secured Convertible Promissory Note, dated May 21, 2026, issued by the Company to the May 2026 Note Investors
10.22**	Securities Note Purchase Agreement, dated May 21, 2026, by and among the Company and the May 2026 Note Investors
10.23**	Securities Purchase Agreement (ELOC Agreement), dated May 21, 2026, by and among the Company, RK Capital Management LLC, North Commerce Parkway Capital LP, and TQP Holdings LLC
10.24**	Registration Rights Agreement, dated May 21, 2026, by and among the Company, RK Capital Management LLC, North Commerce Parkway Capital LP, and TQP Holdings LLC
10.25**	Security Agreement, dated May 21, 2026, by and between the Company and the May 2026 Note Investors
23.1***	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm
23.2***	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on signature page of this registration statement)
99.1***	Form of Audit Committee Charter
99.2***	Form of Compensation Committee Charter
99.3***	Form of Nominating and Corporate Governance Committee Charter
99.4**	Consent of Andrew Pearlman to be named as an independent director nominee
99.5**	Consent of Ori Schlank to be named as an independent director nominee
99.6**	Consent of Robert Brandt to be named as an independent director nominee
99.7**	Consent of David Peterson to be named as an independent director nominee
99.8**	Consent of Larry Meyer to be named as an independent director nominee
99.9**	Consent of Elbert Basolis to be named as an independent director nominee
99.10**	Consent of Denean Williams to be named as an independent director nominee
107**	Filing Fee Table

* To be filed by amendment.

** Previously filed.

*** Filed herewith.

II-3

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on August 7, 2026.

First Breach Inc.

By:	/s/ Jeffrey Low
Name:	Jeffrey Low
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Low	Chief Executive Officer and Chairman (Principal Executive Officer)	August 7, 2026
Jeffrey Low

/s/ Richard Leimbach	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2026
Richard Leimbach

/s/ Jordan Low	President, Chief Operating Officer, and Director	August 7, 2026
Jordan Low

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